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                                                                    EXHIBIT 10.6



                                                               EXECUTION VERSION



                              AMENDED AND RESTATED

                          EQUIPMENT FINANCING AGREEMENT


                                   dated as of


                                 April 28, 2000


                                 by and between


                       MCCAW INTERNATIONAL (BRAZIL), LTD.


                                       and


                           MOTOROLA CREDIT CORPORATION
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
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
SECTION 1. DEFINITIONS...................................................................................2
     Section 1.01. Defined Terms.........................................................................2
     Section 1.02. Interpretation.......................................................................22
     Section 1.03. Accounting Principles and Terms......................................................22

SECTION 2. ADVANCES.....................................................................................23
     Section 2.01. The Remaining Commitment.............................................................23
     Section 2.02. Procedure for Borrowing Final Advance................................................23
     Section 2.03. Financing Note.......................................................................24
     Section 2.04. Repayment of Principal of Advances...................................................24
     Section 2.05. Prepayments..........................................................................25
     Section 2.06. Interest.............................................................................26
     Section 2.07. Payments.............................................................................27
     Section 2.08. Use of Proceeds......................................................................28
     Section 2.09. Change in Law........................................................................28
     Section 2.10. Illegality...........................................................................28

SECTION 3. FUNDING AND PROTECTION.......................................................................29
     Section 3.01. Taxes, Duties, Fees and Charges......................................................29
     Section 3.02. Change in Circumstances..............................................................29

SECTION 4. EXPENSES; INDEMNIFICATION; FEES..............................................................30
     Section 4.01. Expenses.............................................................................30
     Section 4.02. Indemnification......................................................................31

SECTION 5. STOCKHOLDER GUARANTIES AND FOREIGN AFFILIATE GUARANTIES......................................32
     Section 5.01. Stockholder Guaranties...............................................................32
     Section 5.02. Foreign Affiliate Guaranties.........................................................32

SECTION 6. SECURITY.....................................................................................32
     Section 6.01. Security.............................................................................32

SECTION 7. REPRESENTATIONS AND WARRANTIES...............................................................36
     Section 7.01. Organization.........................................................................36
     Section 7.02. Power; Authority.....................................................................37
     Section 7.03. Governmental Approvals; Licenses.....................................................37
     Section 7.04. Execution, Enforceability, Violation of Law and Agreements...........................39

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
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
     Section 7.05. Financial Statements; Business Plan..................................................40
     Section 7.06. Taxes................................................................................41
     Section 7.07. Properties...........................................................................41
     Section 7.08. Compliance with Laws.................................................................41
     Section 7.09. Intellectual Property................................................................42
     Section 7.10. Burdensome Documents; Agreements with Affiliates; Other Agreements...................42
     Section 7.11. Security Documents...................................................................43
     Section 7.12. Judgments, Actions, Proceedings......................................................43
     Section 7.13. No Defaults..........................................................................44
     Section 7.14. Strikes..............................................................................44
     Section 7.15. Sufficiency of System Documents......................................................44
     Section 7.16. Delivery of System Documents and Licenses............................................44
     Section 7.17. Accuracy of Information..............................................................44
     Section 7.18. Business.............................................................................45
     Section 7.19. Survival of Representations and Warranties...........................................45
     Section 7.20. ERISA................................................................................45
     Section 7.21. Regulation...........................................................................46
     Section 7.22. Use of Proceeds......................................................................46
     Section 7.23. Investment Company...................................................................46
     Section 7.24. Capital Contributions................................................................46
     Section 7.25. Bank Accounts........................................................................46
     Section 7.26. Inactive Foreign Affiliates..........................................................46
     Section 7.27. Construction of the System...........................................................46

SECTION 8. AFFIRMATIVE COVENANTS........................................................................46
     Section 8.01. Performance of Obligations...........................................................47
     Section 8.02. Annual Financial Statements..........................................................47
     Section 8.03. Quarterly Financial Statements.......................................................48
     Section 8.04. Other Information....................................................................49
     Section 8.05. Access to Books; Inspections.........................................................51
     Section 8.06. Governmental Approvals...............................................................51
     Section 8.07. Insurance............................................................................51
     Section 8.08. Continuance of Business..............................................................52

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
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
     Section 8.09. [Reserved]...........................................................................52
     Section 8.10. Maintenance and Repairs..............................................................52
     Section 8.11. Compliance with Law..................................................................52
     Section 8.12. Notices..............................................................................54
     Section 8.13. Further Assurances...................................................................56
     Section 8.14. [Reserved]...........................................................................58
     Section 8.15. Restricted Assets; Option Companies..................................................58
     Section 8.16. Maintenance of Licenses..............................................................58
     Section 8.17. Financial Covenants..................................................................58
     Section 8.18. [Reserved]...........................................................................61
     Section 8.19. Failure to Perform of Stockholder Guarantor..........................................61
     Section 8.20. Adult Content........................................................................61
     Section 8.21. Translation and Registration.........................................................61
     Section 8.22. Foreign Resident Account.............................................................61
     Section 8.23. Update of Security Documents.........................................................61

SECTION 9. NEGATIVE COVENANTS...........................................................................62
     Section 9.01. Indebtedness.........................................................................62
     Section 9.02. Guaranties...........................................................................62
     Section 9.03. Transfer.............................................................................63
     Section 9.04. Liens................................................................................63
     Section 9.05. Mergers; Acquisitions................................................................63
     Section 9.06. Distributions; Redemptions...........................................................64
     Section 9.07. Stock Issuance.......................................................................64
     Section 9.08. Amendment of Documents and Organization..............................................65
     Section 9.09. Loans; Advances......................................................................65
     Section 9.10. Use of Funds.........................................................................66
     Section 9.11. Transactions with Affiliates.........................................................66
     Section 9.12. Changes in Business..................................................................66
     Section 9.13. Prepayments..........................................................................67
     Section 9.14. Additional System Documents..........................................................67
     Section 9.15. ERISA Obligations....................................................................67
     Section 9.16. Sale and Leaseback Transactions......................................................67
     Section 9.17. New Subsidiaries.....................................................................67

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
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
     Section 9.18. Restricted Assets and Option Companies...............................................67
     Section 9.19. Bank Accounts........................................................................67
     Section 9.20. Bankruptcy...........................................................................68

SECTION 10. CONDITIONS PRECEDENT........................................................................68
     Section 10.01. Conditions to Final Advance.........................................................68
     Section 10.02. Representation and Warranty as to Previous Advance Conditions.......................74
     Section 10.03. Conditions to Final Advance.........................................................74

SECTION 11. EVENTS OF DEFAULT...........................................................................78
     Section 11.01. Events of Default...................................................................78
     Section 11.02. Remedies............................................................................83
     Section 11.03. Cumulative Rights...................................................................85
     Section 11.04. Waiver of Demand....................................................................85
     Section 11.05. Waiver of Notice....................................................................86

SECTION 12. MISCELLANEOUS...............................................................................86
     Section 12.01. Waiver of Sovereign Immunity........................................................86
     Section 12.02. Venue for Suit......................................................................86
     Section 12.03. Governing Law.......................................................................87
     Section 12.04. Severability of Provisions..........................................................87
     Section 12.05. Binding Effect; Assignment..........................................................87
     Section 12.06. Entire Agreement; Amendments........................................................88
     Section 12.07. Notices.............................................................................88
     Section 12.08. Right of Set-Off....................................................................89
     Section 12.09. Counterparts........................................................................89
     Section 12.10. Proposed Consolidation..............................................................89
     Section 12.11. [Reserved]..........................................................................89
     Section 12.12. Confidentiality.....................................................................89
     Section 12.13. Term of Agreement...................................................................90

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a. Schedules to EFA
     Schedule 1.01(a) -- MSO Site
     Schedule 1.01(b) -- Foreign Affiliates
     Schedule 1.01(c) -- Paid-In Capital
     Schedule 1.01(d) -- Target Subscribers
     Schedule 1.02 -- Restricted Assets
     Schedule 7.01(a) -- Credit Party Structure; Ownership; Subsidiaries
     Schedule 7.01(b) -- Qualification Jurisdictions
     Schedule 7.03(a) -- Governmental Approvals
     Schedule 7.03(b) -- Licenses
     Schedule 7.04 -- Violation of Law
     Schedule 7.05 -- Contingent Liabilities
     Schedule 7.09 -- Intellectual Property
     Schedule 7.10 -- Management Agreements; Affiliate Transactions
     Schedule 7.12 -- Litigation
     Schedule 7.25 -- Bank Accounts
     Schedule 8.07(a) -- General Insurance Requirement
     Schedule 8.07(b) -- Political Risk Insurance

b. Exhibits to EFA
     A:   Approved Business Plan
     B:   Form of Request for Financing
     C:   Form of Financing Note
     D-1: Form of Nextel International Guaranty
     D-2: Form of Motorola do Brasil Guaranty
     E:   Invested Capital
     F:   Form of Company Security Deposit Agreement
     G:   Form of Nextel Ltda. Security Deposit Agreement
     H-1: Form of Legal Opinion of Brazilian counsel to Company
     H-2: Form of Legal Opinion to U.S. counsel to Company

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
     This AMENDED AND RESTATED EQUIPMENT FINANCING AGREEMENT, dated as of April 28, 2000 (as the same may be further amended, modified or supplemented from time to time, this "Agreement"), by and between MCCAW INTERNATIONAL (BRAZIL), LTD., a corporation organized under the laws of the State of Virginia, with its principal office at 2001 Edmund Halley Drive, Reston, Virginia, 20191 U.S.A. (the "Company") and MOTOROLA CREDIT CORPORATION, a corporation duly organized under the laws of the State of Delaware, U.S.A., with its principal office at 1303 East Algonquin Road, Schaumburg, Illinois 60196-1065, U.S.A. (the "Creditor").


                                   WITNESSETH:

     WHEREAS, (i) with respect to Sao Paulo, Brazil, the Company is party to an Integrated Digital Enhanced Network Equipment Purchase Agreement dated as of March 21, 1997, as amended, by and between Motorola, Inc., a Delaware corporation (the "Vendor") and the Company (as the same may be further amended, modified and supplemented from time to time, the "Sao Paulo iDEN Equipment Agreement"), along with the Integrated Digital Enhanced Network Installation and Optimization Agreement dated as of March 21, 1997, as amended, by and between the Vendor and the Company (the "Sao Paulo Installation and Optimization Agreement"), and (ii) with respect to Rio de Janiero, Brazil, the Company is party to an Integrated Digital Enhanced Network Equipment Purchase Agreement dated as of May 9, 1997, as amended, by and between Vendor and the Company (as the same may be further amended, modified and supplemented from time to time, the "Rio iDEN Equipment Agreement"), along with the Integrated Digital Enhanced Network Installation and Optimization Agreement dated as of May 9, 1997, as amended, by and between the Vendor and the Company (together with the Sao Paulo iDEN Equipment Agreement, the Sao Paulo Installation and Optimization Agreement and the Rio iDEN Equipment Agreement, as the same may be further amended, modified and supplemented from time to time, and together with any other similar agreements entered into between the Company and the Vendor for the purchases of iDEN equipment and services for use in Brazil, collectively, the "iDEN Equipment and Services Agreements");

     WHEREAS, the Company has entered into (i) a Conditional Sale Agreement dated as of October 31, 1997, by and between the Company and Nextel S.A., a corporation organized under the laws of Brazil formerly named AirLink S.A. ("Nextel S.A."), pursuant to which the Company has agreed to extend credit to Nextel S.A. for the purchase of certain iDEN and non-iDEN equipment in an aggregate amount not exceeding $31,250,000 (as amended, modified and supplemented, the "Conditional Sale Agreement"), and (ii) a Conditional Sale Agreement, dated as of October 31, 1997, by and between the Company and Nextel S.A. pursuant to which the Company has agreed to extend credit to Nextel S.A. for the purchase of certain iDEN and non-iDEN equipment in an aggregate amount not exceeding $125,000,000 (as amended, modified and supplemented from time to time, the "Conditional Sale Agreement No. 2");

     WHEREAS, Nextel S.A. is a Subsidiary of the Company;

     WHEREAS, the Company has heretofore entered into an Equipment Financing Agreement, dated as of October 31, 1997 with the Creditor (as heretofore amended, modified or supplemented, the "Original EFA") pursuant to which the Company requested that the Creditor

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provide Advances (as defined in the Original EFA) in the principal amount not exceeding the least of (i) $125,000,000, (ii) the aggregate purchase price (excluding import taxes and/or duties) for all equipment and services purchased pursuant to the iDEN Equipment and Service Agreements, (iii) the Maximum Total Advance Cap and (iv) the Maximum Total Foreign Advance Cap (as such terms are defined in the Original EFA) (such lesser amount being defined under the Original EFA as the "Commitment" and defined herein as the "Original Commitment") to finance the Company's purchase of iDEN (as hereinafter defined) equipment and services pursuant to the iDEN Equipment and Service Agreements;

     WHEREAS, as of the date hereof, an aggregate principal amount of $103,757,097.31 of Advances (as defined in the Original EFA) have been made and remain outstanding under the Original EFA;

     WHEREAS, the Company and the Creditor are parties to that certain Bridge Line of Credit dated as of March 26, 1998 (as heretofore or hereafter amended, modified or supplemented, the "Bridge Line") pursuant to which the Creditor has agreed, subject to the terms and conditions provided in the Bridge Line, to make advances (all such advances heretofore or hereafter made, "Bridge Line Advances") prior to June 30, 2000 (the "Bridge Line Termination Date") to the Company solely to finance the Company's purchase of iDEN equipment and services pursuant to the iDEN Equipment and Service Agreements;

     WHEREAS, the Creditor is willing, subject to the terms and subject to the conditions hereinafter set forth, to make a Final Advance (as hereinafter defined) to the Company on the Drawdown Date (as hereinafter defined) in an aggregate principal amount not to exceed the aggregate unpaid principal amount, plus accrued and unpaid interest in respect thereof, of all outstanding Bridge Line Advances as of such date; and

     WHEREAS, the Creditor and the Company have agreed to amend and restate in its entirety the Original EFA as hereinafter set forth in order to accomplish the foregoing.

     NOW, THEREFORE, in consideration of the premises and in order to induce the Creditor to make the Final Advance and to induce the Creditor to enter into the agreements referred to herein, the parties agree to amend and restate the Original EFA in its entirety as follows:


SECTION 1. DEFINITIONS

     Section 1.01. Defined Terms. In addition to the terms defined above, when used in this Agreement, the following terms shall have the following meanings:

     "Acceptable Guarantor" means a guarantor who is a shareholder of Nextel S.A. and whose creditworthiness is equivalent to, or better than, the creditworthiness of Nextel International as determined on the Original Closing Date or on the date of the proposed assignment of the applicable Stockholder Guaranty (whichever is better) in the Creditor's sole determination; it being understood that in no event may Nextel International make any assignment of its rights and obligations that would result in it guaranteeing less than 70% of the Obligations.

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     "Additional System Documents" means all contracts and agreements related to the construction, maintenance, repair or operation of the System or the Telecommunications Business entered into by the Company, Nextel International or any Foreign Affiliate subsequent to the Original Closing Date (i) in replacement of an existing System Document or (ii) which, if terminated, could reasonably be expected to have a Material Adverse Effect or (iii) having an aggregate net present value or cost in excess of $10,000,000.

     "Adjusted Consolidated Fixed Charges" means, as to any Person and for any period, without duplication, the difference of (a) the sum of the following: (i) the total interest expense for such Person and its Subsidiaries on a consolidated basis for such period (including, without limitation, all interest expense on Capital Lease Obligations), (ii) the scheduled principal amount of all amortization payments on all Indebtedness for borrowed money of such Person and its Subsidiaries on a consolidated basis for such period, other than payments in respect of Permitted Indebtedness of the type described in clause
(b) of the definition thereof for such period which arise from handset purchases and which are owed to a Motorola Entity, (iii) all payments made under capitalized leases (except for any such payments covered by clause (i) of this definition), and (iv) all payments made under Hedge Agreements, minus (b) all payments received under Hedge Agreements.

     "Adjusted Paid-in Capital" means, as of any date, (a) the paid-in capital of the Company (including for this purpose the principal amount of any outstanding Permitted Indebtedness incurred by the Company of the type described under clause (l) of the definition thereof) reflected on the most recent financial statements delivered pursuant to Section 8.2 or 8.3 (whichever is later) plus (b) any increases in paid-in capital (including for this purpose the principal amount of any outstanding Permitted Indebtedness incurred by the Company and of the type described under clause (l) of the definition thereof) since the end of the reporting period relating to such financial statements minus (c) any decreases in paid-in capital (including any repayments, whether or not permitted hereunder, of any principal or interest with respect to Permitted Indebtedness of the type described under clause (l) of the definition thereof) since the end of the reporting period relating to such financial statements.

     "Advance" has the meaning ascribed to such term in subsection 2.01(a) hereof.

     "Affiliate" means with respect to any Person, any other Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such first Person, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of such first Person, or (iii) whereby 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of such other Person is beneficially owned or held by such first Person or by a Subsidiary of such first Person. term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

     "Agreement" means this Amended and Restated Equipment Financing Agreement.

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     "AIG" means American International Group.

     "AIG Policy" means the Contract of Lender's Insurance Against Inconvertibility, Expropriation and Political Violence between National Union Fire Insurance of Pittsburgh, PA, the Company and the Creditor.

     "AirFone Holdings" means AirFone Holdings, Inc.

     "Applicable Margin" means (i) with respect to any LIBOR Advance 4.63% per annum, and (ii) with respect to any Prime Advance 2.5% per annum.

     "Approved Business Plan" means the quarterly business plan of the Company for a nationwide iDEN system in Brazil dated December 15, 1999 (and delivered to the Creditor prior to the date of this Agreement) as the same may be modified pursuant to Section 8.04 hereof. The current Approved Business Plan as of the date hereof is attached hereto as Exhibit A.

     "Arm's-Length Affiliate" has the meaning ascribed to such term in Section
9.11 hereof.

     "Authorized Officer" means (a) with respect to any Person that is a corporation, the President, Vice President or Treasurer of such Person, (b) with respect to any Person that is a partnership, the President, Vice President or Treasurer of a general partner of such Person, in each case whose names appear on a certificate of incumbency of such Person delivered concurrently with the execution of this Agreement, or (c) with respect to Brazilian limited liability companies, the delegate manager or managing quotaholder.

     "Bridge Line" has the meaning ascribed to such term in the sixth preamble hereof.

     "Bridge Line Advances" has the meaning ascribed to such term in the sixth preamble hereof.

     "Bridge Line Termination Date" has the meaning ascribed to such term in the sixth preamble hereof.

     "Business Day" means (i) any day other than Saturday, Sunday or any other day on which commercial banks in New York City or Sao Paulo are authorized or required under the laws of the State of New York or Brazil, respectively, or pursuant to other government action to close, and (ii) with respect to all notices and determinations in connection with any payment of principal and interest on LIBOR Advances, any day which satisfies the conditions set forth in clause (i) above and which is also a day for trading by and between banks for U.S. dollar deposits in the London interbank market.

     "Capital Lease Obligations" means the obligations of a Person and its Subsidiaries (determined on a consolidated basis (without duplication) in accordance with GAAP) to pay rent or other amounts under any leases for real or personal property which obligations are required to be classified and accounted for as capital leases in accordance with GAAP.

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     "Class B Redemption" has the meaning ascribed to such term in subsection
9.06(b) hereof.

     "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time, and the regulations promulgated thereunder.

     "Collateral" means all real and personal property, whether owned or leased (including, without limitation, the System Documents (excluding the Excluded Leases), the Licenses and Governmental Approvals) which are subject to the security interests or Lien granted by any of the Security Documents in each case except to the extent they are Restricted Assets or Immaterial Assets.

     "Commitment Termination Date" means June 30, 2000.

     "Company" means McCaw International (Brazil), Ltd., a corporation organized under the laws of the Commonwealth of Virginia.

     "Company Promise to Pledge Quotas" has the meaning ascribed to such term in subsection 6.01(a)(i)(B) hereof.

     "Company Quota Pledge Agreement" has the meaning ascribed to such term in subsection 6.01(a)(i)(B) hereof.

     "Company Quota Voting Agreement" has the meaning ascribed to such term in subsection 6.01(a)(i)(B) hereof.

     "Company Security Agreement" has the meaning ascribed to such term in subsection 6.01(a)(i)(A) hereof.

     "Company Security Deposit Agreement" has the meaning ascribed to such term in subsection 6.01(a)(i)(A) hereof.

     "Company Share Pledge Agreements" has the meaning ascribed to such term in subsection 6.01(a)(i)(B) hereof.

     "Company Share Voting Agreement" has the meaning ascribed to such term in subsection 6.01(a)(i)(B) hereof.

     "Conditional Sale Agreement No. 1" has the meaning ascribed to such term in the second preamble hereof.

     "Conditional Sale Agreement No. 2" has the meaning ascribed to such term in the second preamble hereof.

     "Conditional Sale Agreements" means collectively the Conditional Sale Agreement No. 1 and the Conditional Sale Agreement No. 2.

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     "Conditional Sale Notes" means collectively (i) (a) the iDEN promissory note dated the Initial Funding Date issued by Nextel S.A. in favor of the Company in connection with the Conditional Sale Agreement No. 1 in the principal amount of $25,000,000 and (b) the non-iDEN promissory note dated the Initial Funding Date issued by Nextel S.A. in favor of the Company in connection with the Conditional Sale Agreement No. 1 in the principal amount of $6,125,000 and
(ii) (a) the iDEN promissory note dated the Initial Funding Date issued by Nextel S.A. in favor of the Company in connection with the Conditional Sale Agreement No. 2 in the principal amount of $100,000,000 and (b) the non-iDEN promissory note dated the Initial Funding Date issued by Nextel S.A. in favor of the Company in connection with the Conditional Sale Agreement No. 2 in the principal amount of $25,000,000.

     "Consents to Assignments" means a collective reference to each consent executed and delivered by a System Party (other than an Option Company) in connection with each System Document other than the Excluded Leases.

     "Consolidated Entity" means the Foreign Affiliate holding all of the Licenses after the consummation of the Proposed Consolidation (x) which entity has no creditors except to the extent permitted by the definition of Permitted Indebtedness, and (y) of which entity the Company shall directly own (on a fully diluted basis) more than 50% of the Voting Stock and more than 50% of the economic interests and which entity the Company shall otherwise Control.

     "Consolidated Fixed Charges" means, as to any Person and for any period, without duplication, the difference of (a) the sum of the following: (i) the total interest expense for such Person and its Subsidiaries on a consolidated basis for such period (including, without limitation, all interest expense on Capital Lease Obligations), (ii) the scheduled principal amount of all amortization payments on all Indebtedness for borrowed money of such Person and its Subsidiaries on a consolidated basis for such period, (iii) all payments made under capitalized leases (except for any such payments covered by clause
(i) of this definition), and (iv) all payments made under Hedge Agreements, minus (b) all payments received under Hedge Agreements.

     "Control" means at any time, the possession (on a fully diluted basis), directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which as of the relevant date, together with the Company, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001(b)(1) of ERISA.

     "could reasonably be expected" means as would be determined by a prudent Person, familiar with the general substance at issue, in like circumstances with the Person making the decision.

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
     "Credit Documents" means, individually and collectively, this Agreement, the Financing Note, the Security Documents, the Foreign Affiliate Guaranties and the Stockholder Guaranties and each other document entered into pursuant thereto.

     "Creditor" means Motorola Credit Corporation, a corporation organized under the laws of the State of Delaware, United States of America.

     "Credit Party" means the Company, any Foreign Affiliate, any Stockholder Guarantor (other than MIDC or Motorola do Brasil) and Telcom.

     "Default" means any event, occurrence, factual or legal condition which, if continued uncured or unchanged would, with the passage of time or the giving of notice or both, become or constitute an Event of Default.

     "Depositary" has the meaning ascribed to such term in the Company Security Deposit Agreement.

     "Dollars" and the sign "$" mean the lawful money of the United States of America.

     "Drawdown Date" means the date that is the earlier of (a) June 30, 2000, and (b) thirty (30) days after the date that the principal amount of the advances and accrued and unpaid interest thereon under the Bridge Line exceeds the Maximum Advance Amount.

     "EBITDA" means, as to any Person and for any period, the net income of such Person and its Subsidiaries as measured in accordance with GAAP on a consolidated basis for such period, plus interest expense, minus interest income, plus (or minus, in the case of income tax benefits) provision for taxes, minus (or plus, in the case of a loss) extraordinary gains or losses, to the extent not covered by GAAP, minus (or plus, in the case of a loss) financial gains or losses, or gains or losses from sales of assets (other than sales of inventory in the ordinary course of their respective businesses), plus amortization and depreciation charges plus (or minus, in the case of losses) minority interest in the net income or losses of consolidated Subsidiaries, minus (or plus, in the case of a loss) income or losses from equity method investments, minus (or plus, in the case of a loss) any inflationary adjustments, to the extent not covered by GAAP, including (i) monetary correction gain or loss, (ii) foreign exchange gain or loss, and (iii) inflationary income statement adjustments to revenues or expenses.

     "Environmental Laws" means any and all governmental statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, guidelines, interpretations, policies, agreements or other Restrictions or requirements (herein, "laws and regulations") relating to Materials of Environmental Concern or protection of human or animal health or the environment (including, without limitation, ambient air, indoor air, surface water, ground water, land surface or sub-surface strata), including, without limitation, laws and regulations relating to emissions, discharges, health or safety, noise abatement, releases or threatened releases of Materials of Environmental Concern or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, recycling,

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
reporting or handling of Materials of Environmental Concern, and all such laws and regulations that may be enacted in the future.

     "Environmental Matters" has the meaning ascribed to such term in subsection 7.08(d) hereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and the regulations promulgated thereunder.

     "Event of Abandonment" means the abandonment of the System or the Telecommunications Business or cessation of the operation of the System or the Telecommunications Business which reasonably indicates to the Creditor that the Company intends to abandon the System or the Telecommunications Business.

     "Event of Default" means any of the events specified in Section 11.01 hereof.

     "Excess Cash Flow" means, for any period, an amount equal to (i) EBITDA of the Company for such period, minus (ii) capital expenditures of the Company for such period, plus (iii) the decrease in the value added tax credit account of the Company during such quarter, minus (iv) the increase in the value added tax credit account of the Company during such quarter, minus (v) the sum of the aggregate Consolidated Fixed Charges, taxes accrued and voluntary prepayments made hereunder, during such period.

     "Excluded Leases" means those leases entered into prior to October 31, 1997, and any other Leases which Nextel International, the Company or any Foreign Affiliate shall not be permitted to assign to the Creditor, notwithstanding their exercise of good faith and commercially reasonable efforts in accordance with the provisions of Section 8.13 hereof.

     "Final Advance" has the meaning ascribed to such term in subsection 2.01(a) hereof.

     "Financing Note" has the meaning ascribed to such term in Section 2.03 hereof. "Fixed Charge Coverage Ratio" means, as at any date, the ratio (for the then ending or most recently ended fiscal quarter of the Company) of (a) (i) EBITDA for such quarter, plus (ii) the Quarterly Paid-in Capital Contribution for such quarter, plus (iii) the decrease in the value added tax credit account of the Company during such quarter, minus (iv) the increase in the value added tax credit account of the Company during such quarter to (b) Adjusted Consolidated Fixed Charges for such quarter.

     "Foreign Affiliate" means, with respect to the Company, those Affiliates listed on Schedule 1.01(b) hereto, each entity created or acquired pursuant to
Section 9.05 or 9.12 hereof, and any other Affiliate of the Company that executes a Credit Document.

     "Foreign Affiliate Assignment of Rights and Obligations" has the meaning ascribed to such term in subsection 6.01(d)(i) hereof.

     "Foreign Affiliate Guaranties" has the meaning ascribed to such term in
Section 5.02 hereof.

     "Foreign Affiliate Pledge Agreements" has the meaning ascribed to such term in subsection 6.01(f)(i) hereof.

     "Foreign Affiliate Security Agreements" has the meaning ascribed to such term in subsection 6.01(d)(i) hereof.

     "Foreign Affiliate Trademark Assignment Agreement" has the meaning ascribed to such term in subsection 6.01(d)(i) hereof.

     "Foreign Affiliate Voting Agreement" has the meaning ascribed to such term in subsection 6.01(f)(i) hereof.

     "Foreign Projects" means the iDEN systems operated by Nextel International or its Affiliates outside the United States.

     "Foreign Resident Account" means the non-resident account according to the Brazilian Central Bank Circular 2677, April 10, 1996, established for the benefit of the Creditor under Section 8.22 of the Original EFA.

     "GAAP" means generally accepted accounting principles used, from time to time, in the United States of America.

     "Governmental Approval" means any authorization, consent approval, license, franchise, concession, lease, ruling, permit, certification, exemption, filing or registration by or with any Governmental Authority or legal or administrative body reasonably desirable, or necessary, for the design, location, construction, completion, ownership, operation, repair or maintenance of the System or the Telecommunications Business, authority to conduct business, the execution and delivery of the Credit Documents, the making of Advances or the creation and perfection of the Liens contemplated by the Security Documents.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government.

     "Governmental Rule" means any statute, law, regulation, ordinance, rule, judgment, order, writ, decree, directive, guideline, policy or requirement, or any similar form of decision of or determination by, or any interpretation or administration of, any of the foregoing by, any Governmental Authority (including, without limitation, any Environmental Law), whether now or hereafter in effect.

     "Hedge Agreement" means an interest rate swap, cap, floor or collar agreement, any spot or forward contracts, interest rate future or option contracts, currency swap agreements, commodities future contracts, currency future or option contracts, as the same shall be modified and supplemented and in effect from time to time.

     "iDEN" means the Integrated Digital Enhanced Network created by the Motorola Entities.

     "iDEN Equipment Agreements" has the meaning ascribed to such term in the first preamble hereof.

     "iDEN Equipment and Service Agreements" has the meaning ascribed to such term in the first preamble hereof.

     "iDEN Service Agreements" has the meaning ascribed to such term in the first preamble hereof.

     "Immaterial Assets" means motor vehicles and immaterial assets, in each case (i) having a fair market value of not more than $50,000 and an aggregate value at any time of not more than 1% of the fair market value of all assets owned by the Company and the Foreign Affiliates, and (ii) that are not essential for the operation of the Company or any Foreign Affiliate or the operation of the System or the Telecommunications Business.

     "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities), (b) all obligations of such Person to pay the deferred and unpaid purchase price of property or services excluding current trade payables incurred in the ordinary course of business of such Person which are due less than three
(3) months after the date of invoice, (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (d) the obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the types referred to in clauses (a) and (c) above, (e) all obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person (including reimbursement obligations with respect thereto), but excluding (i) letters of credit including trade letters of credit securing obligations (other than obligations described in (a), (b), (c) and (d) above and (f), (g) and (h) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement and (ii) letters of credit secured by cash which is deposited in a segregated account held by a non-affiliate of such Person, (f) all indebtedness of others secured by a Lien on any asset of such Person whether or not such indebtedness is assumed by such Person; provided that in the case where such Person has no obligation with respect to the Indebtedness of such other Person other than such Lien, the amount of Indebtedness shall be the lesser of (i) the fair market value of such asset at such date of determination and (ii) the amount of such Indebtedness, (g) all Capital Lease Obligations, and (h) to the extent not otherwise included in this definition, all obligations in respect of Hedge Agreements.

     "Information" has the meaning ascribed to such term in Section 12.12 hereof.

     "Initial Funding Date" means December 1, 1997.

     "Intellectual Property" has the meaning ascribed to such term in Section
7.09 hereof.

     "Interest Payment Dates" means (i) semi-annually on the Semi Annual Dates, and (ii) at any time, in the case of any Advance, upon the payment or prepayment thereof or the conversion thereof into an Advance of another type pursuant to subsections 2.02(a) and 2.06(b) hereof (but only on the principal so prepaid, paid or converted).

     "Interest Period" means with respect to each LIBOR Advance, each period commencing in the date such LIBOR Advance is made or converted from a Prime Advance pursuant to subsection 2.02(a) hereof or the last day of the preceding Interest Period with respect to such LIBOR Advance, and ending, except as otherwise provided in Section 2.02 hereof, on the same day in the sixth calendar month thereafter. Notwithstanding the foregoing, (i) the final Interest Period shall end on the Maturity Date and (ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day.

     "Invoice" has the meaning ascribed to such term in subsection 2.02(a) hereof.

     "IRS" means the Internal Revenue Service of the United States.

     "knowledge" means (a) as it applies to the Company or Nextel International, the actual knowledge of a Vice President or more senior officer of the Company or Nextel International, respectively, or any other officer of the Company or Nextel International, respectively, having responsibility for the transactions contemplated by the Operative Documents, and (b) as it applies to Nextel S.A., the actual knowledge of a director or other representative having management authority; provided, that each of the Company, Nextel International and Nextel S.A. shall be deemed to have "knowledge" of any matter as to which it has received written notice from any Governmental Authority, any party to any System Document or any other Credit Party.

     "Lease Assignment Agreements" means each Lease Assignment Agreement executed and delivered by a Credit Party in the form of Exhibit M-2 to the Original EFA (incorporated herein by reference).

     "Leases" mean the various lease agreements executed by the Company or any of the other Credit Parties in connection with the lease of such interests of real and personal property as shall be necessary to install, operate and maintain the System or the Telecommunications Business.

     "LIBOR Advance" means any of the Advances the interest on which is determined on the basis of rates referred to in the definition of LIBOR Base Rate.

     "LIBOR Base Rate" means, during an Interest Period for LIBOR Advances, the rate per annum equal to the rate determined by reference to the LIBOR Page on the Reuters Monitor Money Rates Services, or any successor thereto as of 11:00 a.m., London, England time two (2)

Business Days prior to the beginning of such Interest Period, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the LIBOR Advances to be outstanding during such Interest period. If quotes for the foregoing rates are not available on the Reuters Monitor Money Rates Services or any successor thereto, the "LIBOR Base Rate" shall mean, during an Interest Period for LIBOR Advances, the rate of interest per annum determined by the Creditor to be the weighted average (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1% per annum, if such weighted average is not such a multiple) of the rates per annum at which deposits in Dollars are offered to major money center banks in the London interbank market at 11:00 a.m. London time two (2) Business Days prior to the first day of such Interest Period, in the approximate amount equal to the principal amount of the LIBOR Advance to be made by the Creditor for such Interest Period and for a period equal to such Interest Period.

     "LIBOR Rate" means for any Interest Period therefor, the LIBOR Base Rate for such Advance for such Interest Period divided by 1 minus the Reserve Requirement for such Advance for such Interest Period.

     "Licenses" means collectively all those licenses and concessions permitting the Company and the Foreign Affiliates to conduct a wide range of mobile radio services, including but not limited to radio dispatch service, paging, telephone interconnect services, and other mobile communications, and personal communication services together with any amendments or changes to each such license that expand the authority of the Company and the Foreign Affiliates thereunder.

     "Lien" means, with respect to any Person, any security interest, lien, pledge, mortgage, deed of this charge or encumbrance (including any agreement to give any of the foregoing), conditional sale agreement, title retention agreement, finance lease or trust receipt or a consignment or bailment for security purposes, or other security arrangement or any other arrangement on or with respect to any asset or revenue of such Person.

     "Major Market Area" means each of the following cities in Brazil: Sao Paulo, Rio de Janeiro and other market areas in Brazil in which the Company intends to build out its System and Telecommunications Business.

     "Majority-Owned Foreign Affiliate" means each and any of Nextel S.A., Nextel Ltda., AirFone Holdings, and any other Foreign Affiliate in which Nextel International or the Company directly or indirectly through one or more intermediaries beneficially owns more than 50.0% of the voting stock or equity interest, as the case may be.

     "Management Agreements" means collectively the Management Agreements referred to on Schedule 7.10 hereto.

     "Material Adverse Effect" means, generally with respect to any Person, event or occurrence, a material adverse effect on (i) such Person's business, financial condition, assets, properties or operations (including the construction, completion and operation of the System in the case of the Company), (ii) such Person's ability to perform its obligations under the

Operative Documents to which such Person is a party, (iii) the security interests granted by such Person under the Security Documents, (iv) the System or (v) such Person's Licenses or Governmental Approvals.

          (a) With respect to any of the Company, Nextel International and any of the Foreign Affiliates, Material Adverse Effect shall mean a material adverse effect set forth in clauses (i) through (v) above. When the term Material Adverse Effect is applied to the Company and the Foreign Affiliates, it shall be deemed to apply to the Company and the Foreign Affiliates taken as a whole (or, after consummation of the Proposed Consolidation in accordance with this Agreement, the Consolidated Entity, the Company and any surviving Foreign Affiliates taken as a whole).

          (b) With respect to any Stockholder Guarantor other than Nextel International, Material Adverse Effect shall mean a material adverse effect set forth in clauses (i), (ii) and (iii) above, unless, with respect to clause (ii) above in respect of a failure to perform under its Stockholder Guaranty (the "Defaulting Stockholder Guarantor"), (x) within five (5) Business Days after notice of such Material Adverse Effect, Nextel International or any other Stockholder Guarantor shall have assumed the liability of such Defaulting Stockholder Guarantor under its Stockholder Guaranty, and (y) there shall be no adverse effect on the stock or quotas pledged by such Defaulting Stockholder Guarantor.

     "Materials of Environmental Concern" means chemicals, pollutants, polychlorinated biphenyls, contaminated wastes, toxic or hazardous substances, asbestos, petroleum and petroleum products.

     "Maturity Date" means December 31, 2003; provided that if such date is not a Business Day, then the Maturity Date shall be the next succeeding Business Day.

     "Maximum Advance Amount" means an amount equal to (x) the Original Commitment minus (y) the aggregate principal amount of all Advances made to the date of determination, including without limitation Advances that have been prepaid.

     "MEFA" means the Master Equipment Financing Agreement, dated as of February 4, 1999, by and between Nextel International, the lenders party thereto, and Motorola Credit Corporation, as administrative agent and collateral agent, as heretofore or hereafter amended, supplemented or otherwise modified.

     "MIDC" means Motorola International Development Corporation, a Delaware corporation.

     "Ministry of Communications" means the Brazilian Ministry of Communications and its successors.

     "Motorola do Brasil" means Motorola do Brasil Ltda., a Brazilian limited liability company.

     "Motorola do Brasil Guaranty" has the meaning ascribed to such term in
Section 5.01 hereof.

     "Motorola Entity" means Motorola, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware, United States of America, and each of its Subsidiaries and their successors and assigns.

     "MSO Site" means the site described on Schedule 1.01(a) hereof, formerly leased at the time of the Original Closing and now owned by the Company.

     "Net Worth" means, with respect to any Person, the net worth of such Person as determined in accordance with GAAP.

     "Nextel" means Nextel Communications, Inc., a Delaware corporation.

     "Nextel International" means Nextel International, Inc., a Washington corporation.

     "Nextel International Guaranty" has the meaning ascribed to such term in
Section 5.01 hereof.

     "Nextel Ltda." means Nextel Telecomunicacoes Ltda., a Brazilian limited liability company (formerly known as Air Fone Comercio e Servicos de Radiofonia Movel Ltda.) and the survivor of mergers in July 1999 with (i) Via Radio Administracao e Participacoes Ltda., a Brazilian limited liability company, (ii) Via Radio-1 Telecomunicacoes Ltda., a Brazilian limited liability company, (iii) MCS Radio Telefonia Ltda., a Brazilian limited liability company, (iv) SOW Comercio e Servicos de Telefonia Movel Ltda., a Brazilian limited liability company, (v) Radio Telecomunicacoes do Brasil Ltda., a Brazilian limited liability company, and (vi) ATG Telecomunicacoes e Comercio Ltda., a Brazilian limited liability company.

     "Nextel Ltda. Receipt Account" has the meaning ascribed to such term in the Nextel Ltda. Security Deposit Agreement.

     "Nextel Ltda. Security Deposit Agreement" has the meaning ascribed to such term in subsection 6.01(f) hereof.

     "Nextel S.A." has the meaning ascribed to such term in the second preamble hereof.

     "Nextel S.A. Intercompany Services Agreement" has the meaning ascribed to such term in Section 7.10(d) hereof.

     "Nextel S.A. Promise to Pledge Quotas" has the meaning ascribed to such term in subsection 6.01(g) hereof.

     "Nextel S.A. Shareholders Agreement" means the AirLink S.A. Shareholders Agreement, dated as of September 26, 1997, by and among the Company, Motorola do Brasil and Nextel S.A.

     "Obligations" means collectively, all of the Indebtedness, liabilities and obligations of the Company to the Creditor, whether now existing or hereafter arising, whether or not currently contemplated, including without limitation those arising under the Credit Documents.

     "Operations and Maintenance Costs" means, for any period, the sum of the following expenses incurred during such period (without duplication), calculated in accordance with GAAP: (a) ordinary costs incurred in connection with the ongoing operation and maintenance of the System in accordance with the Approved Business Plan, (b) reasonable expenses of administering and operating the System and of maintaining it in good repair and operating condition, (c) insurance costs, (d) reasonable costs and fees incurred in connection with obtaining and maintaining in effect the Governmental Approvals and Licenses, (e) legal, accounting, marketing and other professional fees incurred in connection with any of the foregoing items, and (f) scheduled major maintenance; provided that such expenses do not include depreciation or any items properly chargeable by GAAP to fixed capital accounts or any taxes.

     "Operative Documents" means, collectively, the Credit Documents and the System Documents.

     "OPIC" means Overseas Private Investment Corporation, an agency of the United States government.

     "OPIC Policy" means the OPIC Contract of Insurance No. E926.

     "Option Agreements" mean collectively those Option Agreements referred to on Schedule 7.10 hereto.

     "Option Companies" means Telecomunicacoes Brastel S/C Ltda., Telemobile Telecomunicacoes Ltda. and Promobile Telecomunicacoes Ltda., each of which is a limited liability company organized under the laws of Brazil.

     "Options" means the options granted to Nextel Ltda. in respect of the quotas of each of the Option Companies pursuant to the Option Agreements.

     "Original Closing Date" means October 31, 1997.

     "Original Commitment" has the meaning set forth in the fourth preamble.

     "Original EFA" has the meaning ascribed to such term in the fourth preamble hereof.

     "Payment Date" means each Semi Annual Date in each year commencing with the June 30, 2000 Semi Annual Date.

     "PBGC" means the Pension Benefit Guaranty Corporation or its successor.

     "Permitted Indebtedness" means, collectively, (a) the Obligations, (b) trade accounts payable and other similar Indebtedness of the Company and the Foreign Affiliates incurred in the ordinary course of business (including, without limitation, handsets or mobile units purchased in the ordinary course of business) which are not due later than 120 days after invoice (or, in the case of trade accounts payable owed to a Motorola Entity, on payment and other terms as agreed to from time to time between the relevant obligor(s) and the Motorola Entity); provided that in addition to the foregoing, there shall be permitted to be outstanding at any one time trade accounts payable and other similar Indebtedness of the Company and the Foreign Affiliates incurred in the ordinary course of business which are due later than 120 days after invoice but no later than 180 days after invoice (not to exceed the difference between $10,000,000 and the amount of "Permitted Indebtedness" under and as defined in the MEFA above $10,000,000 that has been utilized under clause (b) of the definition thereof), (c) obligations under long-term real property leases of the Company and the Foreign Affiliates in respect of the cell sites, switch sites, retail space and office space incurred in the ordinary course of business, (d) short-term lease obligations of the Company and the Foreign Affiliates in an amount per annum not exceeding $250,000 in the aggregate, (e) Indebtedness of the Company and the Foreign Affiliates to be used for working capital purposes and not exceeding $7,000,000 in the aggregate which may be secured by the Collateral on a pari passu basis on terms and conditions reasonably satisfactory to the Creditor, (f) Indebtedness of the Company and the Foreign Affiliates not exceeding $50,000,000 in the aggregate which may be secured by the Collateral on a pari passu basis on terms and conditions reasonably satisfactory to the Creditor, (g) Indebtedness of Nextel S.A. to Motorola do Brasil relating to loans made by Motorola do Brasil as the minority shareholder in Nextel S.A. pursuant to subsection 5.2(e) of the Nextel S.A. Shareholders Agreement, (h) Indebtedness of the Company to Nextel International incurred in order to fund prepayment obligations as described in subsection 2.05(e) hereof, (i) Indebtedness of the Company to Motorola Credit Corporation, a Delaware corporation, under the Bridge Line, (j) handset purchase financing from a financial institution in an amount not to exceed $60,000,000 in the aggregate,
(k) Indebtedness under Hedge Agreements; provided that such Hedge Agreements (I) are designed solely to protect the Company against fluctuations in foreign currency exchange rates or interest rates and (II) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder, and (l) unsecured subordinated indebtedness of the Company owing to Nextel International, having no principal payments, cash interest payments or fee payments permitted or scheduled prior to the repayment in full of the Obligations and in amounts and on other terms (including, without limitation, payment and remedies subordination terms) acceptable to the Creditor.

     "Permitted Investments" means:

          (a) debt obligations maturing, within twelve months of the time of acquisition thereof which from time to time are accorded a rating of AA- or better by Standard & Poor's Corporation (or an equivalent rating by another recognized credit rating agency of similar standing if such corporation is not then in the business of rating long term debt obligations);

          (b) commercial paper with a maturity of 270 days or less which from time to time is accorded a rating of A-1 or better by Standard & Poor's Corporation (or an equivalent rating by another recognized credit rating agency of similar standing if such corporation is not then in the business of rating commercial paper);

          (c) certificates of deposit maturing within twelve months of the time of acquisition thereof issued by commercial banks that are accorded a rating by an internationally recognized rating service then in the business of rating commercial banks which is in the first quartile of the rating categories used by such service;

          (d) obligations maturing within twelve months of the time of acquisition thereof of any Governmental Authority which obligations from time to time are accorded a rating of BBB or better by Standard & Poor's Corporation (or an equivalent rating by another recognized credit rating agency of similar standing if such corporation is not then in the business of rating governmental obligations); and

          (e) demand deposits, certificates of deposit, bankers acceptance and time deposits (having a term of less than one year) of United States or Brazil banks having total assets in excess of $1,000,000,000 (or such amount of local currency as is equivalent in $1,000,000,000 at all times using the rate of exchange in effect from time to time on legal and customarily used foreign exchange markets in Brazil).

     "Permitted Liens" means, as of any particular time, (a) with respect to Collateral located in the United States, Liens for taxes, assessments or governmental charges not then delinquent or which the Company may, pursuant to the provisions of Section 8.01 hereof, permit to remain unpaid, (b) Liens created pursuant to the Security Documents, (c) with respect to Collateral located in the United States, any mechanic's, worker's, repairer's, materialmen's, supplier's, vendor's or like Liens securing obligations arising in the ordinary course of business that (x) are not mature and not overdue, or
(y) are being contested in good faith and (1) as to which adequate reserves have been established on the books of the Company in accordance with GAAP or (2) that do not materially impair the value or marketability of the security granted to the Creditor pursuant to the Security Documents and could not result in an aggregate liability in excess of $1,000,000, (d) with respect to Collateral located in the United States, all utility, access and other similar easements, rights-of-way and restrictions granted in the ordinary course of business, (e) with respect to Collateral located in the United States, pledges or deposits by the Company under workers' compensation laws, unemployment insurance laws, social security or pension obligations or similar legislation, in respect of which adequate reserves shall have been established, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness of the Company) or leases to which the Company is permitted hereunder to be a party, or deposits to secure public or statutory obligations of the Company, or deposits of cash or bonds to secure surety or appeal bonds which the Company is obligated to provide in accordance with activities permitted of it hereunder, or deposits as security for contested taxes or import duties or for the payment of rent, (f) Liens upon tangible personal property (which was acquired after October 31, 1997, and the cost of which, individually or in the aggregate, does not exceed $100,000) by the Company or any Foreign Affiliate, each of which Liens was created solely to secure Indebtedness representing, or incurred to finance, refinance or refund, the cost of such property (provided that no such Lien shall extend to cover any property of the Company other than the property so acquired), and (g) with respect to Collateral located in the United States, rights reserved to or vested in any Governmental Authority as of October 31, 1997, to condemn, appropriate, control or regulate the System or any portion thereof. A contest referred to in this definition shall be permitted only if the execution or enforcement of the Lien being contested shall have been stayed or is stayed as a result thereof and such contest could not reasonably be expected to (i) have a Material Adverse Effect, or (ii) create or materially increase the risk of imposition of any material penalties or liabilities, whether civil or criminal, upon the Creditor.

     "Person" means an individual, corporation, partnership, limited liability company, joint venture, unincorporated association, trust or other juridical entity, or any Governmental Authority.

     "Plan" means at any time an employee pension benefit plan as defined in
Section 3(2) of ERISA that is covered by Title IV of ERISA or that is subject to the minimum funding standards under Section 412 of the Code and is either: (i) maintained by the Company or any member of the Controlled Group for employees of the Company, or by the Company or any other member of the Controlled Group for employees of any member of the Controlled Group, or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Company or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made or been obligated to make contributions.

     "Political Risk Insurance" means insurance insuring against the non-payment of the Obligations and arising out of the events or circumstances set forth in the OPIC Policy and the AIG Policy.

     "Post-Default Rate" means (i) in respect of any Advances not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such Advances are paid in full equal to: (x) if such Advances are Prime Advances, 2% above the Prime Rate as in effect from time to time plus the Applicable Margin for Prime Advances (but in no event less than the interest rate in effect on the due date), or (y) if such Advances are LIBOR Advances, 2% above the rate of interest in effect thereon at the time of such default until the end of the then current Interest Period therefor and, thereafter, 2% above the Prime Advances as in effect from time to time plus the Applicable Margin for Prime Advances (but in no event less than the interest rate in effect on the due date); and (ii) in respect of other amounts payable by the Company hereunder (other than interest) not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such other amounts are paid in full equal to 2% above the

Prime Rate as in effect from time to time plus the Applicable Margin for Prime Advances (but in no event less than the interest rate in effect on the due date). In each case, the Post-Default Rate shall not exceed the maximum post-default interest rate permitted by applicable law.

     "Prime Advances" means any of the Advances which bear interest at a rate based upon the Prime Rate.

     "Prime Rate" means the prime commercial lending rate from time to time as published in The Wall Street Journal (United States edition). Each change in any interest rate provided for herein based upon the Prime Rate resulting from a change in the Prime Rate to take effect on the beginning of the day of such change in the Prime Rate.

     "Proposed Consolidation" means the consolidation of the Foreign Affiliates with the Consolidated Entity surviving such consolidation.

     "Quarterly Paid-in Capital Contribution" shall mean, for any quarter, the net increase in cumulative Adjusted Paid-in Capital from the beginning of such quarter to the end of such quarter, as determined in accordance with the calculation of "Ending Cumulative Paid In Capital -- Actual" as set forth on
Schedule 1.01(c) hereto.

     "Recurring Revenues" means total gross revenues earned by the Company and the Foreign Affiliates from recurring revenue sources (including, without limitation, interconnect fees, monthly fees, usage fees, roaming fees, air time charges, value-added services, each adjusted for inflation in accordance with GAAP, and additional service charges, less the bad debt expense for that period indicated on the income statement of the Company and the Foreign Affiliates). Recurring Revenues shall not include equipment sales or leases of iDEN or other subscriber units.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

     "Regulatory Change" means any change after the date of this Agreement in United States federal, state or foreign laws or regulations (including Regulation D and the laws or regulations that designate any assessment rate relating to certificates of deposit or otherwise) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks of or under any United States federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "Remaining Commitment" means the aggregate unpaid principal amount, plus accrued and unpaid interest in respect thereof, of all outstanding Bridge Line Advances as of the Drawdown Date; provided in no event shall the Remaining Commitment exceed the Maximum Advance Amount.

     "Request for Financing" means a request described in subsection 2.02(a) hereof substantially in the form of Exhibit B hereto, duly completed and executed by the Company.

     "Reserve Requirement" means for any LIBOR Advances for any semi annual period (or, as the case may be, shorter period) as to which interest is payable hereunder, the average rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such period by the Creditor or its assignees against "Eurocurrency liabilities" (as such term in used in Regulation D).

     "Restricted Assets" means those assets listed on Schedule 1.02 hereto.

     "Securities Act" means the Securities Act of 1933, as amended, of the United States of America.

     "Security Documents" means individually and collectively the Company Security Agreement, the Company Security Deposit Agreement, the Company Quota Pledge Agreement, the Company Share Pledge Agreements, the Company Promise to Pledge Quotas (and power of attorney related thereto), the Company Quota Voting Agreement, the Company Share Voting Agreement, the Foreign Affiliate Security Agreements, the Nextel S.A. Promise to Pledge Quotas, the Nextel Ltda. Security Deposit Agreement, the Lease Assignment Agreements, the Foreign Affiliate Pledge Agreements, the Foreign Affiliate Assignment of Rights and Obligations, the Foreign Affiliate Trademark Assignment Agreements, Foreign Affiliate Voting Agreements, the Stockholder Guarantor Pledge Agreements, the Telcom Pledge Agreement, the Consents to Assignment and any financing statements, registrations or similar documents filed or recorded in connection with the foregoing.

     "Semi Annual Dates" means June 30 and December 31.

     "Shareholders Agreement" means the Shareholders Agreement dated as of January 29, 1997, by and among the Company, Nextel International and the Telcom Entities.

     "Stockholder Guarantor Pledge Agreement(s)" has the meaning ascribed to such term in subsection 6.01(b)(i) hereof.

     "Stockholder Guarantors" means Nextel International, MIDC (on behalf of Motorola do Brasil) and each other Acceptable Guarantor executing and delivering a Stockholder Guaranty.

     "Stockholder Guaranty(ies)" has the meaning ascribed to such term in
Section 5.01 hereof.

     "Subscriber" means, as at any date, the aggregate number of units employing iDEN based digital enhanced specialized mobile radio technology, subscribing to, and paying for, communications services provided by the Company or the Foreign Affiliates in connection with the System, excluding any such unit to the extent the accounts receivable generated by operation of such unit are more than ninety
(90) days past due as of such date.

     "Subsidiary" means (a) a company of which for the time being (i) any Person controls the composition of the Board of Directors or the appointment of the delegate managers or is the managing quotaholder; or (ii) such Person holds more than 50% in par value of the issued and outstanding capital stock or quotas, or (b) a company which is a subsidiary of any company which is a subsidiary of such Person.

     "System" means the wireless communications system to be constructed and operated in Brazil by Nextel International or its Affiliates utilizing the iDEN based digital enhanced specialized mobile radio technology.

     "System Documents" means the (i) iDEN Equipment and Services Agreements,
(ii) the Management Agreements, (iii) the Leases, (iv) the Conditional Sale Agreements, (v) the Option Agreements, and (vi) any Additional System Document.

     "System Party" means the Company, the Foreign Affiliates and each other party to any System Document.

     "System Revenues" means all income and receipts derived from the ownership or operation of the System and the Telecommunications Business, including without limitation proceeds of any business interruption insurance, income derived from the operation of the System and the Telecommunications Business, all as determined in conformity with cash accounting principles and the investment income on the U.S. Accounts and the Nextel Ltda. Receipt Account.

     "Target Subscribers" means, as of any quarter end date, the "Target Subscribers" set forth opposite such quarter end date on Schedule 1.01(d) hereto.

     "Taxes" means, with respect to the Creditor, any present or future taxes, levies, imposts, stamp, duties, fees, charges, deductions, withholding, restrictions or conditions of any nature whatsoever imposed, levied, collected, assessed or withheld by or within Brazil or any political subdivisions or taxing authority thereof or therein or by or within any jurisdiction from which payment is made on account of the transactions contemplated by the Credit Documents, but excluding taxes on the overall net income of the Creditor (other than taxes on interest payments or all other payments to be made in pursuance to the Credit Documents).

     "Telcom" means Telcom Ventures, L.L.C.

     "Telcom Entities" mean collectively (i) South Beach Ventures, Inc., (ii) Rajendra Singh, (iii) Neera Singh, (iv) The Hersh Raj Singh Education Trust, (v) The Samir Raj Singh Education Trust, (vi) Ramesh Mehta, and (vii) Vandana Tandon.

     "Telcom Pledge Agreement" has the meaning ascribed to such term in subsection 6.01(c)(i) hereof.

     "Telecommunications Business" means the operation of analog SMR, radio paging, mobile communications, personal communications services and related wireless services, including data access and transmission, internet access and services, and long-distance backhaul, which (i) materially utilize as a necessary and central component thereof the iDEN based digital enhanced specialized mobile radio technology in Brazil in which the Company or any Foreign Affiliate is engaged and (ii) comprise an enhancement to such iDEN based digital enhanced specialized mobile radio technology.

     "Trademark License Agreement" means the Trademark License Agreement, dated October 31, 1997, between Motorola, Inc. and Nextel S.A. (formerly known as AirLink S.A.).

     "U.S. Accounts" means the U.S. Receipt Account and the U.S. Debt Service Account.

     "U.S. Debt Service Account" has the meaning ascribed to such term in the Company Security Deposit Agreement.

     "U.S. Receipt Account" has the meaning ascribed to such term in the Company Security Deposit Agreement.

     "Vendor" has the meaning ascribed to such term in the first preamble hereof.

     "Voting Stock" means Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote in the election of the corporate directors (or Persons performing-similar functions).

     "Wireless" means the Company as in existence prior to January 29, 1997.


     Section 1.02. Interpretation. In this Agreement the singular includes the plural and the plural the singular; words importing any gender include the other gender, references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement unless otherwise indicated; references to agreements and other contractual instruments shall be deemed to include all schedules and exhibits to such agreement and all subsequent amendments and other modifications to such agreements and contractual instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement, unless otherwise indicated; and references to Persons include their respective permitted successors and assigns and, in the case of Governmental Authorities, Persons succeeding to their respective functions and capacities.


     Section 1.03. Accounting Principles and Terms. Except as otherwise provided in this Agreement: (a) all computations and determinations as to financial matters, and all financial statements to be delivered under this Agreement, shall be made or prepared in accordance with generally accepted accounting principles in effect in the United States (including principles of consolidation where appropriate) applied on a consistent basis; and (b) all accounting terms used in this Agreement shall have the meanings respectively ascribed to such terms by such principles.

SECTION 2. ADVANCES

     Section 2.01. The Remaining Commitment.

     (a) The Creditor agrees, upon the terms and subject to the conditions hereinafter set forth, to make credit available in Dollars to the Company on the Drawdown Date in an aggregate principal equal to the Remaining Commitment (such advance being referred to as the "Final Advance" and, together with any other advances heretofore made by the Creditor to the Company under the Original EFA (any such advance being referred to as an "Advance"), the "Advances"). The Creditor represents, warrants and covenants that no part of the funds to be used by it to make the Final Advance or hold the Advances constitutes, directly and indirectly, the assets of an "employee benefit plan," within the meaning of
Section 3(3) of ERISA, or a "plan," within the meaning of Section 4975(e)(1) of the Code.

     (b) The Company shall avail itself of the Remaining Commitment in one drawdown on the Drawdown Date.

     (c) The Final Advance shall be either a Prime Advance or a LIBOR Advance (each being a "type" of Advance as the Company shall specify in the applicable Request for Financing).


     Section 2.02. Procedure for Borrowing Final Advance.

     (a) The Company shall deliver to the Creditor at the address listed in
Section 12.07 hereof, at least three (3) Business Days prior to the Final Advance, a Request for Financing for each Advance which shall specify (i) the type of the Final Advance (LIBOR Advance or Prime Advance and in the case of a Prime Advance whether such Prime Advance will be converted to a LIBOR Advance on the next Semi Annual Date), and (ii) the recipient of such Advance. The foregoing Request for Financing, once delivered to the Creditor, shall be irrevocable and shall commit the Company to receive the amount to be advanced by the Creditor pursuant to the immediately preceding sentence on the date specified therein.

     (b) Not later than 2:00 p.m., New York City time on the Drawdown Date, but subject to the terms and conditions hereof and to the fulfillment of all applicable conditions set forth in subsection 2.02(a), Section 2.03 and Section 10 hereof, the Creditor shall make the Final Advance, and the proceeds thereof shall be used by the Company to satisfy the aggregate unpaid principal amount, plus accrued and unpaid interest in respect thereof, of all outstanding Bridge Line Advances. The Company authorizes and directs the Creditor to, without any further action or instruction (other than as set forth in the Request for Financing), disburse the proceeds of such Advance directly to the Creditor as specified in the Request for Financing. The Company acknowledges that disbursement of funds to a Person other than the Company in accordance with the Request for Financing pursuant to the immediately preceding sentence shall be deemed receipt by the Company of the proceeds of the Final Advance made hereunder.

     Section 2.03. Financing Note. The Advances made by the Creditor hereunder shall be evidenced by and be payable by the Company in accordance with the terms of a single financing note of the Company substantially in the form of Exhibit C hereto (the "Financing Note"), dated the Initial Funding Date, and be payable to the order of the Creditor in a principal amount equal to the $125,000,000; subject, however, to the provisions of the Financing Note to the effect that the principal amount payable thereunder at any time shall not exceed the then unpaid principal amount of the Advances. The Company hereby irrevocably authorizes the Creditor to make or cause to be made, at or after the time of each Advance, an appropriate notation on the records of the Creditor, including the Financing Note, reflecting the principal amount of such Advance, and the Creditor shall make or cause to be made, at or after the time of receipt of payment of any principal of any Advance, an appropriate notation on its records and such Financing Note reflecting such payment and the Creditor will, prior to any transfer of the Financing Note, endorse on the reverse side thereof the outstanding principal amount of the Advances evidenced thereby. Failure to make any such notation shall not affect the Company's obligations in respect of such Advances.


     Section 2.04. Repayment of Principal of Advances.

     (a) The Company shall pay to the Creditor the principal of the Advances made by the Creditor outstanding at the close of business on the Commitment Termination Date in eight (8) consecutive semi-annual installments on the Payment Dates (provided that the last such payment shall be in an amount sufficient to repay in full the principal amount of such Advances), with the amount of the installment paid on each Payment Date to be equal to the respective percentages of the principal of such Advances outstanding at the close of business on the Commitment Termination Date as set forth below:

                                                  Percentage of Original
                                                       Principal of
                   Payment Date           Advance Payable on such Payment Date
                   ------------           ------------------------------------
                  June 30, 2000                           10%
                December 31, 2000                         10%
                  June 30, 2001                           10%
                December 31, 2001                         10%
                  June 30, 2002                           15%
                December 31, 2002                         15%
                  June 30, 2003                           15%
                December 31, 2003                         15%


     (b) The Advances shall be repaid as and when necessary to cause the aggregate principal amount of the Advances outstanding not to exceed the Maximum Advance Amount and as required by subsection 2.05(a) hereof.


     Section 2.05. Prepayments.

     (a) Mandatory Prepayment. The Company shall prepay Advances on the dates and in the principal amounts described below together with all accrued interest on such principal prepaid to date of prepayment:

          (i) not later than the date 120 days (or 150 days, in the event that (x) the Foreign Resident Account of the Company is no longer permitted under applicable law or (y) the use of such Foreign Resident Account would result in a significant cost to the Company and in each case the Brazilian Central Bank approval for such prepayment is pending, so long as the Company is using reasonable efforts to obtain such approval), after the end of each fiscal year of the Company (commencing with the fiscal year ending on December 31, 1998), the Company shall prepay Advances in an aggregate amount equal to 50% of Excess Cash Flow for such fiscal year from amounts contained in the U.S. Receipt Account; and

          (ii) on the dates and the amounts specified in subsection 2.06(b) and Sections 2.09 or 2.10 hereof if the Company shall be required to prepay the Advances pursuant to such Sections.

     (b) Optional Prepayment. The Company may prepay Advances, in whole or in part, in integral multiples of $100,000 upon not less than thirty (30) days prior written notice to the Creditor of the principal amount to be prepaid and the date of such prepayment. On the date specified for prepayment the Company shall pay such principal amount plus accrued interest on such principal amount prepaid to the date of such prepayment. Notwithstanding the foregoing, unless the conditions set forth in subsection 2.05(c) hereof shall be simultaneously satisfied, LIBOR Advances may be only repaid on the last day of the Interest Period for such LIBOR Advance. A notice of prepayment once received shall be irrevocable and binding on the Company.

     (c) Broken Funding Indemnification. The Company shall pay to the Creditor such amount or amounts as shall compensate the Creditor for any loss, cost or expense incurred by the Creditor (as reasonably determined and documented by the Creditor) as a result of:

          (i) any prepayment or repayment of a LIBOR Advance on a date other than the last day of the Interest Period for such LIBOR Advance; or

          (ii) any failure by the Company to borrow a LIBOR Advance on the Drawdown Date specified in the relevant Request for Financing under Section
     2.02 hereof, such compensation to include, without limitation, an amount equal to: (x) any loss or expense suffered by the Creditor during the period from such failure to borrow to the last day of such Interest Period if the rate of interest obtainable by the Creditor upon the redeployment of an amount of funds equal to the amount not borrowed is less than the rate of interest applicable to such LIBOR Advance for such Interest Period or
     (y) any loss or expense suffered by the Creditor in liquidating LIBOR deposits to maturity.

     The Company shall pay any amount due hereunder no later than seven (7) days after receipt of an invoice therefor from the Creditor.

     (d) Effect of Prepayment. All Advances prepaid, whether by mandatory or optional prepayment, may not be reborrowed.

     (e) Certain Reimbursements In Respect of Prepayments. Without affecting the obligations of the Company set forth above, the Creditor acknowledges that (i) the primary source of funds for the prepayments described above will be revenue generated in Brazil by the operations of the Foreign Affiliates and that the Company expects to make any required prepayments from corresponding prepayment amounts which Nextel S.A. is obligated to make to the Company under the Conditional Sale Agreements, and (ii) the transferring of the amounts for such prepayments under the Conditional Sale Agreements will be subject to the approval of the Central Bank in Brazil. In the event that (i) (x) the Company is prohibited by applicable law from maintaining a Foreign Resident Account or (y) the use of such Foreign Resident Account would result in a significant cost to the Company, and (ii) the approval of the Central Bank is not obtained within the applicable periods provided for above (notwithstanding the reasonable efforts of the Company and Nextel S.A. to obtain such approval), Nextel International may make an intercompany loan to the Company in the amount of such prepayment no later than 151 days after the end of such fiscal year. Simultaneously with the receipt of such intercompany loan, the Company shall use the proceeds thereof to make the prepayment required pursuant to this Section 2.05. After making such prepayment and so long as no Default shall have occurred and is continuing under this Agreement, then such intercompany loan may be repaid directly or indirectly to Nextel International by the Company or Nextel S.A. pursuant to the terms of the Company Security Deposit Agreement and the Nextel Ltda. Security Deposit Agreement.


     Section 2.06. Interest.

     (a) The Company shall pay to the Creditor interest on the outstanding principal amount of each of the Advances made by the Creditor, for the period commencing on the date of such Advance until such Advance is paid in full, at the following rate per annum:

          (i) if such Advance is a Prime Advance, a rate per annum equal to the Prime Rate (as in effect from time to time) plus the Applicable Margin; and

          (ii) if such Advance is a LIBOR Advance, for each Interest Period relating thereto, the LIBOR Rate for such Advance plus the Applicable Margin.

     Accrued interest on each of the Advances shall be paid in arrears on the Interest Payment Dates. Notwithstanding the foregoing, interest that is payable at the Post-Default Rate shall be payable from time to time on demand of the Creditor.

     (b) Anything herein to the contrary notwithstanding, if, on or prior to the determination of an interest rate for any LIBOR Advance for any Interest Period therefor, the Creditor reasonably determines (which determination shall be conclusive absent manifest error):

          (i) by reason of any event affecting the money markets in the United States of America or the London interbank market, quotations of interest rates for the relevant deposits are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such LIBOR Advances under this Agreement; or

          (ii) the rates of interest referred to in the definition of "LIBOR Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest on any LIBOR Advance for such period is determined, do not accurately reflect the cost to the Creditor of making or maintaining such LIBOR Advance for such period, then the Creditor shall give the Company prompt notice thereof (and shall thereafter give the Company prompt notice of the cessation, if any, of such condition), and so long as such condition remains in effect, the Creditor shall be under no obligation to make LIBOR Advances or to convert Prime Advances into LIBOR Advances pursuant to subsection 2.02(a) hereof and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding LIBOR Advances either prepay such LIBOR Advances in accordance with Section 2.05 hereof or convert such LIBOR Advances in Prime Advances.

     (c) Without prejudice to the provisions of Section 11.02 hereof, in the event of default by the Company in payment of any principal amount of the Advances or interest thereon when due (whether at the stated maturity, by acceleration or otherwise), the Company shall pay to the Creditor interest on such past due and unpaid principal amount and (to the extent permitted by applicable law) on such defaulted interest from the due date until the date of payment in full (both before as well as after judgment), at the Post-Default Rate. In addition, the Company shall indemnify the Creditor against any loss or expense which it may sustain or incur as a direct consequence of the default by the Company in payment of any principal amount of the Advances or interest thereon. Each determination of any loss or expense by the Creditor under this paragraph (c) shall be conclusive in the absence of manifest error.

     (d) Interest on all Prime Advances shall be computed on the basis of a year of 365/366 days and actual days elapsed (including the first day but excluding the last) occurring in the period for which payable and interest on all LIBOR Advances shall be computed on the basis of 360 days and actual days elapsed (including the first day but excluding the last) occurring in the period for which payable.


     Section 2.07. Payments.

     (a) Except as otherwise provided herein, all payments whatsoever by the Company to the Creditor hereunder or under the Financing Note shall be made in Dollars in same-day funds to the order of Motorola, Inc. at Harris Bank, Chicago, Illinois, USA, ABA# 071-000-288, for the account of Motorola Credit Corporation, Account # 350-9551 (or such other place as the Creditor shall have designated in writing to the Company at least five (5) Business Days prior to the scheduled payment date), not later than 2:00 p.m. New York time, on the day on which such payment shall become due. Any amounts received after such time on any date may, in the discretion of the Creditor, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.

     (b) If any payment hereunder or under the Financing Note would otherwise be due on a day that is not a Business Day, such payment shall be made on the next succeeding day that is a Business Day and including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     Section 2.08. Use of Proceeds. The Company agrees that the proceeds of the Final Advance shall be used by the Company solely to satisfy the aggregate unpaid principal amount, plus accrued and unpaid interest in respect thereof, of all outstanding Bridge Line Advances as of the Drawdown Date. The Company represents and warrants that the proceeds of all other Advances were used by the Company solely to finance the purchase of equipment and services acquired pursuant to the iDEN Equipment and Service Agreements (including down payments, milestone payments and other payments due under the iDEN Equipment and Service Agreements) to be used in connection with the System excluding import taxes and/or duties related thereto, to purchase equipment and services promptly sold to Nextel S.A. pursuant to the Conditional Sale Agreements solely for use in Brazil, or to repay Indebtedness owing under the Bridge Line. The proceeds of the Final Advance shall be paid by the Creditor directly to Motorola Credit Corporation.

     Section 2.09. Change in Law. If any change in applicable law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof has made (or has made it apparent that it is) unlawful for any Credit Party to perform any of obligations under any of the Credit Documents and such change could reasonably be expected to have a Material Adverse Effect then (i) the Creditor shall be discharged from all obligation to make, renew or maintain the Advances, and (ii) the Company shall on demand pay to the Creditor without premium or penalty the outstanding principal amount of the Advances together with accrued interest thereon and all other moneys due to the Creditor hereunder; provided that for so long as the Company is diligently pursuing the contest of the same by appropriate proceedings and such contest could not reasonably be expected to have a Material Adverse Effect and adequate reserves have been established in accordance with GAAP, then the Creditor shall not be so discharged and the Company shall not be required to so pay upon demand.

     Section 2.10. Illegality. If any change in applicable law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof has made (or has made it apparent that it is) unlawful for the Creditor to perform its obligations hereunder, then (i) the Creditor shall be discharged from all obligations to make, renew or maintain the Advances and (ii) Company agrees to pay on demand to the Creditor without premium or penalty the outstanding principal amount of the Advances together with accrued interest thereon and all other moneys due to the Creditor hereunder. Notwithstanding the foregoing, the Creditor will use reasonable endeavors to assist in any restructuring necessitated by this Section 2.10; provided, however, that the Creditor shall be under no obligation to take any act on the effect or likely effect of which, in the opinion of the Creditor could reasonably be expected to have an adverse effect upon the Creditor; provided, further, that the Company shall reimburse the Creditor on demand for all expenses (including attorneys' fees) incurred by the Creditor in assisting in any such restructuring.


SECTION 3. FUNDING AND PROTECTION

     Section 3.01. Taxes, Duties, Fees and Charges.

     (a) All payments due to the Creditor under any of the Credit Documents, whether of principal, interest, penalties, fees or otherwise, including payments made under this subsection 3.01(a), shall be made without set-off, withholding or counterclaim, and free and clear and without any deduction or withholding on account of any Taxes, all of which shall be for the account of the Company and paid by it directly to the relevant taxing or other authority when due. If the Company shall be required by law to make any deduction or withholding in respect of Taxes from any payment hereunder, including payments made under this subsection 3.01(a), the sum payable shall be increased to such sum as will result in the receipt by the Creditor after such deduction or withholding, of the amount that would have been received if such deduction or withholding had not been required.

     (b) The Company agrees to pay any Taxes imposed on or with regard to the execution, formalization, registration, recordation or perfection of any of the Operative Documents or any other documentation contemplated hereunder or delivered pursuant hereto.

     (c) The Company shall deliver to the Creditor within thirty days after the payment thereof copies of the receipts evidencing payment of any withholding taxes to any Governmental Authority.


     Section 3.02. Change in Circumstances.

     (a) In the event that there shall hereafter occur any change in any Governmental Rule which increases or will increase (i) the cost of maintaining any reserves or special deposits against the Remaining Commitment or the LIBOR Advances or (ii) any other cost of complying with any law, regulation or condition with respect to the Remaining Commitment or the LIBOR Advances, and the result of any of the foregoing is or will be to increase the cost to the Creditor of making or maintaining the Remaining Commitment or the LIBOR Advances or to reduce the amount of any payment (whether of principal, interest or otherwise) receivable by the Creditor hereunder, then upon receipt of a request from the Creditor the Company shall pay or reimburse to the Creditor such amount as will compensate the Creditor for such additional cost or reduction of payment; provided that the Company shall only be liable for such costs applicable to LIBOR Advances then outstanding. Amounts payable hereunder shall be due seven (7) days after invoice therefor.

     (b) The protection of subsection 3.02(a) hereof shall apply to voluntary compliance by the Creditor with restraints, guidelines or policies not having the force of law and shall apply if the Creditor shall comply with any law, regulation or condition irrespective of any possible contention of invalidity or non-applicability thereof.

     (c) The Creditor will promptly (but in no event later than twenty (20) days after actual knowledge of the occurrence of the event described in subsection 3.02(a) hereof) inform the Company by facsimile of its intention to claim indemnification under this Section 3.02. The facsimile statement of the Creditor as to the amount sufficient to indemnify the Creditor against any increased cost, reduction or payment incurred, suffered or made by the Creditor, supported by the computations made by the Creditor in arriving at such figure, shall, in the absence of manifest error, be conclusive as to the amount thereof and binding on Company.

     A claim made under this Section 3.02 may be made before or after the end of the Interest Period to which such claim relates and before or after any repayment of all or part of the Advance to which such Interest Period relates; provided, that the Company shall in no event be liable for any payment under this Section 3.02 with respect to more than one Interest Period for each claim made under this Section 3.02. An increased cost shall be an increased cost for the purpose of subsection 3.02(a) hereof even if the payment or quantification of such increased cost is not or cannot be made until after the expiry of any Interest Period to which it relates.

     (d) In the event of any such change or request as is contemplated by subsection 3.02(a) hereof the Creditor will use reasonable endeavors to mitigate the effect or likely effect of such change or request by transferring the LIBOR Advances to another jurisdiction or otherwise; provided, however, that the Creditor shall be under no obligation to transfer the LIBOR Advances to another jurisdiction or to take any other action to mitigate the effect or likely effect of such change or request if, in the reasonable opinion of the Creditor, such transfer or other action could reasonably be expected to have an adverse effect upon the Creditor, whether as a result of taxes, credit policies, political considerations or otherwise; provided, further, that the Company shall reimburse the Creditor on demand for all expenses (including attorney's fees) incurred by the Creditor in effecting such transfer (if such transfer is requested by the Company) and the Creditor shall have no obligation to effect any such transfer unless the Creditor is satisfied that it will not suffer any adverse consequences as a result of such transfer for which it has not been indemnified by the Company. If the Creditor is entitled to reimbursement under this subsection 3.02(d) for any cost, the Creditor shall deliver to the Company a statement of the nature and amount of such cost which statement shall constitute prima facie evidence as to the amount due to the Creditor under this subsection 3.02(d).

     (e) If the Company elects (which election shall be irrevocable) by giving at least two (2) Business Days prior written notice to the Creditor, the Company may, without penalty or premium, prepay to the Creditor any outstanding Advances on any Interest Payment Date applicable to such Advances with respect to which the Company has received a claim under this Section 3.02 together with accrued interest thereon and all other sums due to the Creditor (including amounts accrued or due under this Section 3.02).


SECTION 4. EXPENSES; INDEMNIFICATION; FEES

     Section 4.01. Expenses. The Company agrees to pay, whether or not the Final Advance is made hereunder, on demand: (a) all reasonable out-of-pocket costs and expenses of the Creditor incurred in connection with the negotiation, preparation, execution and delivery of the Credit Documents (including without limitation all costs and expenses of registering, recording and perfecting the security interests contemplated by the Security Documents) and the review of the System Documents and any of the other documents, agreements and instruments referred to in this Agreement or relating to the transactions contemplated hereby; (b) the reasonable fees and expenses of the Creditor's expert consultants; (c) the reasonable fees and disbursements of McDermott, Will & Emery, United States counsel to the Creditor and of Mattos Filho, Veiga Filho, Marrey Jr., Moherdaui e Quiroga Advogados, Brazilian counsel to the Creditor, incurred in connection with such negotiation, preparation, execution and delivery of the Credit Documents and the review of the System Documents and any of the other agreements and instruments referred to in this Agreement or relating to the transactions contemplated hereby; (d) all reasonable out-of-pocket costs and expenses of the Creditor (including the fees and disbursements of counsel) incurred in connection with the negotiation, preparation, execution and delivery of any amendment or waiver of, or supplement or modification to, the Operative Documents and not solely requested by the Creditor; (e) all costs and expenses (including legal fees and disbursements of counsel) incident to the enforcement, protection or preservation of any right or claim of the Creditor under any of the Operative Documents; and (f) all transfer, stamp, documentary or other similar taxes, assessments or charges, if any, upon any of the System

Documents and the Credit Documents. Fees shall be deemed reasonable to the extent they are reviewed and approved by the Creditor.


     Section 4.02. Indemnification.

     (a) Without in any way limiting the applicability of subsection 4.02(b) hereof, and without regard to whether the Company or any other Person has disclosed any fact to the Creditor, the Company hereby indemnifies and holds harmless the Creditor and each of its respective officers, directors, employees, consultants, advisors and agents (collectively, the "Indemnities") from and against any and all actions, suits, claims, damages, demands, judgments, losses, liabilities, costs or expenses whatsoever, including reasonable attorneys' fees, which any Indemnitee may sustain or incur (or which may be claimed against the Creditor by any Person or entity whatsoever) to the extent arising by reason of or in connection with the construction, ownership or operation of the System or the Telecommunications Business or the execution and delivery of, or payment or failure to pay the Obligations, or the occurrence of an Event of Default or the pursuit by the Creditor of any legal remedy in connection with an Event of Default or arising out of or in connection with the Creditor's entering into this Agreement or the Security Documents, or enforcing their remedies hereunder or thereunder; provided that, the Company shall not be required to indemnify the Creditor for any actions, suits, claims, damages, demands, judgments, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the Creditor's willful misconduct or gross negligence, or to the extent caused by the acts or omissions of the Creditor after taking possession and control of the System or the Telecommunications Business upon foreclosure. Fees shall be deemed reasonable to the extent they are reviewed and approved by the Creditor.

     (b) Notwithstanding anything in subsection 4.02(a) hereof to the contrary, and without regard to whether the Company or any other Person has disclosed any fact to the Creditor, the Company agrees to indemnify, defend and hold the Indemnities free and harmless from and against any and all actions, suits, claims, demands, judgments, liabilities, losses, costs, damages and expenses (including, without limitation, reasonable attorneys' fees and expenses and other expenses incurred in connection with environmental compliance and clean-up obligations imposed under any Environmental Laws) any such Indemnitee may sustain by reason of the assertion against it by any party of any claim (including claims for indemnification or contribution and claims by third parties for death, personal injury, illness or loss of or damage to property or economic loss) in connection with any Materials of Environmental Concern used, generated, treated, stored, recycled, disposed of, handled, discharged or otherwise located or released in, on, under or from the System, Telecommunications Business, Collateral or Property, except to the extent resulting from such Indemnitee's grossly negligent act or willful misconduct with respect to such Materials of Environmental Concern.

     (c) Nothing contained in this Section 4.02 shall in any way diminish any of the Company's rights or the Vendor's obligations under the iDEN Equipment and Service Agreements.

SECTION 5. STOCKHOLDER GUARANTIES AND FOREIGN AFFILIATE GUARANTIES

     Section 5.01. Stockholder Guaranties. The due payment and performance of the Obligations shall continue to be guaranteed to the Creditor by (i) Nextel International, severally, for 93.9% of the aggregate Obligations, by the execution and delivery to the Creditor, simultaneously with the execution and delivery of this Agreement, by Nextel International of an amended and restated guaranty in the form of Exhibit D-1 hereto (the "Nextel International Guaranty"), and (ii) MIDC (on behalf of Motorola do Brasil), severally, for 6.1% of the aggregate Obligations (as such percentile may be adjusted in accordance with terms of the Motorola do Brasil Guaranty), by the execution and delivery to the Creditor by MIDC of an amended and restated Guaranty in the form of Exhibit D-2 hereto (the "Motorola do Brasil Guaranty" and together with the Nextel International Guaranty and any other guaranty executed by a Stockholder Guarantor in favor of the Creditor, hereinafter referred to individually as a "Stockholder Guaranty"; and collectively, the "Stockholder Guaranties"). Any Stockholder Guarantor may assign a portion of its obligations under its Stockholder Guaranty to an Acceptable Guarantor subject to the terms and conditions of its respective Stockholder Guaranty; provided that in no event may any such assignment result in Nextel International guaranteeing less than 93.9% of the Obligations.

     Section 5.02. Foreign Affiliate Guaranties. The due payment and performance of the Obligations shall continue to be guaranteed to the Creditor by each Majority-Owned Foreign Affiliate, by the execution and delivery to the Creditor, prior to or simultaneously with the execution and delivery of this Agreement, by each Majority-Owned Foreign Affiliate of a guaranty in the form of Exhibit J to the Original EFA (incorporated herein by reference) (the "Foreign Affiliate Guaranty"; and collectively the "Foreign Affiliate Guaranties").


SECTION 6. SECURITY

     Section 6.01. Security.

     (a) In order to secure the due payment and performance by the Company of the Obligations, prior to or simultaneously with the execution and delivery of this Agreement and as a condition precedent to the effectiveness of this
Agreement:

          (i) The Company shall have:

               (A) Granted to the Creditor a Lien on all of the Company's personal properties and assets (excluding Restricted Assets), whether now owned or hereafter acquired, tangible and intangible by the execution and delivery to the Creditor of a Security Agreement in the form of Exhibit K to the Original EFA (incorporated herein by reference) (the "Company Security Agreement"), a Security Deposit Agreement in the form of Exhibit F hereto (the "Company Security Deposit Agreement"), and endorsed the Conditional Sale Notes in favor of the Creditor;

               (B) Granted to the Creditor a Lien on and pledge with the Creditor, all of the issued and outstanding quotas or shares, as the case may be, of its Subsidiaries (including, without limitation, Nextel S.A. and the other Foreign Affiliates) owned by it, by the execution and delivery to the Creditor of a Quota Pledge Agreement in the form of Exhibit N-1 to the Original EFA (incorporated herein by reference) (the "Company Quota Pledge Agreement") and a Voting Agreement in the form of Exhibit X-1(a) to the Original EFA (incorporated herein by reference) (the "Company Quota Voting Agreement") and a Share Pledge Agreement in the form of Exhibit N-2(a) and Exhibit N-2(b) to the Original EFA (incorporated herein by reference) (the "Company Share Pledge Agreements") and a Voting Agreement in the form of Exhibit X-1(b) to the Original EFA (incorporated herein by reference) (the "Company Share Voting Agreement") and a Company Promise to Pledge Quotas in the form of Exhibit N-3 to the Original EFA (incorporated herein by reference) (the "Company Promise to Pledge Quotas") and power of attorney related thereto and execution and delivery of all related documents necessary to give effect thereto; and

               (C) Executed and delivered or cause to be executed and delivered such other agreements, instruments and documents as the Creditor may reasonably require in order to effect the purposes of the Company Security Agreement, the Company Quota Pledge Agreement, the Company Promise to Pledge Quotas, the Company Share Pledge Agreements, the Company Quota Voting Agreement, the Company Share Voting Agreement, the Company Security Deposit Agreement, this subsection 6.01(a) and this Agreement including, but not limited to, the Consents to Assignment.

     (b) In order to secure the due payment and performance by each Stockholder Guarantor of all of the Indebtedness, liabilities and obligations of such Stockholder Guarantor and the Company to the Creditor, whether now existing or hereafter arising, whether or not currently contemplated, including, without limitation, those arising under its Stockholder Guaranty and this Agreement, prior to or simultaneously with the execution and delivery of this Agreement and as a condition precedent to the effectiveness of this Agreement by the Creditor, each Stockholder Guarantor (excluding MIDC but including Motorola do Brasil for the purposes of Section 6.01(b)(i)) shall have:

          (i) Granted to the Creditor a Lien on and pledge with the Creditor, all of the issued and outstanding shares of the capital stock of the Company and each of the Foreign Affiliates owned by it, by the execution and delivery to the Creditor of a Pledge Agreement in the form of Exhibit O to the Original EFA (incorporated herein by reference) and the execution and delivery of all related documents necessary to give effect thereto (each a "Stockholder Guarantor Pledge Agreement"); and

          (ii) Executed and delivered, or cause to be executed and delivered, such other agreements, instruments and documents as the Creditor may reasonably require in order to effect the purposes of the Stockholder Guaranties, the Stockholder Guarantor Pledge Agreement, this subsection 6.01(b) and this Agreement.

     (c) In order to secure the due payment and performance of all of the Indebtedness, liabilities and obligations of the Company to the Creditor, whether now existing or hereafter arising, whether or not currently contemplated, including, without limitation, those arising under this Agreement, prior to or simultaneously with the execution and delivery of this Agreement and as a condition precedent to the effectiveness of this Agreement, each of Telcom and the Telcom Entities shall have:

          (i) Granted to the Creditor a Lien on and pledge with the Creditor, all of the issued and outstanding shares of the capital stock of the Company owned by it, by the execution and delivery to the Creditor of a Pledge Agreement in the form of Exhibit P to the Original EFA (incorporated herein by reference) and the execution and delivery of all related documents necessary to give effect thereto (the "Telcom Pledge Agreement"); and

          (ii) Executed and delivered, or cause to be executed and delivered, such other agreements, instruments and documents as the Creditor may reasonably require in order to effect the purposes of the Telcom Pledge Agreement, this subsection 6.01(c) and this Agreement.

     (d) In order to secure the due payment and performance by each of Nextel S.A. and Nextel Ltda. of all of the Indebtedness, liabilities and obligations of such Foreign Affiliate and the Company to the Creditor, whether now existing or hereafter arising, whether or not currently contemplated, including, without limitation, those arising under its Foreign Affiliate Guaranty (if any) and this Equipment Financing Agreement, prior to or simultaneously with the execution and delivery of this Agreement and as a condition precedent to the effectiveness of this Agreement, each such Foreign Affiliate shall have:

          (i) Granted to the Creditor a Lien on all of such Foreign Affiliate's personal properties and assets (excluding Restricted Assets and Immaterial Assets), whether now owned or hereinafter acquired, tangible and intangible, by the execution and delivery to the Creditor of a Pledge Agreement in the form of Exhibit Q-1 to the Original EFA (incorporated herein by reference) (each a "Foreign Affiliate Security Agreement"); and

          (ii) Executed and delivered or caused to be executed and delivered such other agreements, instruments and documents as the Creditor may reasonably require in order to effect the purposes of the Foreign Affiliate Security Agreement, this subsection 6.01(d) and this Agreement including, but not limited to, the Consents to Assignment (except in respect of Option Companies).

     (e) In order to secure due payment and performance by each of Nextel S.A., Nextel Ltda., and Telemobile Telecomunicacoes Ltda. of all of the Indebtedness, liabilities and obligations of such Foreign Affiliate and the Company to the Creditor, whether now existing or hereafter arising, whether or not currently contemplated, including, without limitation, those arising under its Foreign Affiliate Guaranty (if any) and the Equipment Financing Agreement, prior to or simultaneously with the execution and delivery of this Agreement and as a condition precedent to the effectiveness of this Agreement, each such Foreign Affiliate shall have:

          (i) Granted to the Creditor a Trademark Assignment Agreement in the form of Exhibit R to the Original EFA (incorporated herein by reference) (each a "Foreign Affiliate Trademark Assignment Agreement"); and

          (ii) Executed and delivered or caused to be executed and delivered such other agreements, instruments and documents as the Creditor may reasonably require in order to effect the purposes of the Foreign Affiliate Trademark Assignment Agreement, this subsection 6.01(e) and this Agreement.

     (f) In order to secure the due payment and performance by Nextel Ltda. and Nextel S.A. of all of the Indebtedness, liabilities and obligations of such Foreign Affiliate and the Company to the Creditor, whether now existing or hereafter arising whether or not currently contemplated, including, without limitation, those arising under its Foreign Affiliate Guaranty and this Equipment Financing Agreement, prior to or simultaneously with the execution and delivery of this Agreement and as a condition precedent to the effectiveness of this Agreement, each of Nextel Ltda. and Nextel S.A. shall have in addition to clauses (d) and (e) hereof (as applicable), shall have:

          (i) Granted to the Creditor a Lien on and pledge with the Creditor, all of the issued and outstanding quotas of the Foreign Affiliates owned by it; by the execution and delivery to the Creditor of a Foreign Affiliate Quota Pledge Agreement in the form of Exhibit S-1 to the Original EFA (incorporated herein by reference) and the execution and delivery of all related documents necessary to give effect thereto (each a "Foreign Affiliate Pledge Agreement") and a Voting Agreement in the form of Exhibit X-2 to the Original EFA (incorporated herein by reference) (the "Foreign Affiliate Voting Agreement") in respect of Nextel Ltda. and Nextel S.A.; and

          (ii) Executed and delivered, or cause to be executed and delivered, such other agreements, instruments and documents as the Creditor may reasonably require in order to effect the purposes of the Foreign Affiliate Pledge Agreements, the Foreign Affiliate Voting Agreements, the Butler Gorge Promise to Pledge Quotas, this subsection 6.01(f) and this Agreement.

     (g) In order to secure the due payment and performance by Nextel S.A. of all of the Indebtedness and obligations of Nextel S.A. and the Company to the Creditor, whether now existing or hereafter arising, whether or not currently contemplated, including without limitation, those arising under its Foreign Affiliate Guaranty and this Equipment Financing Agreement, prior to or simultaneously with the execution and delivery of this Agreement and as a condition precedent to the effectiveness of this Agreement, Nextel S.A. shall have, in addition to delivering the documents described in clauses (d) and (f) above:

          (i) executed and delivered to the Creditor a Security Deposit Agreement in the form of Exhibit G hereto (the "Nextel Ltda. Security Deposit Agreement") and an Assignment Agreement of Rights and Obligations in respect of the Management Agreement in the form of Exhibit Y-1 to the Original EFA (incorporated herein by reference) and an Assignment of Rights and Obligations in respect of the Conditional Sale Agreements in the form of Exhibit Y-2 to the Original EFA (incorporated herein by reference) (collectively, the "Foreign Affiliate Assignment of Rights and Obligations") and a Promise to Pledge Quotas in the form of Exhibit S-4 to the Original EFA (incorporated herein by reference) (the "Nextel S.A. Promise to Pledge Quotas"); and

          (ii) [intentionally deleted]; and

          (iii) executed and delivered, or cause to be executed and delivered, such other agreements, instruments and documents as the Creditor may reasonably require in order to effect the purpose of the Nextel Ltda. Security Deposit Agreement, the Foreign Affiliate Assignment of Rights and Obligations, this subsection 6.01(g) and this Agreement.


     SECTION 7. REPRESENTATIONS AND WARRANTIES

     Each of the Company and Nextel International makes the representations and warranties attributed to it, as a Credit Party, in this Section 7 and each of the Company and Nextel International makes, on behalf of the Foreign Affiliates, the representations and warranties attributable to such Foreign Affiliate, as a Credit Party, in this Section 7. Where a representation and warranty is not attributed to any particular Credit Party, it shall be deemed made by and on behalf of the Company, Nextel International and each Foreign Affiliate as to the Company, Nextel International and each Foreign Affiliate respectively.


     Section 7.01. Organization.

     (a) Each Credit Party is duly organized and validly existing under the laws of its state or jurisdiction of organization. Schedule 7.01(a) hereto accurately and completely lists, as to such Credit Party: (i) the state of incorporation or organization of each such entity, and the type of legal entity that each of them is, (ii) as to each of them that is a corporation, the classes and number of authorized and outstanding shares of capital stock of each such corporation, and the owners of such outstanding shares of capital stock, (iii) as to each of them that is a legal entity other than a corporation (but not a natural Person), the type and amount of equity interests authorized and outstanding of each such entity, and the owners of such equity interests, and (iv) the business in which each of such entities is engaged. All of the foregoing shares or other equity interests that are issued and outstanding have been duly and validly issued and are fully paid and non-assessable, and are owned by the Persons referred to on
Schedule 7.01(a) hereto, free and clear of any Lien except those stock options in favor of the Company referred to on Schedule 7.01(a) hereto, Permitted Liens and as otherwise provided for herein. Except as set forth on Schedule 7.01(a) hereto, there are no outstanding warrants, options, contracts or commitments of any kind entitling any Person to purchase or otherwise acquire any shares of capital stock or other equity interests of such Credit Party nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock or other equity interests of such Credit Party. Except as set forth on Schedule 7.01(a) hereto, such Credit Party has no Subsidiaries. The Company has no Subsidiaries other than those listed on Schedule 1.01(b) hereof and after the Original Closing Date any additional Subsidiaries to the extent permitted hereunder.

     (b) Each Credit Party is in good standing (to the extent that such jurisdiction recognizes the legal concept of good standing) in its state or jurisdiction of organization and in each state or jurisdiction in which it is qualified to do business. There are no jurisdictions other than as set forth on
Schedule 7.01(b) hereto in which the character of the properties owned or proposed to be owned by any Credit Party or in which the transaction of the business of such Credit Party as now conducted or as proposed to be conducted requires or will require such Credit Party to qualify to do business and as to which failure so to qualify could reasonably be expected to have a Material Adverse Effect.


     Section 7.02. Power; Authority.

     (a) Each Credit Party has full legal right, power and authority to carry on its respective present business, to own its respective properties and assets, to incur the obligations thereunder, to execute and deliver each Operative Document to which it is a party, and, to the extent it is a party thereto, to perform and observe the terms and conditions thereof.

     (b) All appropriate and necessary corporate, partnership and legal actions have been taken by each Credit Party to authorize the execution, delivery and performance of each Operative Document to which it is a party, and each Credit Party is duly authorized to execute and deliver and to perform its obligations under each of the Operative Documents to which it is a party.


     Section 7.03. Governmental Approvals; Licenses.

     (a) All Governmental Approvals that are necessary under all applicable Governmental Rules in connection with (a) the due execution, delivery and performance by each Credit Party of its obligations, and the exercise of its rights, under the Operative Documents, (b) the construction, completion, ownership, operation and maintenance of the System in the Major Market Areas (except such Governmental Approvals which are ministerial in nature or which the failure to obtain such could not reasonably be expected to have a material adverse effect on the ability of the Company and the Foreign Affiliates taken as a whole to achieve the Approved Business Plan with respect to any such Major Market Area), (c) the Telecommunications Business currently engaged in, and (d) the grant by the Credit Parties of the assignments and security interests granted by the Security Documents and the validity and enforceability thereof and for the perfection of and the exercise by the Creditor of its rights and remedies thereunder are identified on Schedule 7.03(a) hereto (which Schedule sets forth: the applicant; the issuing Governmental agency (or agencies); the date of application (or, if not yet applied for, when it will be necessary to obtain such Governmental Approval to achieve the Approved Business Plan and the date the application is expected to be submitted); the term of the expected (or granted) approval, and if not yet granted, when approval is necessary to achieve the Approved Business Plan and when approval is expected; any appeal periods which are pending; and a brief description of the matters governed by such approval. All Governmental Approvals identified on Part I of each of Sections A and B of Schedule 7.03(a) hereto have been duly obtained on or before the Original Closing Date and are final, in full force and effect and all administrative appeal periods with respect thereto have terminated and are all that are necessary to conduct the business as presently being conducted. Those Governmental Approvals set forth on Part II of each of Sections A and B of
Schedule 7.03(a) are expected to be obtained in due course. There is no proceeding pending or (to the Company's knowledge after due inquiry) threatened, that could reasonably be expected to rescind, terminate, modify or suspend any Governmental Approval listed in Part II of Sections A and B of Schedule 7.03(a) hereto, and no such disclosed matter could reasonably be expected to have a Material Adverse Effect. None of Nextel International, the Company and Nextel S.A., respectively, have any knowledge that the information set forth in each application submitted by the relevant Credit Party in connection with each such Governmental Approval is not accurate or complete in all respects as of the date submitted and as of the Original Closing Date and true and complete copies of such Governmental Approvals have been delivered to the Creditor. Except for those Governmental Approvals set forth on Schedule 7.03(a) hereto and the Licenses set forth on Schedule 7.03(b) hereto, no other consent, approval or authorization of, or declaration or filing with, any other Person is required in connection with (i) the construction, ownership, operation or maintenance by the Company of the System in the Major Market Areas (except such Governmental Approvals which are ministerial in nature or which the failure to obtain such Governmental Approvals or Licenses could not reasonably be expected to have a material adverse effect on the ability of the Company and the Foreign Affiliates taken as a whole to achieve the Approved Business Plan with respect to any such Major Market Area), (ii) the Telecommunications Business currently engaged in, or (iii) as to such Credit Party and, to the Company's knowledge after due inquiry, as to Persons affiliated with any Credit Party, with the execution, delivery, performance, validity or enforceability of this Agreement or any other Operative Document. Section C of Schedule 7.03(a) hereto sets forth the Governmental Approvals necessary for the grant by the Credit Parties of the assignments and security interests granted by the Security Documents and the validity and enforceability thereof and for the perfection of and the exercise by the Creditor of its rights and remedies all of which will be obtained by the registration or filing of the Security Documents in the locations indicated on
Schedule 7.03 hereto.

     (b) Schedule 7.03(b) sets forth all Licenses that are necessary for (i) the ownership, operation or maintenance of the System in the Major Market Areas (except such Licenses which are ministerial in nature or which the failure to obtain such License could not reasonably be expected to have a Material Adverse Effect on the Company and the Foreign Affiliates taken as a whole to achieve the Approved Business Plan in the Major Market Areas) as is contemplated by the Approved Business Plan, and (ii) the Telecommunications Business currently engaged in. Except to the extent expressly set forth in Schedule 7.03(b) hereof, each such License is in full force and effect. Those Licenses set forth in Part II of Schedule 7.03(b) hereof are expected to be obtained in due course. No default has occurred which is continuing under or in respect of any of the provisions of any License except for defaults resulting from the failure to meet certain milestones set forth in such Licenses which failure could not reasonably be expected to have a Material Adverse Effect. No authorization, approval, application, filing, registration, consent or other action of any local, state or federal authority is required to enable the Company or any Foreign Affiliate to operate under its respective License (except such Licenses which are ministerial in nature or which the failure to obtain such License could not reasonably be expected to have a Material Adverse Effect on the Company and the Foreign Affiliates taken as a whole to achieve the Approved Business Plan in the Major Market Areas) other than those filings made and referred to on Schedule 7.03(b) hereto. There is no proceeding pending, or to the knowledge of the Company after due inquiry, threatened, which could rescind, terminate, modify or suspend any such approval, filing, registration or consent, and no such disclosed proceeding could reasonably be expected to have a Material Adverse Effect. None of Nextel International, the Company and Nextel S.A., respectively, have any knowledge that the information set forth in each application submitted by the Company and any Foreign Affiliate in connection with each such approval, filing, registration or consent is not accurate or complete in any material respect.


     Section 7.04. Execution, Enforceability, Violation of Law and Agreements. Each of the Operative Documents to which a Credit Party is a party has been duly executed and delivered by such Credit Party and constitutes, the legal, valid and binding contract, agreement and obligation of such Credit Party enforceable in accordance with its terms except as (w) the enforceability of a pledge of more than 49% of the ownership interest of an entity holding a License may require the approval of the Ministry of Communications and the Company and Nextel International have no reason to believe such approval will not be granted in due course, (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws relating or affecting creditors' rights generally,
(y) the availability of equitable remedies, and (z) rights to indemnification and contribution as they may be limited by public policy; provided, however, that such laws shall not materially interfere with the practical realization of the benefits of the Security Documents or the Liens created thereby, except for
(i) possible delay, (ii) situations that may arise under Chapter 11 of the Bankruptcy Code, and (iii) equitable orders of the Bankruptcy Court. The execution, delivery and performance of the terms of each of the Operative Documents by each Credit Party and the payment by such Credit Party of all amounts due on the dates and in the currency provided for therein (i) will not, except as is set forth on Schedule 7.04 hereto, violate or contravene any Governmental Rule or other provision of law or other Governmental directive, whether or not having the force of law, which is applicable to such Credit Party, which set forth violation or contravention thereof individually and in the aggregate could not reasonably be expected to have a Material Adverse Effect; (ii) will not, except as is set forth on Schedule 7.04 hereto, contravene any governmental guideline or policy statement applicable to such Credit Party but not having the force of law, which set forth violation or contravention thereof individually and in the aggregate could not reasonably be expected to have a Material Adverse Effect; (iii) will not conflict with, violate or breach the Articles of Incorporation or By-laws (or any other organizational documents, as the case may be, of such Credit Party; (iv) will not conflict with or result in the breach of any provision of, or result in the creation or imposition of any Lien or other preferential arrangement under, any other indenture, agreement, mortgage, contract or other undertaking or instrument to which such Credit Party is a party or by which it or any of its properties or assets is bound other than the Credit Documents; (v) will not constitute a default or an event that, with the giving of notice or the passing of time, or both, would constitute a default under any such agreement or instrument, and (vi) except for the approvals, consents and registrations described in subsection 10.01(j) hereof (all those described in clause (i) thereof have been obtained on or prior to the Initial Funding Date and are and will remain in full force and effect and no further action is needed with respect thereto) do not require any governmental consent, registration or approval. To the extent the representations and warranties contained in this Section 7.04 relate to any law, Governmental Rule, governmental directive or other matter related to an "employee benefit plan," within the meaning of Section 3(3) of ERISA, or a "plan," within the meaning of
Section 4975(e)(1) of the Code, such representations and warranties are made assuming the truth of the representation, warranty and covenant contained in the second sentence of subsection 2.01(a).


     Section 7.05. Financial Statements; Business Plan.


     (a) The consolidated audited balance sheets of Nextel International and its Subsidiaries and consolidated statements of operations, changes in stockholders' equity and cash flows of Nextel International and its Subsidiaries each as of December 31, 1998, and all other information and data heretofore furnished by the Company, Nextel International or any agent of the Company or Nextel International on behalf of Nextel International to the Creditor, including the quarterly (each as at June 30, 1999 and September 30, 1999) consolidated balance sheets and consolidated statements of operations, changes in stockholders' equity and cash flows are complete and correct have been prepared in accordance with GAAP and fairly represent the condition and results of operations of Nextel International and its Subsidiaries as of such dates or for such periods. Since December 31, 1998, no event that could reasonably be expected to have a Material Adverse Effect has occurred. None of Nextel International or any of its Subsidiaries has contingent obligations, liabilities for taxes or other outstanding financial obligations which are material either individually or in the aggregate.

     (b) The consolidated audited balance sheets of the Company and its Subsidiaries and consolidated statements of operations, stockholders' equity and cash flows of the Company and the Subsidiaries, each as at December 31, 1998, and all other information and data heretofore furnished by the Company or any agent of the Company on behalf of the Company to the Creditor, including the quarterly (each as at June 30, 1999 and September 30, 1999) consolidated balance sheets and statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries are complete and correct, have been prepared in accordance with GAAP and fairly represent the condition and results of operations of the Company and its Subsidiaries as of such dates or for such periods. Since December 31, 1998, no event that could reasonably be expected to have a Material Adverse Effect has occurred. None of the Company or any of its Subsidiaries have contingent obligations, liabilities for taxes or other outstanding financial obligations which are material either individually or in the aggregate, except as disclosed in the above-referenced financials or on
Schedule 7.05 hereto.

     (c) The financial and business projections for the System contained in the Approved Business Plan submitted to the Creditor were prepared in good faith and represent the Company's best estimate (as of the date of such Approved Business
Plan) of performance for the forecast period.

     Section 7.06. Taxes. Each Credit Party has timely paid all required taxes, duties, fees and assessments of any kind with respect to, or in connection with, its respective income, business, properties and certificates of stock and each is current with all the tax returns required to be filed by it except such taxes, if any, as are being contested in good faith and by proper proceedings and as to which either (x) adequate reserves have been established in accordance with GAAP on the books of such Credit Party or (y) the aggregate amount of such taxes, duties, fees and assessments is less than $1,000,000 and the non-payment of which could not reasonably be expected to have a Material Adverse Effect under such circumstances. There are no tax liens against such Credit Parties or any of their respective properties. Such Credit Party is not party to any action or proceeding by any Governmental Authority for the assessment or collection of taxes, nor has any claim for assessment or collection of taxes been asserted against such Credit Party or any of its respective properties.


     Section 7.07. Properties. All property and assets owned by each Credit Party, including, without limitation, contracts, Governmental Approvals currently held by such Credit Party, entitlements and other rights, titles or interest of such Credit Party relating or incidental to the System or the Telecommunications Business are owned by it free and clear of all Liens other than Permitted Liens. Each Credit Party has good title in and to all of the Collateral, the Immaterial Assets and the Restricted Assets now owned by it, and with respect to leased property a valid and subsisting leasehold estate in and to such property, in each case free and clear of all Liens other than Permitted Liens. No mortgage or financing statement or other instrument or recordation or registration covering all or any part of the Collateral, the Immaterial Assets or the Restricted Assets is on file in any recording office other than in connection with the Liens granted under the Security Documents. Each Credit Party has been granted (or reasonably expects to be granted) and has good leasehold right or title (or reasonably expects to have a good leasehold right or title) to all easements, rights-of-way, licenses and other real property rights reasonably required for access to, and construction or operation of, the System and the Telecommunications Business, free and clear of any Lien other than Permitted Liens.


     Section 7.08. Compliance with Laws.

     (a) Each Credit Party complies and has complied in all material respects with all applicable Governmental Rules, and any such non-compliance cannot, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. To the extent the representations and warranties contained in the preceding sentence relate to any Governmental Rule related to an "employee benefit plan," within the meaning of Section 3(3) of ERISA, or a "plan," within the meaning of Section 4975(e)(1) of the Code, such representations and warranties are made assuming the truth of the representation, warranty and covenant contained in the second sentence of subsection 2.01(a). Except as previously disclosed to the Creditor in writing, no such Credit Party has received any communication of which the Company has not made the Creditor aware in writing promptly after the Company becoming aware thereof, from a Governmental Authority that alleges that such Credit Party is not in full compliance in all material respects with all applicable Governmental Rules, and to the Company's knowledge, after due inquiry, there are no circumstances that may prevent or interfere with such full compliance in all material respects in the future.

     (b) Each Credit Party is in compliance in all material respects with all applicable laws relating to the employment of labor, wages, hours and conditions of work, collective bargaining, withholding tax and the payment of social security contributions and other labor-related taxes, and any non-compliances cannot, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Such Credit Party is not liable for any arrears in wages, compensation, benefits, premiums, taxes or penalties for failure to comply with any of the foregoing laws except to the extent that the same are being contested in good faith and by proper proceedings and as to which either (x) adequate reserves have been established in accordance with GAAP on the books of such Credit Party or (y) nonpayment of which could not have a Material Adverse Effect under such circumstances and could not result in an aggregate liability in excess of $1,000,000. To the extent the representations and warranties contained in this
Section 7.08(b) relate to any law related to an "employee benefit plan," within the meaning of Section 3(3) of ERISA, or a "plan," within the meaning of Section 4975(e)(1) of the Code, such representations and warranties are made assuming the truth of the representation, warranty and covenant contained in the second sentence of subsection 2.01(a).

     (c) The operations of each Credit Party complies in all material aspects with all applicable Environmental Laws.

     (d) There are no claims, investigations, litigation, administrative proceedings, whether pending or threatened, or judgments or orders, relating to any Materials of Environmental Concern or alleging the violation of any Environmental Laws (collectively "Environmental Matters") relating in any way to any property or to the operations of such Credit Party.

     (e) No Materials of Environmental Concern are presently stored or otherwise located on, in or under real estate owned or leased by such Credit Party except in compliance in all material respects with the Environmental Laws, and, no part of such real estate or adjacent parcels of real estate, including the groundwater located thereon, is to the knowledge of the Company after due inquiry, presently contaminated by any Materials of Environmental Concern in any material respect.

     (f) Such Credit Party has no material contingent liability in connection with any release of any Materials of Environmental Concern into the environment.


     Section 7.09. Intellectual Property. Each of the Credit Parties owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business (the "Intellectual Property"), and the use thereof by the Credit Parties does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. All material fees which are due in respect of the Intellectual Property have been paid. All Intellectual Property owned by such Credit Party, together with any pending applications therefor is listed on Schedule 7.09 hereto.


     Section 7.10. Burdensome Documents; Agreements with Affiliates; Other Agreements.

     (a) Except as set forth on Schedule 7.10 hereto, no Credit Party is a party to or bound by, nor are any of the properties or assets owned by such Credit Party used in the conduct of its businesses (with respect to Nextel International only, its Brazilian businesses) affected by, any agreement, bond, note, indenture, order or judgment, including, without limitation, any of the foregoing relating to any Environmental Matter, that a violation thereof could reasonably be expected to have a Material Adverse Effect

     (b) Such Credit Party is not a party to any agreement with any Arm's-Length Affiliate or any of the officers, directors or stockholders of such Arm's-Length Affiliate except the

Management Agreements, Option Agreements and agreements made in the ordinary course of business and on arm's length, on commercially reasonable or more advantageous terms; provided, further, that the foregoing representation does not apply to any transaction entered into by Nextel International with any Affiliate which is an Arm's-Length Affiliate so long as such transaction could not reasonably be expected to have a Material Adverse Effect.

     (c) Such Credit Party is not a party to nor is any of its respective property subject to or bound by any lease, forward purchase contract or futures contract, covenant not to compete, or other agreement which restricts such Credit Party's ability to conduct its respective business as presently conducted, or could reasonably be expected to have a Material Adverse Effect.

     (d) No material purchase or other commitment (other than pursuant to the Operative Documents, the Management Agreements, the Intercompany Services Agreement, dated February 1, 1997 (the "Nextel S.A. Intercompany Services Agreement"), between Nextel S.A. and Nextel International and the Intercompany Services Agreement, intended to be executed between Nextel S.A. and Nextel Argentina S.A. in substantially the form of the Nextel S.A. Intercompany Services Agreement) of such Credit Party is in excess of the normal ordinary and usual requirements of its respective business, or was made at any price in excess of the then current market price, or contains terms and conditions more onerous than those usual and customary in the applicable industry.


     Section 7.11. Security Documents. The Security Documents create in favor of the Creditor legal, valid and, upon proper recording, registration or filing for those documents or instruments that require such filing, registration or recording, and possession for those security interests perfected by possession, perfected first security interests in the real and personal property of the Credit Parties other than (i) the Restricted Assets, and (ii) the Immaterial Assets. All filings, recordations, registrations and other actions necessary to perfect and protect such security interests have been duly effected or taken, and a perfected Lien on the Collateral other than the Restricted Assets and Immaterial Assets, prior and superior to all other Liens (except for Permitted Liens) has been created in favor of the Creditor.


     Section 7.12. Judgments, Actions, Proceedings. Except as set forth on
Schedule 7.12 hereto, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any of the Credit Parties after due inquiry, threatened against or affecting any of the Credit Parties (i) as to which an adverse determination could reasonably be expected and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (ii) that involve any of the Operative Documents or the transactions contemplated thereby nor is there any reasonable basis for the institution of any such action or proceeding. There is no proceeding pending, or to the best of the Company's or Nextel International's knowledge after due inquiry, threatened, which could rescind, terminate, modify or suspend any License in a Major Market Area which could reasonably be expected to have a material adverse effect on the ability of the Company and the Foreign Affiliates to achieve the Approved Business Plan for such Major Market Area.


     Section 7.13. No Defaults. No Default or Event of Default has occurred and is continuing. No Credit Party is in default under or with respect to (i) the iDEN Equipment and Service Agreements or any other System Document or (ii) any other agreement, lease or instrument to which any Credit Party is a party or by which it or its properties or assets may be bound which in the case of clause (h) could reasonably be expected to have a Material Adverse Effect.


     Section 7.14. Strikes. There are no strikes, work stoppages or controversies pending or threatened between any Credit Party and its employees, other than employee grievances; arising in the ordinary course of business which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.


     Section 7.15. Sufficiency of System Documents. The services to be performed, the materials to be supplied and the property interests, easements (if any) and other rights granted to the Credit Parties pursuant to the System Documents or otherwise anticipated to be obtained by the Credit Parties in the ordinary course of business:

          (i) will comprise all of the property interests necessary to secure any such right that is material to the construction, operation and maintenance of the System in the Major Market Areas in accordance with all Governmental Rules, the Licenses and as contemplated by the Operative Documents; and

          (ii) will provide adequate ingress and egress to the real estate necessary in connection with the construction and operation of the System in the Major Market Areas.

     There are no services, materials or rights required for the construction, ownership and operation of the System in the Major Market Areas by the Company and the Foreign Affiliates in accordance with the Operative Documents other than
(A) those granted by, or to be provided to the Credit Parties pursuant to, the Operative Documents or (B) those that can be reasonably expected to be commercially available.


     Section 7.16. Delivery of System Documents and Licenses. There has been delivered to the Creditor by Nextel International a true and complete copy of each System Document (including all exhibits, schedules and documents referred to therein or delivered pursuant thereto, if any), each Governmental Approval granted in favor of the Company and each Foreign Affiliate and each License. Except as identified in the definition applicable to such System Document, none of the System Documents have been amended, modified or terminated, and all of the System Documents are in full force and effect.


     Section 7.17. Accuracy of Information. Each of the foregoing representations and warranties attributed to the Company, Nextel International and each Foreign Affiliate and all information heretofore furnished by the Company, Nextel International and each Foreign Affiliate to the Creditor for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Company, Nextel International and each Foreign Affiliate to the Creditor will be, true and accurate in all respects on the date of this Agreement, and as of the date on which such information is stated or certified; provided that, with respect to projected financial information, Nextel International and the Company represent only that such information was prepared in good faith and based upon assumptions believed to be reasonable at the time. Each of Nextel International, the Company and each Foreign Affiliate has disclosed to the Creditor in writing any and all facts which have or could reasonably be expected to have a Material Adverse Effect.

     No representation or warranty of Company or Nextel International herein, and no certification, document or statement furnished or to be furnished to Creditor contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements of fact contained herein not misleading.


     Section 7.18. Business. None of the Company or any Foreign Affiliate has
(i) on and after February 1, 1997, conducted any business other than relating to the development, financing, construction, ownership and maintenance of the System or the Telecommunications Business, or (ii) prior to February 1, 1997, (to the Company's or any Majority-Owned Foreign Affiliate's knowledge or Nextel S.A.'s knowledge with respect to the Option Companies) conducted any business which could reasonably be expected to have a Material Adverse Effect on the Collateral.


     Section 7.19. Survival of Representations and Warranties. Each of the representations and warranties set forth in Section 7 hereof (subject, in the case of Nextel International, to the provisions of Section 12.11 hereof) shall be deemed repeated on (a) the date of each Advance, (b) the first day of each Interest Period, and (c) each date upon which the audited or unaudited (as applicable) financial statements of the Company and Nextel International are delivered to the Creditor pursuant to Section 8.02 or 8.03 (as applicable) (or, if earlier, such date upon which such statements are required to be delivered under which sections), as fully as if made on each such date with respect to the circumstances of the relevant Credit Party existing at such time; provided that the representations and warranties set forth in subsections 7.05(a), (b) and (c) hereof as to the financial statements of the Company and Nextel International shall be deemed a reference to the audited and unaudited financial statements of the Company and Nextel International most recently delivered to the Creditor pursuant to Sections 8.02 and 8.03 hereof.


     Section 7.20. ERISA.

     (a) No Credit Party is a participating employer in: (i) any Plan under which more than one unrelated employer makes contributions as described in
Section 4063 and 4064 of ERISA, or (ii) a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

     (b) Subject to the first paragraph of Section 7, all references to a Credit Party in this Section 7.20 or in any other Section of this Agreement relating to ERISA (other than references relating to the knowledge or awareness of the Company, Nextel International and Nextel S.A.) shall be deemed to refer to such Credit Party and all other entities that are part of a Controlled Group as of the relevant date.


     Section 7.21. Regulation. As a result of the Creditor's participation in the transaction contemplated by this Agreement and the other Credit Documents (but without consideration of any of the Creditor's other activities, including, without limitation, the Creditor's execution and delivery of, and performance of its obligations under, the Credit Documents and enforcement of its rights and remedies thereunder:

          (a) The Creditor will not be subject to regulation under any Governmental Authority in Brazil.

          (b) The Creditor will not be subject to regulation as a "bank" by any Governmental Authority in the United States of America.


     Section 7.22. Use of Proceeds. No part of the proceeds received by any Credit Party from the Advances will be used directly or indirectly for (a) any purpose other than as is set forth in Section 2.08 hereof, or (b) the purpose of purchasing or carrying, or for payment in full or in part of Indebtedness that was incurred for the purposes of purchasing or carrying, any margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System).


     Section 7.23. Investment Company. Neither the Company nor Nextel International is an "Investment Company" within the meaning of the Investment Company Act of 1935.


     Section 7.24. Capital Contributions. Nextel International has made capital contributions in an amount equal to $576,852,536 during the period commencing January 1, 1997 through and including March 20, 2000, as indicated on Exhibit E hereto.


     Section 7.25. Bank Accounts. Schedule 7.25 hereto is a complete and accurate list of all bank accounts maintained by the Company and each of the Foreign Affiliates with any bank or financial institution.


     Section 7.26. Inactive Foreign Affiliates. None of the Majority-Owned Foreign Affiliates own assets having a value in excess of $25,000, other than Nextel S.A. and Nextel Ltda. For purposes of this Section 7.26, value shall be determined by using the lesser of (x) book value and (y) fair market value.


     Section 7.27. Construction of the System. The Company has constructed the System in Rio de Janeiro and Sao Paulo as required and permitted pursuant to the Licenses.


     SECTION 8. AFFIRMATIVE COVENANTS

     Until termination of the Remaining Commitment and payment in full of the Advances, any interest due thereon and all other amounts due hereunder, and so long as this Agreement remains in effect, each Credit Party covenants and agrees that, unless the Creditor shall otherwise consent in writing, it shall comply in all respects with each of the following covenants and agreements attributed to it.

     In addition, each of Nextel International and the Company agrees to cause each Foreign Affiliate to comply in all respects with each covenant and agreement set forth below and attributed to such Foreign Affiliate.


     Section 8.01. Performance of Obligations.

     (a) Each of the Company, Nextel International and the Foreign Affiliates shall punctually pay all amounts due by it under each of the Credit Documents at the times, on the dates and in the places specified therein, and shall timely perform all of its other obligations, undertakings and covenants under each of the Credit Documents.

     (b) Each of Nextel International, the Company and the Foreign Affiliates shall punctually pay all its respective Indebtedness and shall perform all its respective contractual obligations (except those being diligently contested in good faith by appropriate proceedings) promptly pursuant to agreements to which it is a party or by which it is bound at all times during the term of this Agreement.

     (c) Each of Nextel International, the Company and the Foreign Affiliates shall pay and discharge all taxes, assessments and governmental charges levied upon it or against any of its respective properties or assets prior to the date after which penalties attach for failure to pay, except for such taxes, assessments and governmental charges that are being contested in good faith and so long as such Credit Party has established adequate reserves therefor on the books of such Credit Party in accordance with GAAP or as to which the aggregate amount of such taxes, assessments and governmental charges is less than $100,000 and the nonpayment of which could not reasonably be expected to have a Material Adverse Effect under the circumstances. Each of Nextel International, the Company and the Foreign Affiliates shall make timely filings of all tax returns and material governmental reports required to be filed or submitted by any of them under any applicable laws or regulations. If any such Person pays any tax or charge as provided herein or makes any deductions or withholdings from amounts paid hereunder, the Company or Nextel International shall promptly forward to the Creditor official receipts or other evidence acceptable to the Creditor establishing payment of such amounts.


     Section 8.02. Annual Financial Statements.

     (a) As soon as available, but not later than 120 days after the end of its fiscal year the Company shall deliver to the Creditor a copy of the consolidated annual financial statements of the Company and its Subsidiaries (including, without limitation, its balance sheet, statement of income, statement of changes in stockholders' equity and statement of cash flows and related earnings for such fiscal year with related notes specifying significant accounting practices and their impact on such financial statements and with related schedules) as at and for the fiscal year then ended, audited and certified by Deloitte & Touche LLP or other internationally recognized independent certified public accountants of recognized standing selected by the Company, without material exception or qualification and prepared in accordance with GAAP. In addition, the principal financial officer of the Company shall deliver a certificate stating that at the date of such certificate (i) in respect of Nextel International, the Company and the Foreign Affiliates, no Default or Event of Default has occurred and is continuing, or if such Default or an Event of Default has occurred and is continuing, with a reasonably detailed description thereof and the actions the Company is taking with respect thereto, and (ii) there is no litigation, initiated or filed by or against Nextel International, the Company or the Foreign Affiliates, and, except for Permitted Liens, no Lien against any of the Collateral has been created, voluntarily or by operation of law, or if there is any such litigation or Lien, a description thereof and the actions the Company or any such other Credit Party, as the case may be, is taking with respect thereto. In addition, the foregoing certificate shall set forth in reasonable detail the calculations required to establish that the financial covenants set forth in Section 8.17 hereof have been complied with. In addition, the chief financial officer of Nextel International shall deliver an updated Invested

Capital Schedule in the form of Exhibit E hereto reflecting updated figures for acquisition costs, capital expenditures and working capital advances made by Nextel International or any equity investor on behalf of the Company or any Majority-Owned Foreign Affiliates and working capital advances made by Nextel International to the Company or Nextel S.A. to the extent permitted hereunder.

     (b) As soon as available, but not later than 120 days after the end of Nextel International's fiscal year, the Company shall deliver to the Creditor a copy of the consolidated annual financial statements of Nextel International, the Company and its Subsidiaries including, at least, Nextel International's, the Company's and its Subsidiaries' consolidated balance sheet, consolidated statement of income, statement of changes in stockholders' equity and statement of cash flows and retained earnings for the fiscal year then ended of Nextel International with related notes specifying significant accounting practices and their impact on such financial statements and with related schedules as at and for the fiscal year then ended, audited and certified by Deloitte & Touche LLP or other internationally recognized independent certified public accountants of recognized standing selected by Nextel International, without material exception or qualification and prepared in accordance with GAAP. The foregoing financial statements shall be accompanied by a certificate of the Company's or Nextel International's principal financial officer setting forth in reasonable detail each of the calculations required to establish compliance with the financial covenants set forth in Section 8.17 hereto, which certificate shall include a representation that each such calculation (including, without limitation, any such calculations made pursuant to any Schedule to this Agreement) (i) has been made in accordance with GAAP, (ii) is consistent with all relevant definitions set forth in this Agreement, and (iii) is consistent with the Company's preparation of the Approved Business Plan.


     Section 8.03. Quarterly Financial Statements.

     (a) As soon as available but not later than 60 days after the end of each fiscal quarter occurring within its fiscal year (other than the fourth fiscal quarter), the Company shall deliver to the Creditor a copy of consolidated unaudited financial statements of the Company and its Subsidiaries for such quarterly period (including, without limitation, its balance sheet, statement of income, statement of changes in stockholders' equity and statement of cash flows and related earnings, for such quarter) which shall be certified as having been prepared in accordance with GAAP by the principal financial officer of the Company. In addition, the chief financial officer of the Company shall deliver a certificate stating that at the date of such certificate (i) in respect of Nextel International, the Company and any Foreign Affiliate, no Default or Event of Default has occurred and is continuing, or if such Default or an Event of Default has occurred and is continuing, with a reasonably detailed description thereof and the actions being undertaken by the Company with respect thereto, and (ii) there is no litigation initiated or filed by or against Nextel International, the Company or any Foreign Affiliate, and except for Permitted Liens, no Lien against any of the Collateral has been created, voluntarily or by operation of law, or if there is any such litigation or Lien, a description thereof and the actions the Company or any other such Credit Party as the case may be, is taking with respect thereto. In addition, the foregoing certificate shall set forth in reasonable detail the calculations required to establish that the financial covenants set forth in Section 8.17 hereof have been satisfied. In addition, the chief financial officer of Nextel International shall deliver an updated Invested Capital Schedule in the form of Exhibit E hereto reflecting updated figures for acquisition costs, capital expenditures and working capital advances made by Nextel International or any equity investor on behalf of the Company or any Majority-Owned Foreign Affiliates and working capital advances made by Nextel International to the Company, Nextel S.A. or Nextel Ltda. to the extent permitted hereunder.


     (b) As soon as available but not later than 60 days after the end of each fiscal quarter occurring within its fiscal year (other than the fourth fiscal quarter), the Company shall deliver to the Creditor a copy of consolidated unaudited financial statements of Nextel International and the Subsidiaries for such quarterly period (including, without limitation, its consolidated balance sheet, consolidated statement of income, statement of changes in stockholders' equity and statement of cash flows and related earnings, for such quarter) which shall be certified as having been prepared in accordance with GAAP by the principal financial officer of Nextel International. The foregoing financial statements shall be accompanied by a certificate of the Company's or Nextel International's principal financial officer setting forth in reasonable detail each of the calculations required to establish compliance with the financial covenants set forth in Section 8.17 hereto, which certificate shall include a representation that each such calculation (including, without limitation, any such calculations made pursuant to any Schedule to this Agreement) (i) has been made in accordance with GAAP, (ii) is consistent with all relevant definitions set forth in this Agreement, and (iii) is consistent with the Company's preparation of the Approved Business Plan.


     Section 8.04. Other Information.


     (a) Promptly upon their becoming available, the Company and Nextel International shall deliver to the Creditor, copies of all material notices or material documents given or received by any Credit Party pursuant to any of the System Documents.


     (b) From time to time, the Company and Nextel International shall deliver to the Creditor, such other information regarding the business of the Company, Nextel International, the Foreign Affiliates, the System or the
Telecommunications Business as the Creditor may reasonably request.


     (c) As soon as available, but, in any event, within sixty (60) days after the end of each fiscal quarter of the Company, a copy of a management report, which shall contain to the extent pertinent for such period (i) statistical information regarding Subscriber load and number of Subscribers lost (including, without limitation, average Subscriber load for each applicable quarter and Subscriber load as of the end of such quarter), (ii) revenue per Subscriber and usage (including, without limitation, dispatch, interconnect and other minutes billed, and basic charges), (iii) management and marketing fees billed, (iv) the network installation progress including, without limitation, cities in Brazil served by the iDEN network, and a list specifying each License, the channels which such License controls (and in which cities), any modification to any License, and the expiration date of such License and the renewal dates as provided by applicable telecommunications law), and (v) the iDEN network operation benchmarks (as prepared by the management of the Company), such management report to be certified by an Authorized Officer of the Company.

     (d) The Company shall, no less than ten (10) days in advance of the beginning of each fiscal year of the Company, adopt and deliver to the Creditor and the Depositary an Approved Business Plan setting forth in detail an annual budget for the ensuing year. If for any reason the Company shall not have adopted an Approved Business Plan for the ensuing year before the beginning of the fiscal year or fails to deliver such new Approved Business Plan at least ten
(10) days in advance of the beginning of such fiscal year, the Approved Business Plan for the preceding year shall, until ten (10) days after delivery of such Approved Business Plan for the ensuing year to the Creditor and the Depositary, be deemed to be in full force and effect as the Approved Business Plan. Thereafter (but not more frequently than quarterly in any calendar year), if there is a breach by the Company of any of the financial covenants set forth in
Section 8.17 of this Agreement or at the request of the Creditor when an Event of Default has occurred and is continuing, the Company shall promptly adopt and deliver to the Creditor an amended Approved Business Plan. Each such Approved Business Plan shall identify the quarterly expenditures and investments for the following major matters: ongoing development, operations, maintenance, financing, acquisition and expansion of System and the Telecommunications Business. Each Approved Business Plan shall be accompanied by a statement of the chief financial officer of the Company to the effect that the items set forth therein are reasonable estimates for the period covered thereby.


     (e) Promptly upon the execution and delivery thereof, copies of all interconnect agreements with local exchange carriers and long distance carriers of each city in Brazil in which any Credit Party currently provides, or in the future will provide, services.


     (f) The Company shall provide, or shall cause to be provided to, the Creditor a monthly report summarizing the balance in the Foreign Resident Account and each of the accounts referred to in the Company Security Deposit Agreement and the Nextel Ltda. Security Deposit Agreement, including a description of all deposits and disbursements therefrom. The Company shall provide, or shall cause to be provided to, the Creditor a quarterly report summarizing the balance of each of the Foreign Affiliates' respective bank accounts including a description of all deposits and disbursements therefrom.


     (g) From time to time, the Company and Nextel International shall deliver to OPIC, such information regarding the Conditional Sale Agreements and the transactions contemplated thereby and such other information regarding the business of the Company, the Foreign Affiliates, the System or the Telecommunications Business as OPIC may reasonably request.


     Section 8.05. Access to Books; Inspections.


     (a) Each of the Company and Nextel International (with respect to its Brazilian operations) shall permit the Creditor and OPIC and their respective representatives, at all reasonable times, but prior to an Event of Default at the Creditor's or OPIC's (as appropriate) own expense and with prior written notice to the Company and the relevant other Credit Parties, and after an Event of Default at the expense of the Company and Nextel International and each Foreign Affiliate, to inspect the facilities, activities, books of account and records of the Company and the other Credit Parties and make copies thereof, and shall cause its representatives, employees and accountants to give their full cooperation and assistance in connection with any such visits of inspection or any financial conferences called by the Creditor or OPIC. The Company shall promptly supply to the Creditor or OPIC (as appropriate) copies of any reports on its or Nextel International's (with respect to its Brazilian operations) or any Foreign Affiliate's business and activities which are publicly distributed, and will give notice of and make available to the Creditor or OPIC (as appropriate) copies of any other reports on its or Nextel International's (with respect to its Brazilian operations) or any Foreign Affiliate activities and reports made to the government, or any governmental agency or council as the Creditor or OPIC may from time to time reasonably request. Each of the Company and Nextel International shall also make available such further information concerning its, Nextel International's or any other Foreign Affiliate's business and affairs in Brazil as the Creditor or OPIC may from time to time reasonably request.


     (b) Each Credit Party shall maintain an adequate accounting system, including books, accounts and records, prepare all financial statements required hereunder in accordance with GAAP, consistently applied, and in compliance with the regulations of any governmental regulatory body having jurisdiction thereof.


     Section 8.06. Governmental Approvals. Each of Nextel International, the Company and the Foreign Affiliates shall promptly from time to time obtain or cause to be obtained all Governmental Approvals as shall now or hereafter be necessary (i) to import the equipment pursuant to the Conditional Sale Agreements including, without limitation, the registration of the Conditional Sale Agreements with the Brazilian Central Bank and any other registration required by the Brazilian Central Bank, (ii) for the construction, ownership, completion, operation and maintenance of the System and the Telecommunications Business and as contemplated by the System Documents (except where failure to obtain could not reasonably be expected to have a Material Adverse Effect), and
(iii) for the grant of the assignments and security interests granted by the Security Documents or the validity and enforceability thereof or for the perfection of or the exercise by the Creditor of its rights and remedies thereunder. Such Person shall promptly furnish to the Creditor copies of all such Governmental Approvals.


     Section 8.07. Insurance.


     (a) Business Insurance. The Company shall (i) maintain or cause to be maintained, to the extent available on commercially reasonable terms, in full force and effect at all times on and after the Original Closing Date and continuing until the Maturity Date, with responsible insurance companies having a Best Insurance Reports rating of "A-" or better and a financial size category of "IX" or higher (and other companies reasonably acceptable to the Creditor) such insurance on such of its properties, in such amounts and against such risks and with such deductibles and other terms as is set forth on Schedule 8.07(a) hereto, (ii) file with the Creditor no more than 7 days after each policy anniversary, certificates of all insurance then in effect, stating the names of the insurance companies, the amounts of the insurance, the dates of the expiration thereof and the properties and risks covered thereby and specifically listing the special provisions enumerated for such insurance required by this
Section 8.07, and (iii) obtain such additional insurance, to the extent available on commercially reasonable terms, as the Creditor may reasonably request to cover risks not foreseen prior to the Original Closing Date. The certificates of insurance referred to in clause (ii) hereof shall be executed by an authorized representative of each insurer. Upon request, the Company will promptly furnish the Creditor with evidence of such insurance relating to the System and the Telecommunications Business.

     (b) Political Risk Insurance. The Company shall maintain or cause to be maintained with OPIC and AIG (or any other responsible insurance carrier reasonably acceptable to the Creditor) Political Risk Insurance in the amounts set forth on Schedule 8.07(b) hereto. The Company shall pay all costs and premiums in connection with the Political Risk Insurance.


     Section 8.08. Continuance of Business. Each of Nextel International, the Company and the Foreign Affiliates shall maintain their respective corporate existence, rights, licenses and privileges in good standing under and in compliance with all applicable laws and regulations, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and shall maintain, subject to the provisions of
Section 9.05 hereof, the present character of its respective business. Each of the Company and the Foreign Affiliates shall conduct its respective business substantially within the scope provided in the Licenses (or as otherwise contemplated in the Approved Business Plan) and in material compliance with applicable laws and regulations binding on it or its operations or assets except those laws and regulations that are being contested in good faith by appropriate proceedings and as to which such noncompliance could not reasonably be expected to have a Material Adverse Effect.


     Section 8.09. [Reserved]


     Section 8.10. Maintenance and Repairs. Each of the Company and the Foreign Affiliates shall conduct its respective business in a manner consistent with prudent industry standards, keep all its respective material assets and properties in good working order and condition, and from time to time make all needful and proper repairs, renewals, replacements and improvements thereof so that the business carried on in connection therewith may be properly and prudently conducted at all times.


     Section 8.11. Compliance with Law.


     (a) Each of Nextel International, the Company and the Foreign Affiliates shall comply with the requirements of all applicable Governmental Rules except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. In particular, and without application of any materiality standard, each such Person agrees that its activities in connection with the System and the Telecommunications Business shall be conducted in full compliance under the United States Foreign Corrupt Practices Act and any other applicable law dealing with improper or illegal payments, gifts or gratuities. Promptly upon request, but no later than 15 days after such request, each of the Company and Nextel International shall provide the Creditor with certification to the effect that neither it nor any of its Subsidiaries has made any payments, directly or indirectly, in violation of the foregoing agreement. Notwithstanding the foregoing, the covenants contained in this Section 8.11 shall not be deemed to have been violated to the extent any failure to comply with any Governmental Rules or any other requirement of this Section 8.11 is attributable to a breach of the representation, warranty or covenant contained in the second sentence of
Section 2.01(a) hereto. Each Credit Party warrants and represents that since the merger with Wireless it has not taken any action, or failed to take any action, with respect to the System or the Telecommunications Business if that act or failure to act would have violated this Section 8.11. Nextel International and the Company warrant and represent that prior to the merger with Wireless, Nextel International and the Company conducted reasonable due diligence of Wireless and its Subsidiaries and in connection therewith nothing came to their attention or led them to believe that the activities of Wireless or any officers, directors or agents thereof could be construed as violations of the United States Foreign Corrupt Practices Act of Wireless and its Subsidiaries if they had been wholly owned Subsidiaries of Nextel International at the time of such activities. To the extent the warranties and representations contained in this Section 8.11(a) relate to any Governmental Rule, including, but not limited to, the United States Foreign Corrupt Practices Act, related to an "employee benefit plan," within the meaning of Section 3(3) of ERISA, or a "plan," within the meaning of Section 4975(e)(1) of the Code, such warranties and representations are made assuming the truth of the representation, warranty and covenant contained in the second sentence of
Section 2.01(a).


     (b) Notwithstanding anything in the foregoing paragraph (a) or in this Agreement to the contrary, the Company and Nextel International shall keep the System and the assets of the Telecommunications Business free of any Lien imposed pursuant to any Environmental Law, and will pay or cause to be paid when due any and all costs in connection with the foregoing (except where the same are being contested in good faith by proper procedures and as to which either
(x) adequate reserves have been established in accordance with GAAP on the books of such Person or (y) nonpayment of which could not reasonably be expected to result in liability in excess of $100,000 and could not reasonably be expected to have a Material Adverse Effect), including without limitation the cost of identifying the nature and extent of the presence of any Materials of Environmental Concern in, on or from the System and the assets of the Telecommunications Business or on any real property owned or leased by the Company or any Foreign Affiliate or any real property which is subject to any mortgage securing directly or indirectly all or any part of the Advances, and the cost of delineation, removal, treatment and disposal of any such Materials of Environmental Concern. If the Company or Nextel International fails to do any of the foregoing, then (i) after the occurrence of an Event of Default related thereto which is continuing under this Agreement or (ii) in the event the Creditor sustains any liability, loss, cost, damage or expense (including reasonable attorneys' fees and expenses) arising out of the presence of Materials of Environmental Concern in, on or about, or resulting from, the System, the assets of the Telecommunications Business or the Collateral, the Creditor may cause the System, the assets of the Telecommunications Business or the Collateral to be freed (by removal or otherwise) from such Materials of Environmental Concern, and the cost of such action (including reasonable attorneys, consultants' and laboratories' fees and expenses) shall be added to the Obligations of the Company pursuant to this Agreement and secured by the Security Documents. Nextel International, the Company and each Foreign Affiliate will give to the Creditor and its agents and employees reasonable access to the System, the assets of the Telecommunications Business and the Collateral to effect the foregoing, including, without limitation, following such failure the periodic conduct of an environmental audit, the cost of such audit to be paid by the Company, to ensure compliance with this Section 8.11.


     (c) None of the Company and the Foreign Affiliates shall use the System, the Telecommunications Business or any of their real property to generate, manufacture, refine, produce, treat, store, handle, dispose of, transfer, process or transport Materials of Environmental Concern other than in compliance with Environmental Laws.


    (d) Each of the Company and the Foreign Affiliates will notify the Creditor promptly upon its receipt of any notice or advice from any Governmental Authority or in writing from any other source with respect to Materials of Environmental Concern on, from or affecting the System or the Telecommunications Business. Each such Person will also make available for inspection by the Creditor and its agents and employees, accurate and complete records of all investigations, studies, sampling and testing conducted, and any and all remedial actions taken, by the Company and any Foreign Affiliate or, to the knowledge of and to the extent obtained by, the Company or Nextel International, any Governmental Authority or other Person in respect of Materials of Environmental Concern on or affecting the System or the Telecommunications Business.


     (e) Neither the Company, Nextel S.A. nor Nextel Ltda. shall take any action to prevent its employees from lawfully exercising their right of free association and their right to organize and bargain collectively. The Company, Nextel S.A. and Nextel Ltda. further agree to observe applicable laws relating to a minimum age for employment of children, acceptable conditions of work with respect to minimum wages, hours of work and occupational health and safety, and not to use forced labor. Additionally, the Company, Nextel S.A. and Nextel Ltda. agree to take action to assure that employees shall be permitted to remove themselves from dangerous work situations without jeopardy to their continued employment, and that no children under the age of fifteen (15) years of age will be employed for the System or the Telecommunications Business. The Company, Nextel S.A. and Nextel Ltda. are not responsible under this Section 8.11 for the actions of a Governmental Authority.


     Section 8.12. Notices. Each of the Company and Nextel International (as applicable) shall promptly, but in no event later ten (10) Business Days (unless otherwise indicated below) after the occurrence of the following events, give notice to the Creditor of the occurrence of any of the following:

          (a) a Default or an Event of Default;

          (b) a default by Nextel International, the Company or any Foreign Affiliate under any System Document, together with a statement of action proposed to be taken by such Credit Party to cure such default;

          (c) any (i) written claim, litigation, investigation or proceeding which arises at any time involving the Licenses in the Major Market Areas;
     (ii) written claim, litigation, investigation or proceeding which arises at any time involving any Credit Party which could reasonably be expected to have a Material Adverse Effect; (iii) the issuance by any court or governmental agency or authority of any injunction order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of Advances hereunder, or invalidating, or having the effect of invalidating, any provision of this Agreement or any of the other Credit Documents, including but not limited to, provisions regarding the granting of security interests in the Collateral or the priority of such security interests, or the initiation of any litigation or similar proceeding seeking any such injunction, order, decision or other restraint; or (iv) any written challenge to the Licenses by any third party in the Major Market Areas;

          (d) any development in the business or affairs of any of Nextel International, the Company or any Foreign Affiliate which has resulted in or could reasonably be expected to result in a Material Adverse Effect;

          (e) thirty (30) days prior written notice thereof, after delivery from a Motorola Entity, the movement of any of the iDEN equipment outside of Brazil;

          (f) thirty (30) days prior written notice thereof, the movement of the Company's, or any Foreign Affiliate's principal place of business to any location other than as set forth in the Company Security Agreement and any Foreign Affiliate Security Agreement;

          (g) thirty (30) days written notice thereof, any notice received by any of Nextel International, the Company or any Foreign Affiliate from any other Governmental Authority regarding events if determined adversely which could reasonably be expected to have a Material Adverse Effect, including, without limitation, the rejection, termination or revocation or any License or Governmental Approval;

          (h) any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) or other event of Force Majeure (as defined under Article 1058, first paragraph of Brazilian Code) which could reasonably be expected to have a Material Adverse Effect; and

          (i) promptly, upon their becoming available (and the Company and Nextel International becoming aware of their existence), copies of: (i) all correspondence with any representative of PBGC, the Secretary of Labor or the IRS with respect to any Plan, relating to an actual or threatened change or development that could reasonably be expected to have a Material Adverse Effect; and (ii) copies of any notices of Plan termination filed by any Plan Administrator (as those terms are used in ERISA) with the PBGC and of any notices from the PBGC to the Company with respect to the intent of the PBGC to institute involuntary termination proceedings where such termination could reasonably be expected to have a Material Adverse Effect.

     Each notice shall be accompanied by a statement of the principal financial officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.


     Section 8.13. Further Assurances.

     (a) Each of Nextel International, the Company and the Foreign Affiliates shall register or record each of the Credit Documents to which it is a party (or a copy thereof) required to be registered or recorded and execute and file and cause to be filed in such offices as shall be required or appropriate under any applicable Uniform Commercial Code or mortgage recording or other statute in any state or jurisdiction, and, in each such case, in such manner and form as the Creditor may reasonably require or as may be necessary under applicable governmental laws, any financing statement, registration, mortgage or other instrument that may be necessary, or that the Creditor may reasonably request, in order to create, perfect, preserve, validate or satisfy the Liens granted to the Creditor pursuant to the Security Documents and shall pay (except to the extent resulting solely from an act or omission of the Creditor) all costs, charges and expenses of and incidental to the registration and recordation of the Credit Documents and the filing or recording of such financing statements, mortgages or other instruments; provided, that the foregoing obligations in this clause (a) shall not apply with respect to Liens on Immaterial Assets.

     (b) To the extent and at such times as real estate is acquired by any of Nextel International, the Company or any Foreign Affiliate, such Person shall promptly cause such real estate to be subjected to a Lien in favor of the Creditor and such Person will execute, deliver and register the necessary mortgages.

     (c) To the extent and at such times as additional easements and rights-of-way are obtained by any of Nextel International, the Company or any Foreign Affiliate, such Person shall promptly use good faith and commercially reasonable efforts to cause such easements and rights-of-way to be subjected to the Lien of the Security Documents, and such Person will cause the necessary amendments to be made in respect thereto.

     (d) Each of Nextel International, the Company and the Foreign Affiliates shall at all times and at such Person's cost, warrant and defend its title in and to the Collateral attributed to it.

     (e) To the extent and at such times as Leases are entered into from and after the Original Closing Date by any of Nextel International, the Company or any Foreign Affiliate, such Person shall, to the extent that such Lease may be assigned (provided that Nextel International, the Company or such Foreign Affiliate shall have used good faith and commercially reasonable efforts to allow such Lease to be assigned) execute and deliver a Lease Assignment Agreement in the form of Exhibit M-2 to the Original EFA (incorporated herein by reference) in respect of such Lease in favor of the Creditor and register such Lease and the Lease Assignment Agreement. No Lease shall contain a provision that would result in a termination of such Lease or a modification of any material right or obligation thereunder upon a change in control of the lessee (including without limitation a change of control effectuated through any of the Security Documents). Each Credit Party agrees to give the Creditor notice of any non-compliance or default under any Lease within 10 Business Days of any such non-compliance or default and each Credit Party acknowledges its obligations to comply with all Leases as set forth in Section 8.01(b).

     Notwithstanding the foregoing, with respect to all Leases constituting Additional System Documents (each Credit Party acknowledges and agrees that any MSO Lease shall constitute an Additional System Document), either (x) (i) the language set forth on Exhibit G to the Original EFA (incorporated herein by reference) must be included in all such Leases, and (ii) a Lease Assignment Agreement in the form of Exhibit M-2 to the Original EFA (incorporated herein by reference) in respect of such Lease must be executed by the parties to such Lease in favor of the Creditor and such Lease Assignment Agreement must be properly registered (it being understood that, notwithstanding Section 9.14, no Consent to Assignments shall be required with respect to such Leases), or (y) (i) the Lease shall include a purchase option entitling the lessee to purchase all of the property subject to the Lease within one (1) year from the date such Lease was first entered into, (ii) the lessee shall exercise such purchase option as soon as such option is exercisable, (iii) the property subject to such Lease shall be purchased by the lessee no later than one (1) year from the date such Lease was first entered into, and mortgaged to the Creditor as required under Section 8.13(b), and (iv) at the time such Lease is entered into, the applicable Credit Party shall use good faith and commercially reasonable efforts to satisfy clause (x) above.

     (f) To the extent and at such times Intellectual Property is acquired by the Company or any Foreign Affiliate, such Person shall execute and deliver to the Creditor a trademark assignment agreement in the form of Exhibit R to the Original EFA (incorporated herein by reference) and register such agreement.

     (g) To the extent any Foreign Affiliate owns assets in excess of $10,000 or conducts any business operation, such Foreign Affiliate shall execute and deliver a Foreign Affiliate Security Agreement and take all actions required to create and perfect a first priority lien on the assets of such Foreign Affiliate, to the extent such Foreign Affiliate had not previously delivered a Foreign Affiliate Security Agreement.

     (h) To the extent permitted by applicable law and at such times the Company or any Foreign Affiliate acquires or leases any phone lines after October 31, 1997 which interconnect with the land lines operated by Telebras, any other Governmental Authority or other phone company which phone lines are essential to the phone/interconnect operation of the System, the Company or such Foreign Affiliate shall cause such phone lines to be subjected to the Lien of the Security Documents and assign its interest in such interconnect agreement and such Person will cause the necessary amendments to be made in respect thereto.
Section 8.15 hereof shall apply to all other phone lines owned or leased by the Company and the Foreign Affiliates.

     (i) From time to time and at all time hereafter upon the reasonable request of the Creditor and (except to the extent are caused solely by a change in circumstance related to the Creditor) at the cost of the Company, the Company and Nextel International shall execute and cause to be done and executed all such acts, deeds and assurances to perfect, preserve or protect the rights of the Creditor with respect to the Collateral as the Creditor may reasonably request.

     (j) Each Person that is or becomes a Majority-Owned Foreign Affiliate shall have executed and delivered, or promptly after becoming a Majority-Owned Foreign Affiliate shall execute and deliver, a power of attorney to the Creditor, in form and substance reasonably satisfactory to Creditor, covering all Leases, System Documents, interconnect agreements and any other agreement that such Credit Party is or may in the future become a party to that relates to the System or Telecommunications Business (the "Covered Documents"). Such power of attorney shall grant the Creditor irrevocable authority upon the occurrence and continuation of an Event of Default to act on behalf of the applicable Credit Party with respect to any matter arising under any Covered Documents, including without limitation effectuating an assignment of any of the Covered Documents.

     Section 8.14. Construction of the System. The Company shall construct the System in Belo Horizonte as required and permitted pursuant to the Licenses but only to the extent it is strategically and economically advantageous to do so.


     Section 8.15. Restricted Assets; Option Companies.

     (a) If during the term of this Agreement it becomes permissible and commercially practicable in the Creditor's reasonable determination under applicable Governmental Rule to grant a lien on any Restricted Asset, the Company and Nextel International will, and will cause each Foreign Affiliate (at their expense), to take all actions required to create and perfect a first priority lien on such Restricted Assets in favor of the Creditor and deliver opinions relating to the security interests in such assets in form and substance satisfactory to the Creditor.

     (b) The Company shall, and shall cause Nextel Ltda. to, comply with the conditions relating to approvals of the Ministry of Communications set forth in each Option Agreement so to ensure that the Company and Nextel Ltda. acquire the quotas of the Option Companies at the earliest date possible. The Company shall, and shall cause Nextel Ltda. to, upon the Ministry of Communications' approval of the exercise of the Options, pledge all quotas relating thereto to the Creditor and execute and deliver a Company Quota Pledge Agreement or Foreign Affiliate Quota Pledge Agreement, as appropriate. In connection with the foregoing, the Creditor shall have received opinions of counsel in form and substance satisfactory to it. In addition, simultaneously with the exercise of the Options, Nextel International, the Company and Nextel Ltda. will, and will cause each Option Company (at their expense), to (i) take all actions required to create and perfect a first priority lien on the assets of such Option Company, (ii) execute and deliver a guaranty in the form of Exhibit J to the Original EFA (incorporated herein by reference), and (iii) to deliver opinions in respect of the Foreign Affiliate Security Agreement and the Foreign Affiliate Guaranty in form and substance satisfactory to the Creditor.


     Section 8.16. Maintenance of Licenses. Except to the extent loss of a License could not reasonably be expected to have a Material Adverse Effect, each of Nextel International, the Company and the Foreign Affiliates shall: (i) comply with all the terms and conditions of the Licenses, preserve and maintain each License in full force and effect and shall not permit or suffer to exist any default under the Licenses; (ii) enforce and maintain all of its respective rights under such Licenses; and (iii) not permit or consent to the modification or waiver of any provision of the Licenses.


     Section 8.17. Financial Covenants. The Company and its Subsidiaries shall have or maintain, on a consolidated basis, at all times:

          (a) a Fixed Charge Coverage Ratio (measured at the end of each fiscal quarter) of not less than 1.00 : 1.00 at the end of each fiscal quarter of the Company;

          (b) EBITDA, at the end of each fiscal quarter period then ended (measured at the end of each fiscal quarter), of not less than the respective amounts set forth opposite each such date:

     Date                           EBITDA
     ----                           ------

          Date                                  EBITDA
          ----                                  ------
      March 31, 2000                        $(21,500,000)
      June 30, 2000                         $(16,400,000)
      September 30, 2000                    $(19,300,000)
      December 31, 2000                     $(22,300,000)
      March 31, 2001                        $(11,800,000)
      June 30, 2001                         $ (9,900,000)
      September 30, 2001                    $ (6,300,000)
      December 31, 2001                     $    100,000
      March 31, 2002                        $  3,800,000
      June 30, 2002                         $  7,900,000
      September 30, 2002                    $ 10,600,000
      December 31, 2002                     $ 12,000,000
      March 31, 2003                        $ 14,600,000
      June 30, 2003                         $ 22,700,000
      September 30, 2003                    $ 24,000,000
      December 31, 2003                     $ 27,500,000

          (c) a ratio of Indebtedness to EBITDA as at the end of each quarterly period then ended of not greater than the ratios set forth opposite each such date:

                                      Indebtedness to
           Date                            EBITDA
           ----                       ---------------
      March 31, 2002                     41.1 : 1.00
      June 30, 2002                      17.3 : 1.00
      September 30, 2002                 12.8 : 1.00
      December 31, 2002                   9.8 : 1.00
      March 31, 2003                      8.1 : 1.00
      June 30, 2003                       4.3 : 1.00
      September 30, 2003                  4.1 : 1.00
      December 31, 2003                   2.9 : 1.00

          (d) minimum Recurring Revenues, as at the end of each quarterly period then ended, of not less than the respective amounts set forth opposite each such date:

          Date                         Recurring Revenues
          ----                         ------------------
      March 31, 2000                        $ 8,700,000
      June 30, 2000                         $ 9,700,000
      September 30, 2000                    $13,000,000
      December 31, 2000                     $16,900,000
      March 31, 2001                        $22,300,000
      June 30, 2001                         $27,700,000
      September 30, 2001                    $30,900,000
      December 31, 2001                     $35,000,000

          Date                         Recurring Revenues
          ----                         ------------------
     March 31, 2002                        $39,700,000
     June 30, 2002                         $43,500,000
     September 30, 2002                    $48,500,000
     December 31, 2002                     $53,500,000
     March 31, 2003                        $59,200,000
     June 30, 2003                         $63,800,000
     September 30, 2003                    $67,600,000
     December 31, 2003                     $71,800,000

          (e) a minimum number of Subscribers, as at the end of each quarterly period then ended, of not less than the number of Subscribers set forth opposite each such date:

          Date                               Subscribers
          ----                               -----------
     March 31, 2000                            115,000
     June 30, 2000                             129,000
     September 30, 2000                        154,000
     December 31, 2000                         190,000
     March 31, 2001                            226,000
     June 30, 2001                             253,000
     September 30, 2001                        280,000
     December 31, 2001                         311,000
     March 31, 2002                            345,000
     June 30, 2002                             370,000
     September 30, 2002                        398,000
     December 31, 2002                         431,000
     March 31, 2003                            468,000
     June 30, 2003                             489,000
     September 30, 2003                        513,000
     December 31, 2003                         538,000

          (f) a minimum amount of Adjusted Paid-In Capital at all times for each calendar quarter in an amount equal to the actual cash requirements for such calendar quarter as provided in the Adjusted Paid-In Capital Schedule (in the form of Schedule 1.01(c) attached hereto) provided by the Company as part of the compliance package delivered with the financial statements required under Sections 8.2 and 8.3. As set forth in the Adjusted Paid-In Capital Schedule (Schedule 1.01(c)), a deficiency in Adjusted Paid-In Capital for any calendar quarter must be contributed into the Company within fifteen (15) days from the end of the applicable reporting period.

          (g) Notwithstanding anything herein to the contrary (including, without limitation, the provisions of Section 11.1 hereof), (i) a breach of
     Section 8.17(d) hereof shall not constitute an Event of Default hereunder unless the Company is in breach of such Section 8.17(d) as of two (2) consecutive quarter end dates and (ii) a breach of Section 8.17(b) or
     Section 8.17(c) hereof as of any quarter end date shall not constitute an Event of Default hereunder unless the aggregate Subscribers as of the end of such quarter were less than the "Target Subscribers" set forth opposite the quarter end dates set forth in Schedule 1.01(d).


     Section 8.18. [Reserved]


     Section 8.19. Failure to Perform of Stockholder Guarantor. If any Stockholder Guarantor (other than Nextel International) shall fail to perform its obligations under its Stockholder Guaranty, Nextel International or another Stockholder Guarantor shall assume the liability of such Stockholder Guarantor under its Stockholder Guaranty no later than five (5) Business Days after the Creditor notifies Nextel International of such failure by the Stockholder Guarantor. Notwithstanding the foregoing or any other term in this Agreement or any other Credit Document, MIDC shall not be required to assume the liability of any other Stockholder Guarantor.


     Section 8.20. Adult Content. None of the Company, Nextel S.A. and the Foreign Affiliates shall enter into any arrangement, contractual or otherwise permitting the use of the assets of the System for the provision of services marketed as telecommunications offering sexually explicit adult content.


     Section 8.21. Translation and Registration. On or prior to the Initial Funding Date, the Company shall, at its exclusive expense, translate this Agreement into Portuguese and carry out the registration of this Agreement at the proper register of deeds and documents.


     Section 8.22. Foreign Resident Account. The Company shall have established, and shall continue to maintain, a non-resident account according to the Brazilian Central Bank Circular 2677, April 10, 1996 (the "Foreign Resident Account") for the benefit of the Creditor and shall have granted the Creditor continuing control of such account in a manner reasonably acceptable to the Creditor.


     Section 8.23. Update of Security Documents. Concurrently with the delivery by the Company of the quarterly financial statements pursuant to Section 8.03 (or, in the case of the fourth fiscal quarter, the delivery by the Company of the annual financial statements under Section 8.02), the following actions shall be taken:

          (i) an Authorized Officer of each of the Company and the Majority-Owned Foreign Affiliates shall deliver a list of all of the assets of such Credit Party along with a certificate of an Authorized Officer of such Credit Party certifying as to the completeness and accuracy thereof;

          (ii) an Authorized Officer of Nextel International shall provide a list of the shareholdings or quotaholdings of record of the Company and the Foreign Affiliates;

          (iii) each of the Company, the Stockholder Guarantors (in connection with the Stockholder Guarantor Pledge Agreements) and the Majority-Owned Foreign Affiliates shall have amended its respective Security Documents as necessary to cover all personal property and fixtures acquired since the Original

     Closing Date (to the extent the same is not already covered by the Security Documents) and shall have made all necessary registrations, filings and recordings in order to create a first priority Lien in favor of the Creditor in such after acquired property all in accordance with the provisions of the Security Documents (except as otherwise expressly provided herein) and each such Credit Party shall deliver to the Creditor copies of all such amendments made to its Security Documents in respect of after acquired property. Notwithstanding the foregoing, if an Advance has been made during the fiscal quarter at issue and in connection with such Advance the conditions set forth in Section 10.02(e) have been satisfied in full, this Section 8.23 shall be deemed to be satisfied with respect to such fiscal quarter. Additionally, notwithstanding Clause 4 of any of the Foreign Affiliate Security Agreements, such Foreign Affiliate Security Documents need only be amended to reflect the acquisition of newly acquired assets as provided in Sections 8.13, 8.23 and 10.02(e).


SECTION 9. NEGATIVE COVENANTS

     Until the termination of the Remaining Commitment and payment in full of the Advances, any interest due thereon and all other amounts due hereunder, and so long as this Agreement remains in effect, each signatory Credit Party covenants and agrees that, unless the Creditor shall otherwise consent to it in writing, it shall comply in all respects with each of the following covenants and agreements attributed to it. In addition, each of Nextel International and the Company agrees to cause each Foreign Affiliate to comply in all respects with each covenant and agreement set forth below and attributed to such Foreign Affiliate.


     Section 9.01. Indebtedness. None of the Company or any Foreign Affiliate shall, at any time, incur, create, assume or suffer to exist any Indebtedness (howsoever incurred, created, assumed or existing, directly or indirectly) other than Permitted Indebtedness.


     Section 9.02. Guaranties. None of the Company or any Foreign Affiliate shall assume, endorse, be or become liable for, or guarantee, the obligations of any Person (other than the Foreign Affiliate Guaranties), except (i) by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and (ii) in respect of the Permitted Indebtedness of the Company and the Majority-Owned Foreign Affiliates. For the purposes hereof, the term "guarantee" shall include any agreement, whether such agreement is on a contingency or otherwise, to purchase, repurchase or otherwise acquire Indebtedness of any other Person, or to purchase, sell or lease, as lessee or lessor, property or services, in any such case primarily for the purpose of enabling another Person to make payment of Indebtedness, or to make any payment (whether as an advance, capital contribution, purchase of any equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition in connection with the Indebtedness of another Person, or to supply funds to or in any manner invest in another Person in connection with such Person's Indebtedness.


     Section 9.03. Transfer. None of the Company or any Foreign Affiliate shall, without the prior written consent of the Creditor, sell, lease, transfer, assign or otherwise dispose of (whether in one transaction or in a series of related transactions) all or any material part of its assets (except (x) in the ordinary course of business, and (y) if the value of the asset is less than 1% of the total assets of the Company and its Subsidiaries as listed on the most recent balance sheet delivered in accordance with subsections 8.02(a) or 8.03(a) hereof, as the case may be, or the aggregate value of assets disposed of in any year does not exceed 5% of the total assets of the Company and its Subsidiaries as listed on the most recent balance sheet delivered in accordance with subsections 8.02(a) and 8.03(a) hereof, as the case may be, or such disposition is for the replacement of obsolete, worn or defective equipment for which such Credit Party shall have received adequate and fair consideration), whether now owned or hereafter acquired.


     Section 9.04. Liens. None of the Company, Nextel International or any Foreign Affiliate shall create or suffer to exist any Lien upon or with respect to any of such Credit Party's assets constituting the Collateral or the Restricted Assets, whether now owned or hereafter acquired other than Permitted Liens.


     Section 9.05. Mergers; Acquisitions.

     (a) None of the Company or any Foreign Affiliate shall merge or consolidate with any Person (whether or not such Credit Party is the surviving entity), or, except as permitted by Section 9.12 hereof, acquire all or substantially all of the assets of any of the capital stock or the partnership interests of any Person, except that such Credit Parties may consummate the Proposed Consolidation provided that simultaneously therewith:

          (i) the consummation thereof could not reasonably be expected to have a Material Adverse Effect upon the Credit Parties affected thereby considered as a whole;

          (ii) (x) after consummation thereof the surviving Credit Party or Parties and the Consolidated Entity shall be in compliance with all Governmental Rules and (y) the consummation thereof shall have no adverse effect upon (1) the Collateral, the Foreign Affiliate Guaranties or the Stockholder Guaranties or the Creditor's rights therein, and (2) all Governmental Rules relating to the Proposed Consolidation shall be in full force and effect and administratively non-appealable and the Credit Parties shall have delivered to the Creditor a clean opinion to such effects of counsel selected by them and reasonably acceptable to the Creditor; and

          (iii) this Agreement and the other Credit Documents shall have been amended, in form and substance reasonably acceptable to the Creditor, to preserve the Creditor's rights hereunder and in the Collateral.

     (b) In addition, Nextel International shall not merge or consolidate with any Person unless (i) at the time thereof, and after giving effect thereto, no Default shall have occurred and be continuing, (ii) either (x) Nextel International shall be the continuing and surviving entity or (y) the continuing or surviving entity shall have assumed all of the obligations of Nextel International hereunder and under the Nextel International Guaranty and the other Credit Documents pursuant to an instrument in form and substance satisfactory to the Creditor and delivered such proof of corporate action, incumbency of officers, opinions of counsel and other documents, as is consistent with those delivered pursuant to Section 10.01 hereto, on the Initial Funding Date or as the Creditor may request, and (iii) the Net Worth (determined on a consolidated basis in accordance with GAAP) of the continuing or surviving entity immediately after giving effect thereto shall be greater than or equal to the Net Worth of Nextel International prior to giving effect thereto.


     Section 9.06. Distributions; Redemptions.

     (a) None of the Company or any Foreign Affiliate shall declare or pay any dividends or make any distribution of any kind on such Credit Party's outstanding stock, or set aside any sum for such purposes (all of the foregoing, "Distributions"), except that Nextel S.A. may declare or pay a dividend in favor of its shareholders so long as the aggregate amount of such dividend is transferred directly to the U.S. Receipt Account and is subject to the provisions of the Company Security Deposit Agreement.

     (b) None of the Company or any Foreign Affiliate shall purchase, redeem, retire or otherwise acquire, directly or indirectly, or make any sinking fund payment with respect to, any shares of any class of stock of any Credit Party now or hereafter outstanding or set apart any sum for any such purpose, other than the repurchase or redemption by the Company of its Class B Common Stock pursuant to the Second paragraph of the Restated Articles of Incorporation of the Company as such provision exists of October 31, 1997 (the "Class B Redemption"); provided, that (i) in the event that the Company becomes so obligated to repurchase or redeem such Class B Common Stock, the Company shall promptly notify the Creditor of its receipt of a request of redemption from any holder of Class B Common Stock of the Company, (ii) prior to such Class B Redemption, Nextel International shall contribute additional equity in an amount equal to the redemption price of such shares being redeemed pursuant to the Class B Redemption and additional amounts necessary to maintain the financial covenants of the Company set forth in Section 8.17 hereof and the Company shall cause such amounts to be deposited in the U.S. Receipt Account, and (iii) no Default exists or shall occur as a result of the Class B Redemption. Nextel International's obligations in this subsection 9.06(b) shall survive until all of the Obligations hereunder and the other Credit Documents have been satisfied and this Agreement has terminated.


     Section 9.07. Stock Issuance. None of the Company or any Foreign Affiliate shall issue any additional shares or any right or Option to acquire any shares, or any security convertible into any shares, of the capital stock of any Credit Party unless such options and such shares upon issuance, become pledged to the Creditor and subject to the other agreements referred to herein to which the existing shares of such Credit Party are subject prior to such issuance, and provided that, in any event, after (or as a result of) any such issuance there shall not have occurred any Event of Default of the type referred to in subsections 11.01(w), (x) and (y) hereof.


     Section 9.08. Amendment of Documents and Organization.

     (a) None of the Company or any Foreign Affiliate shall (i) amend, waive or modify, or agree to any amendment, waiver, supplement or modification of, or fail to perform its Obligations under any System Document to which it is a party or any other agreement, contract or instrument, the result of which could reasonably be expected to have a Material Adverse Effect, (ii) cancel or terminate, or agree to any cancellation, termination or assignment of any such System Document the cancellation or termination of which could reasonably be expected to have a Material Adverse Effect, or grant consents with respect to any material obligation thereunder, (iii) exercise any options or remedies or make any elections under any such System Document which exercise or election could reasonably be expected to have a Material Adverse Effect, (iv) fail to exercise promptly and diligently each and every material right which it may have under a System Document (other than any right of termination) the result of which could reasonably be expected to have a Material Adverse Effect, or (v) enter into any Additional System Documents unless (x) such Additional System Document is in connection with the ordinary and routine furnishing of goods or services to the System or the Telecommunications Business, or (y) such Additional System Document is provided for in the Approved Business Plan, or (z) the dollar value of work to be performed pursuant to such Additional System Document does not exceed $1,000,000 in any calendar year and the aggregate dollar value of work to be performed pursuant to all Additional System Documents shall not exceed $10,000,000 in any calendar year. The Company and the Foreign Affiliates shall promptly furnish to the Creditor true and correct copies of all material amendments, modifications, waivers, options, elections and with respect to the System Documents.

     (b) None of Nextel International, the Company or any Foreign Affiliate shall amend, supplement, or otherwise modify or waive compliance with any of the provisions of its respective articles of incorporation or by-laws or shareholders agreement (or any other constitutive documents) except for amendments, supplements, modifications or waivers that could not reasonably be expected to have a Material Adverse Effect or could not otherwise materially and adversely affect the Company's or any such other Credit Party's ability to perform its obligations under the Credit Documents.


     Section 9.09. Loans; Advances. None of the Company or any Foreign Affiliate shall make any guarantee, loan or advance to any Person except as follows:

          (a) Guarantees to the extent permitted by Section 9.02 hereof;

          (b) loans or advances to the extent permitted by Section 9.12 hereof;

          (c) Permitted Investments;

          (d) loans or advances among or between the Company and the Majority-Owned Foreign Affiliates;

          (e) additional guarantees, loans or advances, in an aggregate amount outstanding at any time not in excess of $1,000,000; and

          (f) loans or advances to the extent permitted by subsection 2.05(e) hereof.


     Section 9.10. Use of Funds. The Company and the Foreign Affiliates shall not make expenditures which are not contemplated by the then current Approved Business Plan; provided that the Company and the Foreign Affiliates may make expenditures and investments in the development, operation, maintenance, financing, acquisition and expansion of its System and Telecommunications Business as well as investments to increase the Company's equity in Nextel S.A.

     Section 9.11. Transactions with Affiliates. None of the Company, Nextel International or any Foreign Affiliate shall except for the transactions contemplated by the Conditional Sale Agreements and the Management Agreements and except as expressly permitted by the Credit Documents, transfer, sell, assign or otherwise dispose of, directly or indirectly, any Collateral or other assets to any Affiliate other than a Majority-Owned Foreign Affiliate (any such Affiliate, an "Arms-Length Affiliate"), or enter into any transaction directly or indirectly with or for the benefit of any Arm's-Length Affiliate; provided, that the Company or any other Foreign Affiliate may enter into transactions with an Arm's-Length Affiliate so long as the monetary or business consideration arising therefrom would be as advantageous to the Company or Foreign Affiliate as the monetary or business consideration which the Company or Foreign Affiliate would obtain in a comparable arm's length transaction with a Person not an Affiliate; provided, further, that the restrictions of this Section 9.11 shall not apply to any transaction entered into by Nextel International with any Affiliate which is not a Credit Party so long as such transaction could not reasonably be expected to have a Material Adverse Effect on Nextel International.


     Section 9.12. Changes in Business.

     (a) None of the Company or any Foreign Affiliate shall enter into or engage in any business other than the ownership and operation of the System; provided that, such Persons may (x) continue to engage in a Telecommunications Business in which it is engaged on the Original Closing Date and (y) enter into or engage in a Telecommunications Business (including by way of purchase of assets or stock by merger or consolidation) other than ownership and operation of the System if with respect to a new Telecommunications Business:

          (i) the entering into thereof could not reasonably be expected to have a Material Adverse Effect;

          (ii) all property associated with such business (including stock of any new companies owned wholly or in part by any such Credit Party) shall, to the maximum extent permitted by law, become part of the Collateral and the Company and the Foreign Affiliates shall take all required actions required by the Creditor in accordance with Section 8.13 hereof; and

          (iii) the Credit Documents shall be amended simultaneously with the entering into of such business to accomplish the matters referred to in the foregoing clause (ii) and to add any new "Credit Parties."

     (b) None of the Company and the Foreign Affiliates shall (i) make any material change in its business or the System in the Major Market Areas, or (ii) wind-up or liquidate or dissolve itself (or suffer any liquidation or dissolution) or discontinue its business, except (x) with respect to a Foreign Affiliate, the winding-up, liquidation or dissolution of which could not reasonably be expected to have a Material Adverse Effect and (y) pursuant to the Proposed Consolidation.


     Section 9.13. Prepayments. None of the Company or any Foreign Affiliate shall make any voluntary or optional prepayment of any Indebtedness for borrowed money incurred or permitted to exist under the terms of this Agreement, other than the Indebtedness evidenced by the Financing Note or the Bridge Line of Credit.

     Notwithstanding the foregoing, the Company or any Foreign Affiliate may make prepayments of Indebtedness incurred or permitted to exist hereunder in accordance with the provisions of the Company Security Deposit Agreement and the Nextel Ltda. Security Deposit Agreement.


     Section 9.14. Additional System Documents. No Credit Party (other than Option Companies) shall enter into any Additional System Document unless in connection therewith, the relevant Credit Party or Parties shall have delivered a Consent to Assignment substantially in the form of Exhibit B to the Original EFA (incorporated herein by reference).


     Section 9.15. ERISA Obligations. No Credit Party shall do, agree to do, or permit to be done, any of the following with respect to any Plan:

          (a) be or become obligated to the PBGC in excess of $1,000,000 other than in respect of timely paid annual premium payments; and

          (b) be or become obligated to the IRS or the Secretary of Labor in excess of $1,000,000 with respect to excise taxes or other penalties provided for in Sections 4971 through 4980B of the Code or Section 502 of ERISA.


     Section 9.16. Sale and Leaseback Transactions. None of the Company or any Foreign Affiliate shall, directly or indirectly, enter into any sale and leaseback transaction or any other arrangement with any Person providing for any such Credit Party to lease or rent property that any such Credit Party has sold or will sell or otherwise transfer to such Person.


     Section 9.17. New Subsidiaries. None of the Company or any ForeignAffiliate shall, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other than those Subsidiaries in existence on the Original Closing Date and listed on Schedule 7.01(a) hereof and those Subsidiaries permitted by
Section 9.05 and subsection 9.12(a) hereof.


     Section 9.18. Restricted Assets and Option Companies. Subject to Section
8.15 hereof, none of the Company or any Foreign Affiliate shall grant any Lien upon any Restricted Assets or pledge the quotas in the Option Companies to anyone other than the Creditor.


     Section 9.19. Bank Accounts. The Company and Nextel Ltda. shall not create or have any bank accounts other than those permitted under the Company Security Deposit Agreement and the Nextel Ltda. Security Deposit Agreement. In addition, the other Foreign Affiliates shall not create or have any bank accounts other than those listed on Schedule 7.25 hereto unless either (i) such additional bank account shall be subject to a security deposit agreement in form satisfactory to the Creditor or (ii) all funds deposited in such additional bank account shall be transferred directly to the Nextel Ltda. Receipt Account or the U.S. Receipt Account on a daily basis.


     Section 9.20. Bankruptcy. Neither the Company nor any Foreign Affiliate shall file a petition for bankruptcy. Each of the Company and Nextel International shall cure any event which may trigger an Event of Default under subsections 11.01(l), (m) and (n) hereto.

SECTION 10. CONDITIONS PRECEDENT

     Section 10.01. Conditions to Previous Advances. The obligations of the Creditor to make any Advance under the Original EFA (each, a "Previous Advance") were subject to the fulfillment of the following conditions precedent (the "Previous Advance Conditions"):

          (a) The Creditor's receipt of copies of each System Document (other than any Additional System Document) duly executed and delivered by each of the parties thereto, each certified by the Company to be true, complete, in full force and effect with no defaults existing thereunder, and executed copies of the Consents to Assignment in respect of each System Document other than the System Documents in respect of the Option Companies and the Leases.

          (b) All representations and warranties of the Credit Parties in
     Section 7 of the Original EFA being true and correct as of the date made and as of the date of each Previous Advance.

          (c) Company Documents. The Company:

               (i) having executed and delivered to the Creditor the Original EFA, the Company Security Deposit Agreement (under and as defined in the Original EFA), the Financing Note (under and as defined in the Original EFA), and the Conditional Sale Agreements.

               (ii) having executed and delivered to the Creditor the Company Security Agreement;

               (iii) having delivered acknowledgment copies of UCC-1 Financing Statements necessary to perfect a first priority security interest and evidence thereof;

               (iv) having delivered to the Creditor: (1) copies of, or certificates of the issuing companies with respect to, policies of insurance owned by the Company complying with the provisions of
          Section 8.07 of the Original EFA, together with endorsements thereto complying with the terms of the Company Security Agreement naming the Creditor (where applicable), in its capacity as such, as additional insured as its interests may have appeared; (2) evidence of the Company's liability insurance policies; and (3) evidence of such insurance being in full force and effect;

               (v) having executed and delivered to the Creditor the Company Quota Pledge Agreement, the Company Quota Voting Agreement, the Amendment to the Company Quota Pledge Agreement in the form of Exhibit N-4 to the Original EFA (incorporated herein by reference), the Company Share Pledge Agreements together with the certificates evidencing the capital stock pledged by it accompanied by stock powers endorsed in blank and irrevocable proxies relating thereto, the Company Share Voting Agreement, the Amendment to the Company Share Pledge Agreement in the form of Exhibit N-5 to the Original EFA (incorporated herein by reference), the Company Promise to Pledge Quotas, and duly complying with all of the terms and conditions thereof;

               (vi) having endorsed the Conditional Sale Notes in favor of the Creditor; and

               (vii) otherwise duly complying with all of the terms and conditions of the Security Documents to be executed by it.

          (d) Stockholder Guarantor Documents. Each Stockholder Guarantor:

               (i) having executed and delivered to the Creditor its respective Stockholder Guaranty (under and as defined in the Original EFA);

               (ii) having executed and delivered to the Creditor its Stockholder Guarantor Pledge Agreement, together with the certificates evidencing the capital stock pledged by it accompanied by stock powers endorsed in blank and irrevocable proxies relating thereto, and having duly complied with all of the terms and conditions thereof; and

               (iii) otherwise duly complying with all of the terms and conditions of the Security Documents to be executed by it.

          (e) Telcom Documents. Each of Telcom and the Telcom Entities:

               (i) having executed and delivered to the Creditor the Telcom Pledge Agreement together with the certificates evidencing the capital stock pledged by it accompanied by stock powers endorsed in blank and irrevocable proxies relating thereto, and having duly complied with all of the terms and conditions thereof; and

               (ii) otherwise duly complying with all of the terms and conditions of the Security Documents to be executed by it.

          (f) Nextel S.A. Documents. Nextel S.A:

               (i) having delivered the Nextel S.A. Promise to Pledge Quotas, the Foreign Affiliate Assignment of Rights and Obligations and the other documents referred to in subsection (h) of Section 10.01 of the Original EFA;

               (ii) having executed and delivered the Conditional Sale Agreements each being in substantially the form of Exhibit U to the Original EFA (incorporated herein by reference);

               (iii) having made all registrations applicable under Brazilian law, including the registration of the Conditional Sale Agreements required by the Brazilian Central Bank and those registrations necessary to perfect a first priority security interest and evidence thereof;

               (iv) having paid all documentary taxes and registration fees payable on the Security Documents attributed to it under the Central Bank registration; and

               (v) otherwise duly complying with all of the terms and conditions of the Security Documents to be executed by it.

          (g) Majority-Owned Foreign Affiliate Documents. Each of the Majority-Owned Foreign Affiliates:

               (i) having executed and delivered to the Creditor its Foreign Affiliate Guaranty;

               (ii) each of Nextel S.A. and Nextel Ltda. having executed and delivered to the Creditor its Foreign Affiliate Security Agreement, the Amendment to its Foreign Affiliate Security Agreement in the form of Exhibit Q-2 to the Original EFA (incorporated herein by reference) and the Foreign Affiliate Trademark Assignment Agreement;

               (iii) Nextel Ltda. having executed and delivered the Nextel Ltda. Security Deposit Agreement;

               (iv) having made all registrations under Brazilian law, including those necessary to perfect a first priority security interest in so much of the Collateral as is attributed to such Foreign Affiliate and evidence thereof;

               (v) having paid all documentary taxes and registration fees payable on the Security Documents attributed to such Foreign Affiliates;

               (vi) having delivered to the Creditor: (A) copies of, or certificates of the issuing companies with respect to, policies of insurance owned by such Foreign Affiliate complying with the provisions of Section 8.07 of the Original EFA, together with endorsements thereto complying with the terms of such Foreign Affiliate Security Agreement naming the Creditor (where applicable), in its capacity as such, as additional insured as its interests may have appeared; (B) evidence of such insurance being in full force and effect, and (C) certificates and summaries of such Foreign Affiliate's liability insurance policies;

               (vii) (A) with respect to Nextel Ltda. and Nextel S.A., having executed and delivered to the Creditor the Foreign Affiliate Quota Pledge Agreement, the Amendment to the Foreign Affiliate Quota Pledge Agreement in the form of Exhibit S-3 to the Original EFA (incorporated herein by reference), together with the Foreign Affiliate Voting Agreements, and duly complying with all of the terms and conditions thereof, and (B) with respect to Butler Gorge, having executed and delivered to the Creditor the Butler Gorge Promise to Pledge Quotas and duly complying with the terms and conditions thereof; and

               (viii) otherwise duly complying with all of the terms and conditions of the Security Documents to be executed by it.

          (h) The Creditor's receipt of the following documents (except as waived in writing by the Creditor):

               (i) with respect to each Credit Party, copies, certified by an Authorized Officer of such Credit Party, of the Articles of Incorporation (including amendments thereto reflecting the pledge of stock or quotas and exercise of the Options) and By-Laws of such Person (or other organizational documents), each as amended to the date of each Previous Advance, along with evidence with respect to such Person establishing the existence and good standing (where applicable) of such Person as of the date of each Previous Advance;

               (ii) certificates of an Authorized Officer of each Credit Party certifying (i) the resolutions of the Board of Directors or other governing body of such Person or other action of such Person authorizing the execution, delivery and performance of the Credit Documents to which it was a party as of the date of each Previous Advance and, with respect to the Company, the iDEN Equipment and Service Agreements and the other System Documents, and (ii) the authority, name, title and specimen signature of each individual authorized to execute any of the Credit Documents to which it was a party as of the date of each Previous Advance and, with respect to the Company, the iDEN Equipment and Service Agreements, and any other documents in relation thereto on behalf of such Person and to bind such Person thereby;

               (iii) a copy of the Company's and Nextel International's most recent audited and unaudited financial statements preceding each Previous Advance in conformity with Sections 8.02 and 8.03 of the Original EFA;

               (iv) copies, certified by the Corporate Secretary of the Company of each Governmental Approval necessary or advisable in connection with the execution, delivery, performance or enforceability of each of the Credit Documents as of the date of each Previous Advance and the iDEN Equipment and Service Agreements and the other System Documents, together with any application with respect thereto;

               (v) the opinion of Brazilian counsel to each Credit Party and the opinion of special United States counsel to the Company and each other Credit Party, each dated as of the date of the Original EFA and addressed to the Creditor, in the forms attached as Exhibits V-1 and V-2 to the Original EFA (incorporated herein by reference), respectively; and

               (vi) the opinion of Heng-Pin Kiang, General Counsel of Nextel International and the Company, dated as of the date of the Initial Advance and addressed to the Creditor.

          (i) The Creditor's receipt of the then current Approved Business Plan of the Company.

          (j) The Creditor's receipt of (i) a copy of each Governmental Approval set forth on Part I of Schedule 7.03(a) to the Original EFA and each License referred to in Schedule 7.03(b) to the Original EFA, certified by an Authorized Officer of the Company to be true, complete, in full force and effect, and administratively non-appealable as of such date, and an opinion of counsel selected by the Company and acceptable to the Creditor confirming the matters referred to in Section 7.03 of the Original EFA, together with (ii) a copy of each application referred to on Part II of
     Schedule 7.03(a) of the Original EFA submitted to any Governmental
     Authority.

          (k) The Creditor's receipt of a certificate of an Authorized Officer certifying that the Company had obtained, or would obtain in due course when needed, all easements, licenses, rights-of-way and any other rights expected to be necessary for the construction and operation of the System in the Major Market Areas.

          (l) The payment of all fees payable in connection with the transactions contemplated by the Original EFA.

          (m) Political Risk Insurance having been in full force and effect and all premiums and other costs associated therewith having been paid.

          (n) The Management Agreements having been amended and in form and substance satisfactory to the Creditor and side letters with respect thereto having been executed and delivered and in form and substance satisfactory to the Creditor in its sole discretion.

          (o) The Brazilian Central Bank having approved OPIC providing insurance in respect of the scheduled payments under the Conditional Sale Agreements.

          (p) The Creditor's receipt of the Nextel Side-Letter a post closing agreement in form and substance satisfactory to the Creditor in its sole discretion.

          (q) The letter in respect of subrogation rights in favor of OPIC having been executed and delivered.

          (r) The lease in respect of the MSO Site having been amended and in form and substance satisfactory to the Creditor in its sole discretion;

          (s) The Creditor having received a Request for Financing and a Drawdown Certificate pursuant to Section 2.02 of the Original EFA;

          (t) On and as of the date of each Previous Advance, (i) no Default, Event of Default or default under any Credit Document as of the date of the Initial Advance or any System Document having occurred and been continuing,
     (ii) there having been no adverse change in the financial condition, assets or operations of the Company or any other Credit Party which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) there having occurred no fire, explosion, accident, strike, lockout or other labor dispute, drought, storm. hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) affecting the business or properties of the Company or any other Credit Party which could reasonably be expected to have a Material Adverse Effect, (iv) there having been no change in the status of the matters disclosed on Schedule 7.12 to the Original EFA that individually or in the aggregate could reasonably have been expected to have a Material Adverse Effect, and (v) the Creditor having received a certificate of a duly Authorized Officer of the Company certifying as to the foregoing matters.

          (u) None of the following events having occurred: (i) Brazil or any Governmental Authority in Brazil having declared a moratorium on the payment of indebtedness by Brazil or any Governmental Authority in Brazil or corporations therein; (ii) Brazil having ceased to be a member in good standing of the International Monetary Fund or having ceased to be eligible to utilize the resources of the International Monetary Fund under the Articles of Agreement thereof; or (iii) the international monetary reserves of Brazil having become subject to any lien.

          (v) (i) The Creditor having received from the Company, each Majority-Owned Foreign Affiliate and Nextel International a list of all of the assets of such

     Credit Party (in the case of Nextel International such list being limited to any shares or quotas of record in respect of the Company and any Foreign Affiliates) and a certificate for an Authorized Officer of such Credit Party certifying to the accuracy and completeness of such list.

          (ii) Each Credit Party having amended its Security Documents as necessary to cover all personal property and fixtures acquired since the Original Closing Date and executing and delivering mortgages with respect to real property interests acquired since the Original Closing Date and having made all necessary registrations filings and recordings in order to create a first priority Lien in favor of the Creditor in such after acquired property and having paid all costs, charges and expenses incidental thereto.


     Section 10.02. Representation and Warranty as to Previous Advance Conditions. The Company hereby represents and warrants that each of the Previous Advance Conditions were (and remain) satisfied in full.


     Section 10.03. Conditions to Final Advance. The obligations of the Creditor to make the Final Advance hereunder shall be subject to the fulfillment of the following conditions precedent to the satisfaction of the Creditor on or prior to the Drawdown Date:

          (a) All representations and warranties of the Credit Parties in
     Section 7 (and in Section 10.02) of this Agreement shall be true and correct as of the date made and as of the date of the Final Advance.

          (b) Company Documents. The Company:

               (i) shall have executed and delivered to the Creditor this Agreement, the Company Security Deposit Agreement and the Financing Note;

               (ii) shall have delivered acknowledgment copies of any UCC-1 Financing Statements in addition to those delivered in connection with the Original EFA necessary to perfect the first priority security interest granted under the Company Security Agreement;

               (iii) shall have delivered to the Creditor (to the extent requested by the Creditor and not previously provided to the Creditor under the Original EFA): (1) copies of, or certificates of the issuing companies with respect to, policies of insurance owned by the Company complying with the provisions of Section 8.07, together with endorsements thereto complying with the terms of the Company Security Agreement naming the Creditor (where applicable), in its capacity as such, as additional insured as its interests may appear; (2) evidence of the Company's liability insurance policies; and (3) evidence of such insurance being in full force and effect; and

               (iv) shall have otherwise duly complied with all of the terms and conditions of the Security Documents executed or to be executed by it.

          (c) Stockholder Guarantor Documents. Each Stockholder Guarantor:

               (i) shall have executed and delivered to the Creditor its respective Stockholder Guaranty; and

               (ii) shall have otherwise duly complied with all of the terms and conditions of the Security Documents executed or to be executed by it.

          (d) Telcom Documents. Each of Telcom and the Telcom Entities shall have duly complied with all of the terms and conditions of the Security Documents executed by it.

          (e) Nextel S.A. Documents. Nextel S.A:

               (i) shall have made all registrations applicable under Brazilian law relating to or necessary under the Security Documents to which it is a party, including those necessary to perfect a first priority security interest in so much of the Collateral as is attributed to Nextel S.A. and evidence thereof;

               (ii) shall have paid all documentary taxes and registration fees payable on the Security Documents attributed to it under the Central Bank registration; and

               (iii) shall otherwise have duly complied with all of the terms and conditions of the Security Documents executed by it.

          (f) Majority-Owned Foreign Affiliate Documents. Each of the Majority-Owned Foreign Affiliates:

               (i) shall have made all registrations under Brazilian law, including those necessary to perfect a first priority security interest in so much of the Collateral as is attributed to such Foreign Affiliate and evidence thereof;

               (ii) shall have paid all documentary taxes and registration fees payable on the Security Documents attributed to such Foreign Affiliates;

               (iii) delivered to the Creditor (to the extent requested by the Creditor and not previously provided to the Creditor under the Original EFA): (A) copies of, or certificates of the issuing companies with respect to, policies of insurance owned by such

          Foreign Affiliate complying with the provisions of Section 8.07, together with endorsements thereto complying with the terms of such Foreign Affiliate Security Agreement naming the Creditor (where applicable), in its capacity as such, as additional insured as its interests may appear; (B) evidence of such insurance being in full force and effect, and (C) certificates and summaries of such Foreign Affiliate's liability insurance policies; and

               (iv) shall otherwise have duly complied with all of the terms and conditions of the Security Documents executed by it.

          (g) The Creditor shall have received the following documents (except as waived in writing by the Creditor):

               (i) with respect to each Credit Party that is executing one or more Credit Documents in connection with this Agreement, copies, certified by an Authorized Officer of such Credit Party, of the Articles of Incorporation (including amendments thereto reflecting the pledge of stock or quotas and exercise of the Options) and By-Laws of such Person (or other organizational documents), each as amended to the date of the Final Advance, along with evidence with respect to such Person establishing the existence and good standing (where applicable) of such Person sufficiently close in the reasonable determination of the Creditor to the date of the Final Advance;

               (ii) certificates of an Authorized Officer of each applicable Credit Party certifying (i) the resolutions of the Board of Directors or other governing body of such Person or other action of such Person authorizing the execution, delivery and performance of any Credit Documents which it is executing in connection with this Agreement, and
          (ii) the authority, name, title and specimen signature of each individual authorized to execute the Credit Documents which it is executing in connection with this Agreement;

               (iii) a copy of the Company's and Nextel International's most recent audited and unaudited financial statements in conformity with Sections 8.02 and 8.03;

               (iv) (if the same have not previously been provided to the Creditor under the Original EFA) copies, certified by the Corporate Secretary of the Company of each Governmental Approval necessary or advisable in connection with the execution, delivery, performance or enforceability of each of the Credit Documents being executed in connection with this Agreement, together with any application with respect thereto;

               (v) the opinion of Brazilian counsel to each Credit Party and the opinion of special United States counsel to the Company and each other Credit Party, each dated as of the date hereof and addressed to the Creditor, in the forms attached hereto as Exhibits H-1 and H-2, respectively; and

               (vi) the opinion of counsel to Nextel International and the Company, dated as of the date of the Final Advance and addressed to the Creditor and in form and substance satisfactory to the Creditor in the Creditor's sole discretion.

          (h) The Creditor shall have received a current Approved Business Plan.

          (i) The Creditor shall have received (if the same has not previously been provided to the Creditor under the Original EFA) (i) a copy of each Governmental Approval set forth on Part I of Schedule 7.03(a) and each License referred to in Schedule 7.03(b), certified by an Authorized Officer of the Company to be true, complete, in full force and effect, and administratively non-appealable as of such date, together (if the same has not previously been provided to the Creditor under the Original EFA) with
     (ii) a copy of each application referred to on Part II of Schedule 7.03(a) submitted to any Governmental Authority.

          (j) The Creditor shall have received a certificate of an Authorized Officer certifying that the Company had obtained, or will obtain in due course when needed, all easements, licenses, rights-of-way and any other rights expected to be necessary for the construction and operation of the System in the Major Market Areas.

          (k) All fees payable in connection with the transactions contemplated by this Agreement shall have been satisfied.

          (l) The Political Risk Insurance required hereunder shall be in full force and effect and all premiums and other costs associated therewith shall have been paid.

          (m) The Creditor shall have received a duly completed Request for Financing pursuant to Section 2 as to the Final Advance.

          (n) On and as of the date of the Final Advance, (i) no Default, Event of Default or default under any Credit Document or any System Document shall have occurred and be continuing, (ii) there shall have been no adverse change in the financial condition, assets or operations of the Company or any other Credit Party which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) no fire, explosion, accident, strike, lockout or other labor dispute, drought, storm. hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) shall have occurred affecting the business or properties of the Company or any other Credit Party which could reasonably be expected to have a Material Adverse

     Effect, (iv) there shall have been no change in the status of the matters disclosed on Schedule 7.12 that individually or in the aggregate could reasonably have been expected to have a Material Adverse Effect, and (v) the Creditor shall have received a certificate of a duly Authorized Officer of the Company certifying as to the foregoing matters.

          (o) None of the following events shall have occurred: (i) Brazil or any Governmental Authority in Brazil having declared a moratorium on the payment of indebtedness by Brazil or any Governmental Authority in Brazil or corporations therein; (ii) Brazil having ceased to be a member in good standing of the International Monetary Fund or having ceased to be eligible to utilize the resources of the International Monetary Fund under the Articles of Agreement thereof; or (iii) the international monetary reserves of Brazil having become subject to any lien.

          (p) If necessary and only to the extent that the same has not already occurred, each Credit Party shall have amended its Security Documents as necessary to cover all personal property and fixtures acquired since the Original Closing Date and executed and delivered mortgages with respect to real property interests acquired since the Original Closing Date, and shall have made all necessary registrations filings and recordings in order to create a first priority Lien in favor of the Creditor in such after acquired property and shall have paid all costs, charges and expenses incidental thereto.


SECTION 11. EVENTS OF DEFAULT

     Section 11.01. Events of Default. Each of the following events shall constitute an Event of Default hereunder:

          (a) The Company shall have defaulted in the payment of principal of any of the Advances payable under any of Credit Documents when and as the same shall become due and payable.

          (b) The Company shall have defaulted in the payment of any interest on any of the Advances or any other amount (other than an amount referred to in clause (a) of this Section 11.01) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three or more Business Days.

          (c) Any written representation or warranty made by the Company or any other Credit Party herein or in any other Credit Document or otherwise in connection herewith or therewith shall prove to have been incorrect or misleading in any material respect as of the time it was made or deemed to have been made or any certificate or opinion furnished pursuant to any of the Credit Documents proves to have been false or misleading in any material respect as of its date; provided, that the foregoing shall not constitute an Event of Default hereunder in respect of any representation or warranty made by any Credit Party on behalf of an Option Company unless such incorrectness could reasonably be expected to have a Material Adverse Effect, in the sole determination of the Creditor.

          (d) The Company shall, without the prior written consent of the Creditor, have used the proceeds of any of the Advances for a purpose other than that specified in Section 2.08 hereof.

          (e) (i) Any Stockholder Guarantor, the Company or any Foreign Affiliate shall fail to observe or perform any covenant, condition or agreement covered in Sections 8.06, 8.08, 8.12, 8.16, 8.17 and 8.19 and
     Section 9 of this Agreement; provided that the foregoing shall not constitute an Event of Default hereunder in respect of any failure by any Credit Party to cause observance or performance by an Option Company unless such failure could reasonably be expected to result in a Material Adverse Effect, in the sole determination of the Creditor, (ii) the Company shall fail to observe or perform any covenant, condition or agreement covered in Sections 1, 2, 3 and 8 of the Company Security Deposit Agreement, and (iii) Nextel Ltda. shall fail to observe or perform any covenant, condition or agreement contained in Sections 1, 2, 3 and 8 of the Nextel Ltda. Security Deposit Agreement.

          (f) The Company or any other Credit Party shall have failed to perform or comply with any other term, obligation or covenant contained in any of the Credit Documents to which it is a party (other than those specified above) and such failure shall have continued unremedied for thirty (30) days after written notice thereof has been given by the Creditor.

          (g) Any Governmental Approval (including, without limitation, registration with the Brazilian Central Bank) necessary to enable the Company or any other Credit Party to comply with its obligations under the Operative Documents shall have been revoked, suspended, withdrawn, withheld, terminated, modified or restricted and such revocation, termination withdrawal, suspension, modification, withholding or cessation could reasonably be expected to have a Material Adverse Effect, or any proceeding which could reasonably be expected to have a Material Adverse Effect shall have been commenced by or before any Governmental Authority for the purpose of so revoking, terminating, withdrawing, suspending, modifying or withholding any such Governmental Approval and such proceeding shall not have been contested within ten (10) Business days by proper proceedings and dismissed or stayed within thirty (30) days, or notice shall have been given by such Governmental Authority for such purpose and shall have remained uncontested for ten (10) Business Days.

          (h) Any License granted in favor of the Company or the Foreign Affiliates, or any license or concession part thereof which, in the reasonable opinion of the Creditor, shall have been terminated, revoked, suspended, withdrawn, withheld, or adversely modified or restricted which termination, revocation, suspension or such other action could reasonably be expected to have a Material Adverse Effect or a proceeding shall have been initiated by or before, or any action shall have been taken by a court of competent jurisdiction, or other Governmental Authority which in the reasonable opinion of the Creditor, is likely to result in the cancellation, non-renewal or adverse modification of any one or more Licenses, radio channels authorized under the Licenses or Governmental Approvals held by the Company or any of the Foreign Affiliates which cancellation, non-renewal or adverse modification could reasonably be expected to have a Material Adverse Effect.

          (i) It shall have become unlawful for the Company to perform any payment obligation under the Credit Documents or any Stockholder Guarantor to perform its obligations under its Stockholder Guaranty or any Majority-Owned Foreign Affiliate to perform its obligations under its Foreign Affiliate Guaranty; provided, that the foregoing shall not constitute an Event of Default in respect of any Stockholder Guarantor other than Nextel International if, within five (5) Business Days after notice thereof by the Creditor to Nextel International, Nextel International shall have assumed the liability of such Stockholder Guarantor under the Nextel International Guaranty.

          (j) Any of the Company, any Stockholder Guarantor or any Foreign Affiliate shall have failed to pay money due under any other agreement or document evidencing, securing, guarantying or otherwise relating to Indebtedness of such Credit Party outstanding in the aggregate principal amount to or greater than $1,000,000 in the case of the Company or any Foreign Affiliate, or $10,000,000 in the case of Nextel International or any Stockholder Guarantor, or there shall have occurred any other event of default or breach on the part of such Credit Party under any such agreement or document, the effect of which is to accelerate or to permit the acceleration of the maturity of such Indebtedness; provided, that the foregoing shall not constitute an Event of Default in respect of any Stockholder Guarantor other than Nextel International if, within five (5) Business Days after notice thereof by the Creditor to Nextel International, Nextel International shall have assumed the liability of such Stockholder Guarantor under the Nextel International Guaranty.

          (k) The issuance of any final arbitration award, judgment or decree which is not subject to appeal, or any award, judgment or decree shall not have been appealed within thirty (30) days from the date thereof, or a fine or penalty aggregating in excess of $1,000,000 or its equivalent in any currency shall have been entered against the Company and not paid and discharged, dismissed or stayed within 30 days.

          (l) Any of the Stockholder Guarantors, the Company or the Foreign Affiliates shall have made an assignment for the benefit of the creditors, filed a petition in bankruptcy, been adjudicated insolvent, petitioned or applied to any tribunal for the appointment of a receiver, custodian, or any trustee for it or a substantial part of its assets, or shall have commenced any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or such Credit Party shall have taken any corporate action to authorize any of the foregoing actions, or there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it, that remains undismissed for a period of sixty (60) days or more; or any order for relief shall have been entered in any such proceeding; or any such Credit Party, by any act or omission, shall have indicated its consent to, approval of or acquiescence in any such petition, application or proceeding; or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties, or shall have suffered any custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more;

          (m) Any of the Stockholder Guarantors, the Company or the Foreign Affiliates shall become unable, admit in writing or fail generally to pay its debts as they become due;

          (n) Any of the Stockholder Guarantors, the Company or the Foreign Affiliates shall have concealed, removed or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property that may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its property through legal proceedings or distraint that is not vacated within sixty (60) days from the date thereof.

          (o) Any Governmental Authority shall have taken any action to condemn, seize, requisition, nationalize or otherwise appropriate any portion of the properties or assets of any Credit Party (without payment of adequate compensation), or shall have taken any action to dispute the management of such Credit Party or to curtail such Credit Party's authority to conduct its business, which prevents any Credit Party from fulfilling its obligations under any of the Credit Documents.

          (p) The Creditor shall fail at any time to have a valid and Perfected Lien on, subject to no prior or equal Liens other than Permitted Liens, any portion of the Collateral.

          (q) There is an actual or threatened claim by any Person other than any Motorola Entity which would have the effect of creating a Lien over the Collateral, other than Permitted Liens.

          (r) The Political Risk Insurance ceases to be in full force and effect for whatever reason and the Company shall fail to remedy the situation for a period of thirty or more days.

          (s) The termination of any Plan or the institution by the PBGC of proceedings for the involuntary termination of any Plan, that, in either case, could reasonably be expected to result in a liability on the part of the Company to the PBGC in excess of $1,000,000.

          (t) The occurrence of any event or condition that results or could reasonably be expected to result in a material "accumulated funding deficiency" under Section 412 of the Code with respect to any Plan.

          (u) The failure by any Credit Party to make required contributions, in accordance with the applicable provisions of ERISA, to each of the Plans maintained or hereafter established or assumed by it where such failure could reasonably be expected to have a Material Adverse Effect.

          (v) There shall have occurred an Event of Abandonment.

          (w) Nextel International shall have ceased to own, free of any liens (other than Liens arising under the Credit Documents), and maintain, directly or indirectly, 51% of the outstanding capital stock of the Company.

          (x) There shall have occurred any change (direct or indirect) of ownership of the Company which results in Nextel International ceasing to have a controlling interest in the Company or the Company ceasing to have a controlling interest in the Foreign Affiliates.

          (y) Nextel International shall have ceased to have and to exercise actual control of the day to day operations of the Company and the Foreign Affiliates.

          (z) This Agreement, the Financing Note, any Stockholder Guaranty, any Foreign Affiliate Guaranty, the Security Documents, or any other Credit Document shall, at any time after their respective execution and delivery, and for any reason, shall be declared null and void, or be revoked or terminated, or the validity or enforceability thereof or hereof shall be contested by any Credit Party or any Credit Party shall deny that it has any or further liability thereunder or hereunder as the case may be.


     Section 11.02. Remedies.

     (a) Except as described in the immediately succeeding sentence, if an Event of Default described in subsections 11.01(l), (m) and (n) hereof with respect to the Company or any such other Credit Party shall have occurred, then (i) the Remaining Commitment shall automatically be terminated and the obligation of the Creditor shall forthwith terminate, and (ii) the entire unpaid principal amount of the Advances hereunder shall automatically and immediately become due and payable together with all interest accrued and unpaid thereon and all other amounts payable hereunder to be forthwith due and payable without presentment, demand, test or further notice of any kind, all of which are hereby expressly waived by the Company. If any other Event of Default shall have occurred, then at any time thereafter, if any such event shall then be continuing, the Creditor may, by written notice to the Company, (i) declare the Remaining

Commitment to be terminated whereupon the obligation of the Creditor to make or maintain the Advances hereunder shall forthwith terminate, and (ii) declare the entire unpaid principal amount of the Advances, all interest accrued and unpaid thereon and all other amounts payable hereunder to be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company. Upon the occurrence of any Event of Default, the Creditor shall have, in addition to any other rights and remedies contained in this Agreement and the other Credit Documents, all of the rights and remedies of a secured party under the laws of the United States and the laws of Brazil or other applicable laws, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by law.

     (b) In addition to such remedies as are provided for in this Agreement and the other Credit Documents, the Creditor's remedies upon the occurrence and during the continuance of an Event of Default shall include (i) a right to apply or require the Company to apply for any necessary orders or licenses in connection with the operation or abandonment of the System, the Telecommunications Business or any part thereof, and (ii) to the extent permitted by law, a right to have a receiver appointed by a court of competent jurisdiction in order to manage, protect and preserve the System, the Telecommunications Business and all other equipment, property and other collateral and to continue the operation of the business of the Company, and to collect the revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership until the sale or other final disposition of the Collateral, including without limitation, the System, the Telecommunications Business and such equipment, property and assets mortgaged or pledged to the Creditor.

     (c) The Company agrees, in case an Event of Default shall be existing and upon the Creditor's request, to assemble, at its expense, all equipment constituting a part of the Collateral at a convenient place acceptable to the Creditor and to pay all the Creditor's costs of collection of all amounts due, and enforcement of all rights hereunder, including reasonable attorney's fees and legal expenses, and expenses of any repairs to any realty or other property to which any of such equipment may be affixed or be part. Upon an Event of Default, the Creditor may, to the fullest extent permitted by applicable law, without notice, advertisement, hearing or process of law of any kind (i) to the extent permitted by law, enter upon any premises where any of the equipment constituting part of the Collateral may be located and take possession of and remove such equipment, (ii) sell any or all of such equipment, free of all rights and claims of the Company therein and thereto, at any public or private sale, and (iii) to the extent permitted by law, bid for and purchase any or all of such equipment at any such sale.

     (d) The Creditor may, upon the occurrence and during the continuance of an Event of Default, without demand and without advertisement or notice, all of which the Company waives at any time or times, sell and deliver, any or all Collateral held by or for it at public or private sale, for cash, upon credit, or otherwise, at such prices and upon such terms as the Creditor deems advisable, in its sole discretion and/or collect or enforce the collection of, the Collateral; provided, however that method, manner, time, place and terms of any sale must be commercially reasonable and the Creditor shall make a reasonable attempt to receive fair market value for any Collateral subject to such sale. In addition to all other sums due to the Creditor, the Company shall pay the Creditor all reasonable costs and expenses incurred by the Creditor including attorney's fees and court costs, to obtain, liquidate and/or enforce payment of Collateral obligations, or in the prosecution or defense of any action or proceeding against the Creditor concerning any matter arising out of or connected with the Credit Documents or the Collateral.

     (e) In connection with the enforcement by the Creditor of any remedies available to it as a result of any Event of Default, the Company and Nextel International shall join and cooperate fully with the Creditor and with any receiver referred to above and with the successful bidder or bidders at any foreclosure sale when any of these entities files an application (including the furnishing of any additional information that may be required in connection with such application), with any necessary Governmental Authorities, requesting their prior approval of (i) the operation or abandonment of all or any portion of the System or the Telecommunications Business and (ii) the assignment or transfer to such entity of all licenses, authorizations and permits issued to the Company or any other Credit Party by such Governmental Authorities with respect to the System, the Telecommunications Business and the operation thereof.

     (f) In connection with the foregoing remedies, the Company and Nextel International shall take such further actions and execute all such instruments as the Creditor deems necessary. The Company agrees that the Creditor may enforce any obligation of the Company as set forth in this Agreement by an action for specific performance.

     (g) The Creditor may (but shall not be obligated to) make advances to preserve, protect or obtain any of the Collateral, including advances to pay taxes, insurance and the like, and all such advances shall become part of the obligations owing to the Creditor hereunder and shall be repayable to the Creditor with interest thereon from the date of such advance until paid at the rate per annum of 2% above the average interest rate applicable to the Financing Note on the date of such advance.

     (h) The Creditor shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as the Company requests in writing, but failure of the Creditor to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Creditor to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by the Company, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

     (i) All moneys received by the Creditor pursuant to any right given or action taken under Section 11 of this Agreement shall be applied as follows:

          FIRST -- To the reimbursement to the Creditor of all reasonable expenses and costs of litigation and of any proceedings resulting in the collection of such moneys, including, without limitation, attorney's fees, receivership, collection, maintenance, improvements and other acts of administration and sale of properties;

          SECOND -- To the payment of the unpaid principal of and interest on any Advance which shall have become due and payable and other fees, costs and expenses which the Company is required to pay from time to time to the Creditor under or pursuant to this Agreement or any other Credit Document, as well as all other obligations, covenants, undertakings and liabilities of the Company to the Creditor arising out of or in connection with this Agreement or any other Credit Document, which shall have become due and payable in such order as the Creditor may decide; and

          THIRD -- The balance, if any, shall be delivered and paid to the Company.

     (j) In addition to its rights with respect to the Collateral hereunder, upon the occurrence of an Event of Default, the Creditor may seek payment of the outstanding obligations from the Stockholder Guarantors or the Foreign Affiliates. The Creditor shall not, however, proceed to liquidate the Collateral hereunder and under the Stockholder Guaranties and the Foreign Affiliate Guaranties in excess of the amount which the Creditor reasonably determines will be necessary to satisfy the outstanding obligations which have become due and payable, provided, that the Creditor may continue so to liquidate until all outstanding obligations which have become due and payable have been satisfied in full.

     (k) The Creditor may exercise any and all of its remedies under the Security Documents, the Stockholder Guaranties and the Foreign Affiliate Guaranties contemporaneously or separately from the exercise of any other remedies hereunder or with respect to any Collateral.


     Section 11.03. Cumulative Rights. No failure or delay on the part of the Creditor in exercising any right, power or remedy accruing to it upon any breach or default of the Company under any of the Credit Documents shall impair any such right, power or remedy nor shall it be construed as a waiver of any such breach or default thereafter occurring, nor shall a waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder. To the fullest extent permitted by law, all remedies, either under the Credit Documents or by law otherwise afforded the Creditor shall be cumulative and not alternative.


     Section 11.04. Waiver of Demand. DEMAND, PRESENTMENT, PROTEST AND NOTICE OF DEMAND, PRESENTMENT, PROTEST AND NONPAYMENT ARE HEREBY WAIVED TO THE EXTENT PERMITTED BY LAW BY THE COMPANY. THE COMPANY ALSO WAIVES THE BENEFIT OF ALL VALUATION, APPRAISAL AND EXEMPTION LAWS TO THE EXTENT PERMITTED BY LAW.


     Section 11.05. Waiver of Notice. IN THE EVENT OF AN EVENT OF DEFAULT, THE COMPANY HEREBY WAIVES TO THE EXTENT PERMITTED BY LAW ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE CREDITOR OF ITS RIGHTS TO REPOSSESS ANY COLLATERAL WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON ANY COLLATERAL WITHOUT PRIOR NOTICE OR HEARING. THE COMPANY ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS TRANSACTION AND THIS AGREEMENT.

SECTION 12. MISCELLANEOUS

     Section 12.01. Waiver of Sovereign Immunity. To the extent that the Company, Nextel International, the Foreign Affiliates or any of their respective assets has or hereafter may acquire any right to immunity from suit, set-off, legal proceedings generally, attachment prior to judgment, attachment in aid of execution or other attachment or execution of judgment on the grounds of sovereignty or otherwise, each of the Company and Nextel International hereby irrevocably waives such rights to immunity for itself and its assets in respect of its obligations arising under or relating to any of the Credit Documents or any related documentation.


     Section 12.02. Venue for Suit. Each of the Company and Nextel International irrevocably hereby expressly waives all right to object to jurisdiction or execution in any legal action or proceeding relating to this Agreement, the Financing Note or any other Credit Document which it may now or hereafter have by reason of its domicile or by reason of any subsequent or other domicile and hereby irrevocably consents that any legal action, suit or proceeding arising out of or relating to any of the Credit Documents and any other document or instrument required to be executed in relation thereto may be instituted exclusively in the federal courts of the United States District Court of the Southern District of New York and the courts of the State of New York, unless the Creditor otherwise elects, and by execution and delivery of this Agreement, each of the Company and Nextel International submits to and accepts and consents with regard to any such action or proceeding for itself and in respect of its properties and assets, generally and unconditionally, the jurisdiction of any such court. Each of the Company and Nextel International hereby waives any objection it may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and further waives any claim that any such action, suit or proceeding brought in any of the aforesaid courts has been brought in any inconvenient forum.

     Each of the Company and Nextel International hereby irrevocably designates, appoints and empowers CT Corporation System with offices at 1633 Broadway, New York, New York 10019, and successors as the designee, appointee and agent of such Credit Party to receive, accept and acknowledge, for and on behalf of such Credit Party and its properties, service of any and all legal process, summons, notices and documents which may be served in such action, suit or proceeding relating to the Financing Note or this Agreement or any other Credit Document in the case of the courts of the United States District Court of the Southern District of New York or of the courts of the State of New York, which service may be made on any such designee, appointee and agent in accordance with legal procedures prescribed for such courts. Each of the Company and Nextel International agrees to take any and all action necessary to continue such designation in full force and effect and should such designee, appointee and agent become unavailable for this purpose for any reason, the Company or Nextel International (as appropriate) will forthwith irrevocably designate a new designee, appointee and agent with offices in New York, New York, which shall irrevocably agree to act as such, with the powers and for purposes specified in this Section 12.02. Each of the Company and Nextel International further irrevocably consents and agrees to service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding relating to the Financing Note or this Agreement or any other Credit Document delivered to the Company or Nextel International (as appropriate) in accordance with this Section 12.02 or to its then designee, appointee or agent for service. If service is made upon such designee, appointee and agent, a copy of such process, summons, notice or document shall also be provided to the Company or Nextel International (as appropriate), by registered or certified mail, or overnight express air courier, provided that failure to provide such copy to the Company or Nextel International (as appropriate) shall not impair or affect in any way the validity of such service or any judgment rendered in such action or proceedings. Each of the Company and Nextel International agrees that service upon the Company or Nextel International (as appropriate) or any such designee, appointee and agent as provided for herein shall constitute valid and effective personal service upon the Company or Nextel International (as appropriate) with respect to matters contemplated in this
Section 12.02 and that the failure of any such designee, appointee and agent to give any notice of such service to the Company or Nextel International (as appropriate) shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall limit or be construed to limit the rights of the Creditor to commence proceedings against the Company or Nextel International (as appropriate) in any other venue where assets of the Company or Nextel International (as appropriate) may be found.


     Section 12.03. Governing Law. THIS AGREEMENT AND THE FINANCING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND EXCLUDING ALL OTHER CHOICE-OF-LAW AND CONFLICTS-OF-LAWS RULES).


     Section 12.04. Severability of Provisions. If any one or more of the provisions contained in this Agreement or any documents executed in connections herewith shall be invalid, illegal or unenforceable in any respect, I the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.


     Section 12.05. Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Company, the Creditor and their respective successors and assigns, provided, that the Company shall not have the right to assign or transfer its rights or obligations hereunder except with the prior written consent of the Creditor.

     The Creditor may assign its rights and obligations under this Agreement (including all or a portion of the Remaining Commitment and the Advances at the time owing to it without the consent of the Company (the "Syndication"). The Creditor may request the Company and Nextel International to assist in the Syndication as contemplated by this Section.

     In addition to and without limiting the foregoing, the Creditor may, without the consent of the Company, sell participations to one or more banks or other entities (a "Participant") in all or a portion of the Creditor's rights and obligations under this Agreement (including all or a portion of the Remaining Commitment and the Advances owing to it); provided that (i) the Creditor's obligations under this Agreement shall remain unchanged, (ii) the Creditor shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Company shall continue to deal solely and directly with the Creditor in connection with the Creditor's rights and obligations under this Agreement. Any agreement or instrument pursuant to which the Creditor sells such a participation shall provide that the Creditor shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement.

     Each of the Company and Nextel International agrees to cooperate with the Creditor in connection with any Syndication. Such cooperation will include, if requested by the Creditor, (i) making senior officers of the Company and Nextel International available for a meeting with prospective assignees, the Creditor and its agents, and (ii) providing such other assistance as may be reasonably requested by the Creditor and such agents (including providing information to and responding to questions from prospective assignees with respect to the operations, business plans and other matters relating to the Company's and each other Credit Party's business on a timely basis and in any manner reasonably requested by the Creditor).


     Section 12.06. Entire Agreement; Amendments. This Agreement, the documents referred to herein and those signed contemporaneously herewith constitute the entire agreement of the parties with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction. Any amendment to this Agreement shall be in writing signed by or on behalf of the party to be bound or burdened thereby.


     Section 12.07. Notices. All communications and notices provided for hereunder shall be in writing and shall be personally delivered or transmitted by postage prepared registered mail (airmail if international) or by telefax as follows:

     To the Company:            McCaw International (Brazil), Ltd.
                                c/o Nextel International, Inc.
                                10700 Parkridge Blvd.; Suite 600
                                Reston, Virginia  20191
                                Attention: Chief Financial Officer
                                Fax No.: 703-390-5111

     with copies to:            Nextel International, Inc.
                                2001 Edmund Halley Drive
                                Reston, VA 20191
                                Attention: Legal Department
                                Fax No.: 703-433-4035

     and:                       Nextel S.A.
                                Ave. Maria Coelho Aguiar-215
                                Bloco D - 7o Andar
                                5808-900 Sao Paulo, SP, 5808-901 Brasil
                                Attention: Legal Department
                                Fax No.: 55 11 3748 1215

     To the Creditor            Motorola Credit Corporation
                                1301 East Algonquin Road
                                Schaumburg, Illinois 60196-1065
                                Attention: Gary B. Tatje
                                Fax No.: (847) 538-2279
     with a copy to:            Motorola Inc.
                                Law Department
                                1303 East Algonquin Road
                                Schaumburg, Illinois 60196-1079
                                Attention: Finance Counsel
                                Fax No.: (847) 538-3775

     To the Vendor:             Motorola, Inc.
                                1301 East Algonquin Road
                                Schaumburg, Illinois 60196-1065
                                Attention: Ed Jacobs
                                Fax No.: (847) 538-4344

Except as otherwise specified herein, all notices shall be deemed duly given on the date of receipt, if personally delivered or transmitted by telefax, and the date 15 days after posting if mailed.


     Section 12.08. Right of Set-Off. The Creditor shall, to the fullest extent permitted by applicable law, have the right to apply and all amounts on deposit or on account with it or with any of its branches, Subsidiaries or affiliates (general or special, time or demand, matured or unmatured, in whatever currency) in reduction of amounts past due (whether such amounts became due at schedule maturity, by acceleration or otherwise) under the Credit Documents.


     Section 12.09. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies thereof, each signed by less than all, but together signed by all, of the parties hereto.


     Section 12.10. Proposed Consolidation. The Creditor and the Company agree that the Proposed Consolidation may be consummated, so long as such consummation is in full compliance with the conditions set forth in Section 9.05 hereof.


     Section 12.11. [Reserved]


     Section 12.12. Confidentiality. Each of the Company, Nextel International and the Creditor hereby agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, directors, officers, employees and agents, accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to the execution and delivery of an agreement containing provisions substantially the same as those of this Section 12.12, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (g) with the consent of the other parties hereto, or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.12 or (ii) becomes available to such party on a nonconfidential basis from a source other than the other parties hereto.

     For the purposes of this Section 12.12, "Information" means all information received from any of the parties hereto relating to any of the Credit Parties, the Creditor or their respective businesses, other than any such information that is available to the parties hereto on a nonconfidential basis prior to disclosure by any party hereto; provided that in the case of information received from any party hereto after October 31, 1997, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.


     Section 12.13. Term of Agreement. This Agreement shall continue in full force and effect, and be binding upon the Company, until all of the Obligations have been fully and indefeasibly paid and performed whereupon this Agreement shall terminate. Notwithstanding the foregoing, all the indemnification provisions shall survive and all other provisions which by their terms survive termination shall so survive.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized signatories as of the day and year first written above.



Company:                                    MCCAW INTERNATIONAL (BRAZIL), LTD.


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:



Creditor:                                   MOTOROLA CREDIT CORPORATION


                                            By:
                                               ---------------------------------
                                            Name: Gary B. Tatje
                                            Title: Vice President


Acknowledged and agreed:

NEXTEL INTERNATIONAL, INC.


By:
   ------------------------------
Name:
Title:



                [Signature Page to Equipment Financing Agreement]